UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.     )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material under §240.14a-12

IDACORP, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

April 3, 2015

Dear Fellow Shareholders:

You are cordially invited to attend the 2015 Annual Meeting of Shareholders of IDACORP, Inc. The Annual Meeting will be held on Thursday, May 21, 2015, at 10:00 a.m. (Mountain Time) at the IDACORP corporate headquarters building located at 1221 West Idaho Street in Boise, Idaho 83702-5627.

The matters to be acted upon at the meeting are described in our proxy materials, which are being furnished to our shareholders over the Internet, other than to those shareholders who requested a paper copy. In addition, in connection with the Annual Meeting we will discuss the company’s financial results, operational matters, and several of the company’s initiatives. During the meeting, our shareholders will have the opportunity to ask questions of management. Our directors and officers also will be available to visit with you before and after the formal meeting. For those unable to attend in person, we will also be providing a live listen-only audio (with slides) webcast of the Annual Meeting from the IDACORP Investor Relations website, www.idacorpinc.com/investorrelations.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, we urge you to promptly vote and submit your proxy via the Internet, by telephone, or by mail, in accordance with the instructions included in the proxy statement.

Thank you for your continued investment in IDACORP.

Sincerely,

Darrel T. Anderson
President and Chief Executive Officer

NOTICE OF 2015 ANNUAL MEETING OF SHAREHOLDERS

Meeting Date:	May 21, 2015
Time:	10:00 a.m. Mountain Time
Place:	IDACORP, Inc. Corporate Headquarters Building 1221 West Idaho Street Boise, Idaho 83702-5627
Record Date:	Holders of record of IDACORP common stock at the close of business on March 26, 2015, are entitled to notice of and to vote at the meeting.
Attendance:
You are invited to attend the meeting in person. Shareholders interested in attending in person must make a reservation by calling (800) 635-5406 prior to the close of business on May 20, 2015. Proof of ownership will also be required to enter the meeting. Any shareholder voting a proxy who attends the meeting may vote in person by revoking that proxy before or at the meeting.

Proxy Voting:
Please vote your shares at your earliest convenience. Registered holders may vote (a) by Internet at www.proxypush.com/ida; (b) by toll-free telephone by calling (866) 702-2221; or (c) by mail (if you received a paper copy of the proxy materials by mail) by marking, signing, dating, and promptly mailing the enclosed proxy card in the postage-paid envelope. If you hold your shares through an account with a bank or broker, please note that under New York Stock Exchange rules, without specific instructions from you on how to vote, brokers may not vote your shares on any of the matters to be considered at the annual meeting other than the ratification of our independent registered public accounting firm. If you hold your shares through an account with a brokerage firm, bank, or other nominee, please follow the instructions you receive from them to vote your shares.

Items of Business:	●	To elect 10 directors nominated by the board of directors for a one-year term;
	●	To vote on an advisory resolution to approve executive compensation;
	●	To vote on re-approval of the IDACORP 2000 Long-Term Incentive and Compensation Plan for purposes of Internal Revenue Code Section 162(m);
	●	To vote on re-approval of the IDACORP Executive Incentive Plan for purposes of Internal Revenue Code Section 162(m);
	●	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2015; and
	●	To transact such other business that may properly come before the meeting and any adjournments thereof.

Important Notice Regarding the Availability of Proxy Materials for the 2015 Annual Meeting of Shareholders: Our 2015 proxy statement and our annual report for the year ended December 31, 2014, are available free of charge on our website at www.idacorpinc.com.

By Order of the Board of Directors Patrick A. Harrington Corporate Secretary Boise, Idaho April 3, 2015

Proxy Statement Table of Contents

IDACORP, INC.
1221 West Idaho Street
Boise, Idaho 83702-5627

PART 1 – INFORMATION ABOUT THIS PROXY STATEMENT AND THE ANNUAL MEETING

General Information

This proxy statement contains information about the 2015 Annual Meeting of Shareholders (“Annual Meeting”) of IDACORP, Inc. (“IDACORP”). The Annual Meeting will be held on Thursday, May 21, 2015, at 10:00 a.m. local time at the IDACORP and Idaho Power Company corporate headquarters building, located at 1221 West Idaho Street in Boise, Idaho 83702-5627.

References in this proxy statement to the “company,” “we,” “us,” or “our” refer to IDACORP. We also refer to Idaho Power Company (“Idaho Power”) in this proxy statement. Idaho Power is an electric utility engaged in the generation, transmission, distribution, sale, and purchase of electric energy and is our principal operating subsidiary.

This proxy statement is being furnished in connection with the solicitation of proxies by the IDACORP Board of Directors for use at the Annual Meeting and any adjournment of the Annual Meeting. All returned proxies that are not revoked will be voted in accordance with your instructions.

You are entitled to attend the Annual Meeting only if you are an IDACORP shareholder as of the close of business on March 26, 2015, the record date, or hold a valid proxy for the meeting. In order to be admitted to the Annual Meeting, you must present proof of ownership of IDACORP common stock on the record date. This can be (a) a brokerage statement or letter from a bank or broker indicating ownership on the record date; (b) the Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”); (c) a printout of the proxy distribution email (if you received your materials electronically); (d) a proxy card; (e) a voting instruction form; or (f) a legal proxy provided by your broker, bank, or nominee. Any holder of a proxy from a shareholder must present the proxy card, properly executed, and a copy of the proof of ownership. Shareholders and proxy holders must also present a form of photo identification such as a driver’s license. Finally, shareholders interested in attending in person must make a reservation by calling (800) 635-5406 prior to the close of business on May 20, 2015. We may not admit anyone who does not satisfy these requirements or who refuses to comply with our security procedures.

We make our proxy materials and our annual report to shareholders available on the Internet as our primary distribution method. Most shareholders will only be mailed a Notice of Internet Availability. We expect to mail the Notice of Internet Availability on or about April 3, 2015. The Notice of Internet Availability specifies how to access proxy materials on the Internet, how to submit your proxy vote, and how to request a hard copy of the proxy materials. On or about April 3, 2015, we also began mailing printed copies of our proxy materials to our shareholders who had previously requested paper copies of our proxy materials.

Note About Forward-Looking Statements: Statements in this proxy statement that relate to future plans, objectives, expectations, performance, events, and the like, including statements regarding future financial and operational performance (whether associated with compensation arrangements or otherwise), may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”). Forward-looking statements may be identified by words including, but not limited to, “anticipates,” “believes,” “intends,” “estimates,” “expects,” “targets” “should,” and similar expressions. Shareholders are cautioned that any such forward-looking statements are subject to risks and uncertainties. Actual results may differ materially from those projected in the forward-looking statements. We assume no obligation to update any such forward-looking statement, except as required by applicable law. Shareholders should review the risks and uncertainties listed in our most recent Annual Report on Form 10-K and other reports we file with the Securities and Exchange Commission, including the risks described therein, which contain factors that may cause results to differ materially from those contained in any forward-looking statement.

Questions and Answers About the Annual Meeting, this Proxy Statement, and Voting

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission, we have elected to provide access to our proxy materials on the Internet. Accordingly, we are sending the Notice of Internet Availability to most of our shareholders. All shareholders will have the ability to access the proxy materials on a website referred to in the Notice of Internet Availability or may request a printed set of the proxy materials at no charge. Shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis by following the instructions provided in the Notice of Internet Availability.

Who is entitled to vote at the Annual Meeting?

You are entitled to notice of, and to vote at, the Annual Meeting if you owned shares of our common stock at the close of business on March 26, 2015. This is referred to as the “record date.” As of the record date, we had 50,347,913 outstanding shares of common stock entitled to one vote per share on all matters.

What matters are before the Annual Meeting, and how does the IDACORP Board of Directors recommend I vote?

At the Annual Meeting, our shareholders will consider and vote on the matters listed below. In determining how to vote, please consider the detailed information regarding each proposal as discussed in this proxy statement.

Proposal Number	Description of Proposal	Board Recommendation	Page Reference
1	Elect to the board of directors the ten nominees who are named in this proxy statement to serve until the 2016 annual meeting of shareholders, and until their successors are elected and qualified	FOR each director nominee	14
2	Advisory resolution to approve our executive compensation	FOR	62
3	Re-approval of the IDACORP 2000 Long-Term Incentive and Compensation Plan for purposes of Internal Revenue Code Section 162(m)	FOR	63
4	Re-approval of the IDACORP Executive Incentive Plan for purposes of Internal Revenue Code Section 162(m)	FOR	70
5	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2015	FOR	74

Will any other business be conducted at the Annual Meeting or will other matters be voted on?

As of the date of this proxy statement, we are unaware of any matters, other than those set forth in the Notice of 2015 Annual Meeting of Shareholders, that may properly be presented at the Annual Meeting. If any other matters are properly presented for consideration at the meeting, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the persons named as proxies, or their duly constituted substitutes, will be deemed authorized to vote those shares for which proxies have been given or otherwise act on such matters in accordance with their judgment.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, Wells Fargo Bank Shareowner Services, you are considered the “shareholder of record” with respect to those shares. If your shares are held by a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of the shares, and those shares are referred to as being held in “street name.” As the beneficial owner of those shares, you have the right to direct your broker, bank, or nominee how to vote your shares, and you should receive separate instructions from your broker, bank, or other holder of record describing how to vote your shares. You also are invited to attend the Annual Meeting in person. However, because a beneficial owner is not the shareholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, bank, or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.

How can I vote my shares before the Annual Meeting?

If you hold shares in your own name as a shareholder of record, you may vote before the Annual Meeting by following the instructions contained in the Notice of Internet Availability. Under Idaho law, proxies granted according to those instructions will be valid. If you request printed copies of the proxy materials by mail, you may also cast your vote by completing, signing, and dating the proxy card provided to you and returning it in the enclosed postage-paid envelope, which will authorize the individuals named on the proxy card to serve as your proxy to vote your shares at the Annual Meeting in the manner you indicate.

If you are a beneficial owner of shares held in street name, your broker, bank, or other nominee should provide you with materials and instructions for voting your shares. Please check with your broker or bank and follow the voting procedures your broker or bank provides to vote your shares.

Submitting a proxy or voting through the telephone or the Internet will not affect your right to attend the Annual Meeting.

If I am the beneficial owner of shares held in street name by my bank or broker, how will my shares be voted?

If you complete and return the voting instruction form provided to you by your bank or broker, we expect that your shares will be voted in accordance with your instructions. If you do not provide voting instructions, brokerage firms only have authority under applicable New York Stock Exchange rules to vote shares on discretionary matters. The ratification of Deloitte & Touche LLP as our independent registered public accounting firm for 2015 is the only matter included in the proxy statement that is considered a discretionary matter. When a proposal is not discretionary and the brokerage firm has not received voting instructions from its customers, the brokerage firm cannot vote the shares on that proposal. Those shares are considered “broker non-votes.” Please promptly follow the instructions you receive from your bank or broker so your vote can be counted.

If I am a shareholder of record, how will my shares be voted?

All proxies will be voted in accordance with the instructions you submitted via the Internet, by toll-free telephone, or, if you requested printed proxy materials, by completing, signing, and returning the proxy card provided to you. If you completed and submitted your proxy (and do not revoke it) prior to the Annual Meeting, but do not specify how your shares should be voted, the shares of IDACORP common stock represented by the proxy will be voted in accordance with the recommendation of our board of directors.

Can I vote in person at the Annual Meeting?

Yes. If you hold shares in your own name as a shareholder of record, you may attend the Annual Meeting and cast your vote at the meeting by properly completing and submitting a ballot. If you are the beneficial owner of shares held in street name, you must first obtain a legal proxy from your broker, bank, or other nominee giving you the right to vote those shares and submit that proxy along with a properly completed ballot at the meeting. Shareholders interested in attending in person must make a reservation by calling (800) 635-5406 prior to the close of business on May 20, 2015.

What do I need to bring to be admitted to the Annual Meeting?

In order to be admitted to the Annual Meeting, you must present proof of ownership of IDACORP common stock on March 26, 2015, the record date. This can be (a) a brokerage statement or letter from a bank or broker indicating ownership on the record date; (b) the Notice of Internet Availability; (c) a printout of the proxy distribution email (if you received your materials electronically); (d) a proxy card; (e) a voting instruction form; or (f) a legal proxy provided by your broker, bank, or nominee. If a shareholder desires to vote its shares held in street name in person at the meeting, the shareholder must obtain a legal proxy in the shareholder’s name from the broker, bank, or other nominee who holds those shares in street name. Any holder of a proxy from a shareholder must present the proxy card, properly executed, and a copy of the proof of ownership. Shareholders and proxy holders must also present a form of photo identification such as a driver’s license. Shareholders interested in attending in person must make a reservation by calling (800) 635-5406 prior to the close of business on May 20, 2015. We may not admit anyone who does not present the foregoing, fails to make a reservation, or refuses to comply with our security procedures.

Are shareholders who listen to the Annual Meeting through the live audio webcast deemed present at the Annual Meeting?

Shareholders accessing the Annual Meeting through the live audio webcast will not be considered present at the Annual Meeting and will not be able to vote through the webcast or ask questions.

May I change or revoke my proxy?

You may change or revoke your proxy before it is voted at the Annual Meeting by (1) granting a subsequent proxy through the Internet or by telephone, or (2) delivering to us a signed proxy card with a date later than your previously delivered proxy. If you attend the meeting and wish to vote in person, you may revoke your proxy by oral notice at that time. You may also revoke your proxy by mailing your written revocation to IDACORP’s corporate secretary at 1221 West Idaho Street, Boise, Idaho 83702-5627. We must receive your written revocation before the Annual Meeting for it to be effective.

What is the “quorum” for the Annual Meeting and what happens if a quorum is not present?

The presence at the Annual Meeting, in person or by proxy, of a majority of the shares issued and outstanding and entitled to vote as of March 26, 2015 is required to constitute a “quorum.” The existence of a quorum is necessary in order to take action on the matters scheduled for a vote at the Annual Meeting. If you vote by Internet or telephone, or submit a properly executed proxy card, your shares will be included for purposes of determining the existence of a quorum. Proxies marked “abstain” and “broker non-votes” also will be counted in determining the presence of a quorum. If the shares present in person or represented by proxy at the Annual Meeting are not sufficient to constitute a quorum, the chairman of the meeting or the shareholders may, by a vote of the holders of a majority of votes present in person or represented by proxy, without further notice to any shareholder (unless a new record date is set), adjourn the meeting to a different time and place to permit further solicitations of proxies sufficient to constitute a quorum.

What is an “abstention”?

An “abstention” occurs when a shareholder sends in a proxy with explicit instructions to decline to vote regarding a particular matter. An abstention with respect to a matter submitted to a vote will not be counted for or against the matter. Consequently, an abstention with respect to any of the proposals to be presented at the Annual Meeting will not affect the outcome of the vote.

What is a “broker non-vote”?

A broker non-vote occurs when a broker or other nominee who holds shares for another person does not vote on a particular proposal because that holder does not have discretionary voting power for the proposal and has not received voting instructions from the beneficial owner of the shares. If no voting instructions have been provided by the beneficial owner, brokers will have discretionary voting power to vote shares with respect to the ratification of the appointment of the independent registered public accounting firm, but not with respect to any of the other proposals. A broker non-vote will have the same effect as an abstention and, therefore, will not affect the outcome of the vote.

What vote is required to approve each proposal?

The following votes are required for approval of each proposal at the Annual Meeting:

Proposal Number	Vote Requirement	Effect of Withholding, Abstentions and Broker Non-Votes
1	Our directors are elected by a plurality of the votes cast by the shares entitled to vote in the election of directors.	Not voted, though a “withhold” vote is relevant under our director resignation policy
2	The advisory resolution on executive compensation is approved if the votes cast in favor exceed the votes cast against the resolution.	Not voted
3
The proposal for re-approval of the IDACORP 2000 Long-Term Incentive and Compensation Plan for purposes of Internal Revenue Code Section 162(m) is approved if the votes cast in favor exceed the votes cast against the proposal
Not voted
4
The proposal for re-approval of the IDACORP Executive Incentive Plan for purposes of Internal Revenue Code Section 162(m) is approved if the votes cast in favor exceed the votes cast against the proposal
Not voted
5	The ratification of the appointment of Deloitte & Touche LLP is approved if the votes cast in favor exceed the votes cast against ratification.	Abstentions are not voted; uninstructed shares are subject to a discretionary vote

What happens if, under Proposal No. 1, a director receives a greater number of votes “withheld” than votes “for” such director?

As noted above, a plurality of votes cast by shareholders present, in person or by proxy, at the Annual Meeting is required for the election of our directors. “Plurality” means that the nominees receiving the largest number of votes cast are elected for the number of director positions that are to be filled at the meeting. However, under our director resignation policy, if a director nominee in an uncontested election receives a greater number of votes “withheld” from his or her election than votes “for” such election, the director must promptly tender a resignation to the board of directors. The board of directors will then decide whether to accept the resignation within 90 days following certification of the shareholder vote (based on the recommendation of the corporate governance and nominating committee, which is comprised exclusively of independent directors). We will publicly disclose the board of directors’ decision and its reasoning with regard to the offered resignation.

Who will count the votes?

An independent tabulator will tabulate the votes cast by mail, Internet, or telephone. Our corporate secretary will tabulate any votes cast at the Annual Meeting and will act as inspector of election to certify the results.

Where can I find the voting results?

We expect to report the voting results on a Current Report on Form 8-K filed with the Securities and Exchange Commission within four business days following the Annual Meeting.

Are the votes of specific shareholders confidential?

It is our policy that all proxies for the Annual Meeting that identify shareholders, including employees, are to be kept confidential from the public. Proxies will be forwarded to the independent tabulator who receives, inspects, and tabulates the proxies. We do not intend to disclose the voting decisions of any shareholder to any third party except (a) as required by law or order or directive of a court or governmental agency, (b) to allow the independent election inspectors to review and certify the results of the shareholder vote, (c) in the event of a dispute as to the vote or voting results, or (d) in the event of a matter of significance where there is a proxy solicitation in opposition to the board of directors, based on an opposition proxy statement filed with the Securities and Exchange Commission.

Who will pay the cost of this solicitation and how will these proxies be solicited?

We will pay the cost of soliciting your proxy. Our officers and employees may solicit proxies, personally or by telephone, fax, mail, or other electronic means, without extra compensation. In addition, D.F. King & Co., Inc. will solicit proxies from brokers, banks, nominees, and institutional investors or other shareholders at a cost of approximately $6,500 plus out-of-pocket expenses. We will reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries for their expenses in providing our proxy materials to beneficial owners.

What if I have further questions not addressed in this proxy statement?

If you have any questions about voting your shares or attending the Annual Meeting, please call our Shareowner Services Department at (800) 635-5406.

PART 2 – CORPORATE GOVERNANCE AT IDACORP

Corporate Governance Principles and Practices

Overview of Our Corporate Governance Practices
          The goals of our corporate governance principles and practices are to promote the long-term interests of our shareholders, as well as to maintain appropriate checks and balances and compliance systems, to strengthen management accountability, engender public trust, and facilitate prudent decision making. We evaluate our corporate governance principles and practices and modify existing, or develop new, policies and standards when appropriate. Some of our notable corporate governance practices include the following:

●	Our directors are subject to annual election.
●
We have a director resignation policy, which provides that if any director nominee in an uncontested election receives a greater number of votes “withheld” from his or her election than votes “for” such election, the nominee must tender his or her resignation to the board of directors.

●	All of our directors, other than Mr. LaMont Keen and Mr. Anderson, are independent.
●	The chairman of our board of directors is independent.
●	All members of the audit, corporate governance and nominating, and compensation committees are independent directors.
●	Our directors meet in executive session, without management present, at each regular meeting of the board of directors.
●	We have adopted a compensation clawback policy.
●	We have minimum stock ownership requirements for our directors and officers.
●	We impose stock retention obligations on our officers.
●	We prohibit the pledging of our securities for personal obligations by directors and officers.
●	We prohibit the hedging of our securities by directors and officers.
●	We require our directors to attend company-approved continuing education programs.
●	Our board of directors and the committees of the board of directors annually conduct a self-evaluation.
●
Our board of directors and the committees of the board of directors are responsible for overseeing the risk management processes designed and implemented by our management and confirming that the processes are adequate and functioning as designed.

Director Independence and Executive Sessions

Our board of directors has adopted a policy, contained in our Corporate Governance Guidelines (available at www.idacorpinc.com/corpgov/default.cfm), that the board of directors will be composed of a majority of independent directors. The board of directors reviews annually the relationships that each director has with the company (either directly or as a partner, shareholder, or officer of an organization that has a relationship with the company). Following the annual review, only those directors who the board of directors affirmatively determines have no material relationship with the company and can exercise independent judgment will be considered independent directors, subject to additional qualifications prescribed under the listing standards of the New York Stock Exchange and under applicable laws.

All members of our board of directors are non-employees, except for Darrel T. Anderson, who is our president and chief executive officer (“CEO”). The board of directors has determined that all members of our board of directors, other than J. LaMont Keen, who retired as our president and CEO in April 2014, and Mr. Anderson, are independent based on all relevant facts and circumstances and under the New York Stock Exchange listing standards and our Corporate Governance Guidelines.

Our non-employee directors meet in executive session at each regular meeting of the board of directors. Additionally, our independent directors meet separately in executive session periodically, and not less frequently than annually. The independent chairman of the board of directors presides at board meetings and at regularly scheduled executive sessions of independent and non-management directors.

Codes of Business Conduct

We have a Code of Business Conduct that applies to all of our officers and employees. We also have a separate Code of Business Conduct and Ethics for directors. These are posted on our website at www.idacorpinc.com/corpgov/conduct_ethics.cfm. We will also post on our website any amendments to, or waivers of, our Codes of Business Conduct, as required by Securities and Exchange Commission rules or New York Stock Exchange listing standards, at www.idacorpinc.com/corpgov/conduct_ethics.cfm.

Board Leadership Structure

The board of directors separated the positions of chairman of the board of directors and CEO in 1999. Our CEO is responsible for leadership, overall management of our business strategy, and day-to-day operations, while our chairman presides over meetings of our board of directors and provides guidance to our CEO regarding policies and procedures approved by our board of directors. Separating these two positions allows our CEO to focus on our day-to-day business and operations, while allowing the chairman of the board of directors to lead the board of directors in its fundamental role of providing advice to, and independent oversight of, management. The board of directors recognizes the time, effort, and energy that the CEO is required to devote to his position, as well as the increasing commitment required of the chairman position, particularly as the board of directors’ oversight responsibilities continue to grow.

While our bylaws and Corporate Governance Guidelines do not mandate that our chairman and CEO positions be separate, the board of directors believes for the reasons outlined above that having separate positions and having an independent director serve as chairman is the appropriate leadership structure for the company at this time and demonstrates our commitment to good corporate governance. The board of directors believes that this issue is part of the succession planning process and that it is in the best interests of the company for the board of directors to make a determination as to the advisability of continuing to have separate positions when it elects a new CEO.

The Board of Directors’ Role in Risk Oversight

Our management team is responsible for the day-to-day management of risks the company faces. We have appointed a chief risk officer, who is responsible for overseeing and coordinating risk assessment processes and mitigation efforts on an enterprise wide basis. The chief risk officer administers processes intended to identify key business risks, assists in appropriately assessing and managing these risks within stated limits, enforces policies and procedures designed to mitigate risk, and reports on these items to senior management and the board of directors. The chief risk officer reports regularly to the board of directors and appropriate board committees regarding risks the company faces and how it is managing those risks.

While the chief risk officer and other members of our senior leadership team are responsible for the day-to-day management of risk, our board of directors is responsible for ensuring that an appropriate culture of risk management exists within our company, for setting the right “tone at the top,” and assisting management in addressing specific risks that our company faces. The board of directors has the responsibility to oversee the risk management processes designed and implemented by management and confirm the processes are adequate and functioning as designed.

While the full board of directors is ultimately responsible for high-level risk oversight at our company, it is assisted by the executive committee, the audit committee, the compensation committee, and the corporate governance and nominating committee in fulfilling its oversight responsibilities in certain areas of risk. The executive committee assists the board of directors in fulfilling its oversight responsibilities with respect to the company’s risk management process generally. The audit committee assists the board of directors in fulfilling its oversight responsibilities with respect to major financial risk exposures and our energy risk management practices (including hedging transactions and collateral requirements) and, in accordance with the listing standards of the New York Stock Exchange, discusses policies with respect to risk assessment and risk management. Representatives from our independent registered public accounting firm attend audit committee meetings, regularly make presentations to the audit committee, comment on management presentations, and engage in private sessions with the audit committee, without members of management present, to raise any concerns they may have with our risk management practices. The compensation committee assists the board of directors in fulfilling its oversight responsibilities with respect to risks arising from our compensation policies and practices. The corporate governance and nominating committee undertakes periodic reviews of processes for management of risks associated with our company’s organizational structure, governing instruments, and policies. In fulfilling their respective responsibilities, the committees meet regularly with our officers and members of senior management, as well as our internal and external auditors. Each committee has full access to management, as well as the ability to engage and compensate its own independent advisors.

The board of directors receives reports from the executive committee, audit committee, compensation committee, and corporate governance and nominating committee relating to the oversight of risks in their areas of responsibility. Based on this and information regularly provided by management, the board of directors evaluates our risk management processes and considers whether any changes should be made to those processes or the board of directors’ risk oversight function. We believe that this division of risk oversight ensures that oversight of each type of risk the company faces is allocated, at least initially, to the particular directors most qualified to oversee it. It also promotes board efficiency because the committees are able to select the most timely or important risk-related issues for the full board of directors to consider.

We believe that one of the risks our company faces is related to our expectation that a significant number of long-term employees will be retiring from our company in the coming years. As a result, our board of directors is actively involved in monitoring our succession planning. The board of directors reviews the succession plans developed by members of senior management at least annually, with a focus on ensuring a talent pipeline at the senior officer level and for specific critical roles. We seek to ensure that our directors are exposed to a variety of members of our leadership team, and not just the senior-most officers, on a regular basis, through formal presentations and informal events. Our board of directors is also informed of general workforce trends, expected retirement levels or turnover, and recruiting and development programs, of particular importance given Idaho Power’s specialized workforce and anticipated near-term rate of employee retirements.

Board Meetings and Director Attendance

The members of our board of directors are expected to attend board meetings and meetings of board committees on which they serve, and to spend the time needed and to meet as frequently as necessary to properly discharge their responsibilities. The board of directors held six meetings in 2014. Our directors had a 100 percent attendance rate at those meetings. Our directors also attended 100 percent of the meetings of the committees in 2014 on which he or she was a member in 2014. Our Corporate Governance Guidelines provide that all directors are expected to attend our annual meeting of shareholders and be available, when requested by the chairman of the board of directors, to answer any questions shareholders may have. All then-serving members of the board of directors attended our 2014 annual meeting of shareholders.

Board Committee Charters

Our standing committees of the board of directors are the executive committee, the audit committee, the compensation committee, and the corporate governance and nominating committee. We have:

●	charters for the audit committee, compensation committee, and corporate governance and nominating committee; and
●
Corporate Governance Guidelines, which address issues including the responsibilities, qualifications, and compensation of the board of directors, as well as board leadership, board committees, director resignation, and self-evaluation.

Our committee charters and our Corporate Governance Guidelines may be accessed on our website at www.idacorpinc.com/corpgov/default.cfm. Information on our committees of the board of directors is set forth in “Part 3 – Board of Directors – Committees of the Board of Directors.”

Board Membership Criteria and Consideration of Diversity

We believe that directors should possess the highest personal and professional ethics, integrity, and values and be committed to representing the long-term interests of our shareholders. Directors must also have an inquisitive and objective perspective, practical wisdom, and mature judgment. Although the corporate governance and nominating committee and the board of directors do not have a formal policy for considering diversity in identifying director nominees, we endeavor to have a board representing diverse experience at policy-making levels in business, finance, and accounting and in areas that are relevant to our business activities. We believe our current directors bring a strong diversity of experiences to the board of directors as leaders in business, finance, accounting, regulation, and the utility industry.

Under the oversight of the corporate governance and nominating committee, the board of directors conducts an annual self-evaluation of its performance and utilizes the results to assess and determine the characteristics and critical skills required of directors. Each of our audit, compensation, and corporate governance and nominating committees also perform an annual self-assessment. In addition, our Corporate Governance Guidelines and the corporate governance and nominating committee charter provide that the corporate governance and nominating committee will annually review board committee assignments and consider the rotation of the chairman and members of the committees with a view toward balancing the benefits derived from continuity against the benefits derived from the diversity of experience and viewpoints of the various directors.

At least one member of our audit committee must be an “audit committee financial expert.” Directors are automatically retired immediately prior to the first annual meeting of shareholders after they reach age 72. A majority of board members must be independent under our Corporate Governance Guidelines and applicable New York Stock Exchange listing standards.

Director Resignation Policy

In 2012, our board of directors adopted a policy that provides that if any director nominee in an uncontested election receives a greater number of votes “withheld” from his or her election than votes “for” such election, the director nominee must tender his or her resignation to the board of directors promptly after the voting results are certified. The corporate governance and nominating committee, comprised entirely of independent directors and which will specifically exclude any director who is required to tender his or her own resignation, will consider the tendered resignation and make a recommendation to the board of directors, taking into account all factors deemed relevant. These factors include, without limitation, the underlying reasons why shareholders withheld votes from the director (if ascertainable) and whether the underlying reasons are curable, the length of service and qualifications of the director whose resignation has been tendered, the director’s contributions to our company, whether by accepting the resignation we will no longer be in compliance with any applicable law, rule, regulation, or governing document, and whether or not accepting the resignation is in the best interests of our company and our shareholders. Our board of directors will act upon the corporate governance and nominating committee’s recommendation within 90 days following certification of the shareholder vote and will consider the factors considered by the corporate governance and nominating committee and any additional information and factors as the board of directors believes to be relevant. We will publicly disclose the board of directors’ decision and rationale with regard to any resignation offered under the director resignation policy.

Process for Determining Director Nominees

In determining the composition of our board of directors, we seek a balanced mix of local experience, which we believe is specifically relevant for a utility, and national or public company experience, among other factors of experience. As a utility company with operations predominantly in Idaho and Oregon, we believe it is important for our company and our local directors to be involved in and otherwise support local community and charitable organizations.

Our corporate governance and nominating committee is responsible for selecting and recommending to the board of directors candidates for election as directors. Our Corporate Governance Guidelines contain procedures for the committee to identify and evaluate new director nominees, including candidates our shareholders recommend in compliance with our Corporate Governance Guidelines. The corporate governance and nominating committee begins the process of identifying and evaluating potential nominees for director positions and keeps the full board of directors informed of the nominating process. The corporate governance and nominating committee reviews candidates recommended by shareholders and may hire a search firm to identify other candidates.

The corporate governance and nominating committee gathers additional information on the candidates to determine if they qualify to be members of our board of directors. The corporate governance and nominating committee examines whether the candidates are independent, whether their election would violate any federal or state laws, rules, or regulations that apply to us, and whether they meet all requirements under our Corporate Governance Guidelines, committee charters, bylaws, codes of business conduct and ethics, and any other applicable corporate document or policy. The corporate governance and nominating committee also considers whether the nominees will have potential conflicts of interest, and whether they will represent a single or special interest, before finalizing a list of candidates for the full board of directors to consider for nomination.

Process for Shareholders to Recommend Candidates for Director

Our Corporate Governance Guidelines set forth the requirements that you must follow if you wish to recommend director candidates to our corporate governance and nominating committee. If you recommend a candidate for director, you must provide the following information:

●
the candidate’s name, age, business address, residence address, telephone number, principal occupation, the class and number of shares of our voting stock the candidate owns beneficially and of record, a statement as to how long the candidate has held such stock, a description of the candidate’s qualifications to be a director, whether the candidate would be an independent director, and any other information you deem relevant with respect to the recommendation; and

●	your name and address as they appear on our stock records, the class and number of shares of voting stock you own beneficially and of record, and a statement as to how long you have held the stock.

Recommendations must be sent to our corporate secretary at the address provided below. Our corporate secretary will review all written recommendations and send those conforming to the requirements described above to the corporate governance and nominating committee for review and consideration. The corporate governance and nominating committee evaluates the qualifications of candidates properly submitted by shareholders in the same manner as it evaluates the qualifications of director candidates identified by the committee or the board of directors.

Shareholders who wish to nominate persons for election to the board of directors, rather than recommend candidates for consideration, must follow the procedures set forth in our bylaws. Copies of our bylaws may be obtained by writing to our corporate secretary at IDACORP, Inc., 1221 West Idaho Street, Boise, Idaho 83702-5627, or by calling our corporate secretary at (208) 388-2200. See also the section entitled 2016 Annual Meeting of Shareholders in Part 7 - “Other Matters” in this proxy statement.

Communications with the Board of Directors and Audit Committee

Shareholders and other interested parties may communicate with members of the board of directors by:

●	calling (866) 384-4277 if they have a concern to bring to the attention of the board of directors, our chairman of the board of directors, or our non-employee directors as a group; or
●	logging on to www.ethicspoint.com and following the instructions to file a report if the concern is of an ethical nature.

Our general counsel receives all such communications and forwards them to the chairman of the board of directors. If your report concerns questionable accounting practices, internal accounting controls, or auditing matters, our general counsel will also forward your report to the chairman of the audit committee.

The acceptance and forwarding of communication to any director does not imply that the director owes or assumes any fiduciary duty to the person submitting the communication, all such duties being only as prescribed by applicable law.

Environmental and Sustainability Initiatives

Our board of directors is responsible for the oversight of our sustainability initiatives and is regularly informed of the goals, measures, and results of our sustainability programs. We publicly released our inaugural sustainability report in May 2012, and we expect to release our fourth annual sustainability report in May 2015. In connection with our sustainability initiatives, we have implemented steps that recognize the importance of environmental, social, and governance issues and policies, as discussed in those reports. We generally publish the most current sustainability report on Idaho Power’s website, www.idahopower.com. The sustainability reports and related website content are not incorporated by reference into this proxy statement.

Certain Relationships and Related Transactions

Our related person transactions policy defines a related person transaction as one in which the amount exceeds $120,000 and excludes:

●	transactions available to all employees generally;
●	the purchase or sale of electric energy at rates fixed in conformity with law or governmental authority;
●	transactions involving compensation, employment agreements, or special supplemental benefits for directors or officers that are reviewed and approved by the compensation committee; and
●	transactions between or among companies within the IDACORP family.

The related person transactions policy defines a “related person” as any:

●	officer, director, or director nominee of IDACORP or any subsidiary;
●	person known to be a greater than 5% beneficial owner of IDACORP voting securities;
●	immediate family member of the foregoing persons, or person (other than a tenant or employee) sharing the household of the foregoing persons; or
●
firm, corporation, or other entity in which any person named above is a partner, principal, executive officer, or greater than 5% beneficial owner, or where such person otherwise has a direct or indirect material interest.

The corporate governance and nominating committee administers the policy, which includes procedures to review related person transactions, approve or disapprove related person transactions, and ratify unapproved transactions. The policy, which is in writing, also specifically requires prior corporate governance and nominating committee approval of proposed charitable contributions or pledges of charitable contributions in excess of $120,000 in any calendar year to a charitable or not-for-profit organization identified as a related person, except those nondiscretionary contributions made pursuant to our matching contribution program. The board of directors may approve a proposed related person transaction after reviewing the information considered by the corporate governance committee and any additional information it deems necessary or desirable:

●	if it determines in good faith that the transaction is in, or is not inconsistent with, the best interests of our company and the shareholders; and
●	if the transaction is on terms comparable to those that could be obtained in an arm’s-length dealing with an unrelated third party.

Steven R. Keen, our and Idaho Power’s senior vice president, chief financial officer (“CFO”), and treasurer, is the brother of J. LaMont Keen, a member of our board of directors. Mr. Steve Keen is one of our named executive officers, and thus his compensation for 2014 is described in Part 4 – “Executive Compensation” in this proxy statement. The corporate governance and nominating committee reviewed and approved the related person transaction, and the compensation committee and board of directors reviewed and approved all elements of Mr. Steven Keen’s 2014 compensation.

Matt Smith, the spouse of our vice president and chief risk officer, Lori Smith, is an employee of Idaho Power. Jamie Harrington, the brother of our corporate secretary, Patrick Harrington, is also an employee of Idaho Power. Mr. Smith and Mr. Jamie Harrington each received combined base salary and incentive compensation (inclusive of incentive compensation) from Idaho Power in excess of $120,000 during 2014, but in each case less than $155,000. Neither Mr. Smith nor Mr. Jamie Harrington are officers of the company, and their base salaries and incentive compensation are consistent with that paid to Idaho Power employees in similar roles. While the corporate governance committee did not specifically review the base salary and incentive compensation payable to Mr. Smith and Mr. Jamie Harrington for 2014, the compensation committee and full board of directors approved the design and metrics of the incentive programs in which they participated for 2014. At its February 2015 meeting, the corporate governance and nominating committee reviewed and approved the related person transactions for Mr. Smith and Mr. Jamie Harrington for 2015, and reviewed and ratified the related person transactions with these individuals for 2014.

Security Ownership of Directors, Executive Officers, and Five-Percent Shareholders

The table that follows sets forth the number of shares of our common stock beneficially owned on March 13, 2015, by our directors and nominees, by our named executive officers listed in the 2014 Summary Compensation Table included in Part 4 – “Executive Compensation” of this proxy statement, and by our directors and executive officers as a group. Under U.S. Securities and Exchange Commission rules, “beneficial ownership” for purposes of this table takes into account shares as to which the individual has or shares voting and/or investment power as well as shares that may be acquired within 60 days (such as by exercising vested stock options). The beneficial owners listed have sole voting and investment power with respect to shares beneficially owned, including shares they own through the Idaho Power Company Employee Savings Plan and our Dividend Reinvestment and Stock Purchase Plan, except as to the interests of spouses or as otherwise indicated.

Name of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership[1]	Percent of Class
Non-Employee Directors
Thomas Carlile[2]	Common Stock	3,938	*
Richard J. Dahl	Common Stock	9,878	*
Ronald W. Jibson	Common Stock	3,024	*
Judith A. Johansen[3]	Common Stock	10,865	*
Dennis L. Johnson	Common Stock	4,146	*
J. LaMont Keen[4]	Common Stock	114,175	*
Christine King	Common Stock	12,372	*
Richard J. Navarro	Common Stock	1,372	*
Jan B. Packwood	Common Stock	10,278	*
Joan H. Smith[5]	Common Stock	13,076	*
Robert A. Tinstman[6]	Common Stock	19,237	*
Thomas J. Wilford	Common Stock	19,271	*
Named Executive Officers†
Darrel T. Anderson	Common Stock	93,186	*
Daniel B. Minor	Common Stock	58,763	*
Rex Blackburn	Common Stock	31,406	*
Lisa A. Grow	Common Stock	16,350	*
Steven R. Keen	Common Stock	33,191	*
All directors and executive officers as a group (25 persons)[7]	Common Stock	591,299	1.17%

*	Less than 1%.
†	Information for J. LaMont Keen, who is a named executive officer for 2014 under the rules of the Securities and Exchange Commission, is included under “Non-Employee Directors” above, as Mr. Keen retired from the company effective April 30, 2014.
[1]	Includes shares of common stock subject to forfeiture and restrictions on transfer granted pursuant to the IDACORP Restricted Stock Plan or the IDACORP 2000 Long-Term Incentive and Compensation Plan. Share numbers are rounded to the nearest whole share. There were no stock options for IDACORP common stock outstanding as of March 13, 2015.
[2]	Includes 2,438 stock units and dividend equivalents for deferred annual stock awards. The deferred compensation is payable in stock upon separation from service from the board of directors.
[3]	Includes 10,865 stock units and dividend equivalents for deferred annual stock awards. The deferred compensation is payable in stock upon separation from service from the board of directors.
[4]	Mr. Keen maintains a brokerage account with a margin feature. At March 13, 2015, 1,043 shares of IDACORP common stock were included in the account. Pursuant to our Corporate Governance Guidelines and our company policy, Mr. Keen will be required to exclude IDACORP shares from the margin feature if and when the margin feature is used and there is a material risk that IDACORP shares could be sold due to a margin call or foreclosure.
[5]	Includes 10,865 stock units and dividend equivalents for deferred annual stock awards. The deferred compensation is payable in stock upon separation from service from the board of directors.
[6]	Includes 9,588 stock units and dividend equivalents for deferred annual stock awards. The deferred compensation is payable in stock upon separation from service from the board of directors.
[7]	Includes 98,476 shares owned by six persons who are executive officers of Idaho Power but not of IDACORP.

The table below sets forth information with respect to each person known to us to be the beneficial owner of more than five percent of our outstanding common stock as of March 13, 2015.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
BlackRock, Inc.	7,196,059[1]	14.29%
55 East 52nd Street
New York, NY 10022
First Eagle Investment Management, LLC	4,410,547[2]	8.76%
1345 Avenue of the Americas
New York, NY 10105
FMR LLC	3,615,647[3]	7.18%
345 Summer Street
Boston, MA 02210
The Vanguard Group, Inc.	3,330,857[4]	6.62%
100 Vanguard Blvd.
Malvern, PA 19355

[1]
Based on a Schedule 13G/A filed on January 9, 2015, by BlackRock, Inc. BlackRock, Inc. reported sole voting power as to 7,069,295 shares and sole dispositive power as to 7,196,059 shares as the parent holding company or control person of BlackRock Advisors (UK) Limited; BlackRock Advisors, LLC; BlackRock Asset Management Canada Limited; BlackRock Asset Management Deutschland AG; BlackRock Asset Management Ireland Limited; BlackRock Fund Advisors; BlackRock Institutional Trust Company, N.A.; BlackRock International Limited; BlackRock Investment Management (Australia) Limited; BlackRock Investment Management (UK) Ltd; BlackRock Investment Management, LLC, BlackRock Life Limited.

[2]	Based on a Schedule 13G/A filed on January 29, 2015, by First Eagle Investment Management, LLC. First Eagle Investment Management, LLC reported sole voting power as to 4,306,565 shares and sole dispositive power as to 4,410,547 shares. The First Eagle Global Fund, a registered investment company for which First Eagle Investment Management, LLC acts as investment advisor, may be deemed to beneficially own 3,760,485 of such shares.
[3]	Based on a Schedule 13G filed on February 13, 2015, by FMR LLC. FMR LLC reported sole voting power as to 399 shares and sole dispositive power as to 3,615,647 shares.
[4]
Based on a Schedule 13G/A filed on February 10, 2015, by The Vanguard Group, Inc. The Vanguard Group, Inc. reported sole voting power as to 74,506 shares, sole dispositive power as to 3,234,351 shares, and shared dispositive power as to 66,506 shares. Vanguard Fiduciary Trust Company, a wholly owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 66,506 shares as a result of its serving as the investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 8,000 shares as a result of its serving as investment manager of Australian investment offerings.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than 10 percent of our common stock, to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission. Our directors, executive officers, and holders of more than ten percent of our outstanding common stock are required by Securities and Exchange Commission rules to furnish us with copies of all Section 16(a) reports that they file. We file Section 16(a) reports on behalf of our directors and executive officers to report their initial and subsequent changes in beneficial ownership of our common stock. To our knowledge, based solely on a review of the reports we filed on behalf of our directors and executive officers and written representations from these persons that no other reports were required and all reports were provided to us, all Section 16(a) filing requirements applicable to our directors and executive officers were complied with for 2014.

PART 3 – BOARD OF DIRECTORS

PROPOSAL NO. 1: Election of Directors

Three members of our board of directors, Mr. Jan B. Packwood, Ms. Joan H. Smith, and Mr. Thomas J. Wilford, will retire from the board of directors effective immediately prior to the Annual Meeting, as they will have reached our mandatory retirement age of 72. Upon Mr. Packwood’s, Ms. Smith’s, and Mr. Wilford’s retirement, the board of directors will consist of 10 members.

Prior to May 2012, our articles of incorporation, as amended (which we refer to as the “articles of incorporation” in this proxy statement), provided that directors are elected for three-year terms, with approximately one-third of the board of directors elected at each annual meeting of shareholders. Effective May 2012, we amended our articles of incorporation, following a shareholder vote, to provide that the company’s classified (three-year, staggered term) board structure would be phased out, and the annual election of the entire board of directors for a one-year term would be phased in over a three-year period commencing at the 2013 annual meeting of shareholders and concluding at the 2015 Annual Meeting. All director-nominees for the 2015 Annual Meeting, if elected, will serve for an annual term expiring at the following annual meeting of shareholders.

Under the resignation policy adopted by the board of directors and included in our Corporate Governance Guidelines, if a director nominee in an uncontested election receives a greater number of votes “withheld” from his or her election than votes “for” such election, the director must promptly tender his or her resignation to the board of directors. The board of directors will then decide whether to accept the tendered resignation within 90 days following certification of the shareholder vote (based on the recommendation of the corporate governance and nominating committee, which is comprised exclusively of independent directors). We will publicly disclose the board of directors’ decision and its reasoning with regard to the offered resignation.

Information about our director nominees is included below. There are no family relationships between any director, executive officer, or person nominated to become a director, except that J. LaMont Keen, a member of our board of directors, is the brother of Steven R. Keen, our and Idaho Power’s senior vice president, CFO, and treasurer. While we expect that all of the nominees will be able to qualify for and accept office, if for any reason one or more should be unable to do so, the proxies will be voted for nominees selected by the board of directors. The composition of our board of directors is identical to the composition of Idaho Power’s board of directors. Where indicated by an “^” the company is a U.S. public reporting company. Where indicated by an “*” the company is a subsidiary of IDACORP.

Nominees for Election

DARREL T. ANDERSON
	Age: 57	Committees:	Other Directorships (since):
	Director Since: 2013	● Executive	● Idaho Power Company (2013)*^ ● IDACORP Energy Resources Co. (2001)*

Additional Information
● President and CEO of Idaho Power since January 2014, and president and CEO of IDACORP since May 2014

● Former executive vice president - administrative services and CFO of IDACORP from October 2009 to April 2014

● Former president and CFO of Idaho Power from January 2012 to December 2013

● Former executive vice president - administrative services and CFO of Idaho Power from October 2009 to December 2011

● Former controller of Idaho Power from 1996 to 1998; controller of Applied Power Corp. (an IDACORP subsidiary) from 1998 to 1999; vice president - finance and treasurer of IDACORP and Idaho Power from 1999 to 2003; vice president, chief financial officer, and treasurer of IDACORP and Idaho Power from 2003 to 2004, and senior vice president – administrative services and CFO of IDACORP and Idaho Power from 2004 to 2009

Other Skills and Qualifications
As IDACORP’s and Idaho Power’s president and CEO, Mr. Anderson provides the board of directors with real-time information on IDACORP and Idaho Power. Through his long tenure at IDACORP and Idaho Power, he has developed a strong understanding and working knowledge of the companies’ industry and operations, strategy, regulatory environment, finance and external reporting, and administration.

THOMAS CARLILE
	Age: 63	Committees:	Other Directorships (since):
	Director Since: 2014	● Audit	● Boise Cascade Company (2013)^(1)
● Boise Cascade Holdings, L.L.C. (2009)
● Forest Products Holdings LLC (2009) ● Idaho Power Company (2014)*^
(1) Also a director of Boise Cascade LLC, a predecessor, from 2009 to 2013
Additional Information
● Former CEO of Boise Cascade Company, a manufacturer of paper, corrugated containers, and wood products and distributor of office products and building materials, from February 2013 to March 2015

● Director of Boise Cascade Company since February 2013, and chairman of the board of directors of Boise Cascade Company since March 2015

● Former CEO and member of the board of directors of Boise Cascade LLC from August 2009 to February 2013, and executive vice president and CFO from February 2008 to August 2009

Other Skills and Qualifications
Mr. Carlile, who was appointed to our board of directors in March 2014, brings financial, operational, and executive experience to our board of directors. Mr. Carlile acquired his extensive financial background through his former positions at Boise Cascade. He also brings to the board of directors his knowledge of economics and finance and experience operating a company within Idaho Power’s service area, offering him the ability to provide the board of directors with insight into local, state, and regional issues.

RICHARD J. DAHL
	Age: 63	Committees:	Other Directorships (since):
	Director Since: 2008	● Audit	● DineEquity, Inc. (2004)^
		● Executive	● James Campbell Company LLC (2010)
● Idaho Power Company (2008)*^
● University of Idaho Foundation, Inc. (2013)
Additional Information
● Chairman of the board, president and CEO of James Campbell Company LLC, a privately held real estate investment and development company, since July 2010

● Former chairman of the board of International Rectifier Corp., a power management technology company, from 2008 through its sale in 2015

● Former president and chief operating officer of Dole Food Company, Inc. from 2004 to 2007, senior vice president and chief financial officer from 2002 to 2004, and a director from 2003 to 2007

● Former director, president, and chief operating officer of Bank of Hawaii Corp. from 1994 to 2002

Other Skills and Qualifications
Mr. Dahl’s financial, operational, and executive experience make him an outstanding asset to our board of directors. Mr. Dahl acquired his extensive financial background through his former positions at major corporations, as well as with the Ernst & Young accounting firm. His service on other public company boards, including as former chairman of the board of International Rectifier and as lead director and an audit committee member of DineEquity’s board, enables him to provide valuable experience to our board of directors and to our audit committee, of which he is the chairman.

RONALD W. JIBSON
	Age: 62	Committees:	Other Directorships (since):
	Director Since: 2013	● Compensation	● Questar Corporation (2010)^ ● Questar Pipeline Company (2012) ● Idaho Power Company (2013)*^

Additional Information
● President and CEO of Questar Corporation, a natural gas-focused energy company, since June 2010 and chairman of the board since July 2012

● Chairman of the board of Questar Pipeline Company since July 2012

● President and CEO of Wexpro Company since July 2010

● President and CEO of Questar Gas Company since March 2008

Other Skills and Qualifications
Mr. Jibson has extensive experience in the regulated utility and natural gas industries, and was formerly the chairperson of the board of the American Gas Association and the Western Energy Institute. Through his industry and executive experience, Mr. Jibson provides our board of directors with valuable industry insight and strong working knowledge of rate regulation, as well as strong leadership skills and an understanding of finance and accounting. Mr. Jibson also has prior experience with hydrology and water rights issues, which is valuable given Idaho Power’s hydroelectric generation assets in the Snake River basin.

JUDITH A. JOHANSEN
	Age: 56	Committees:	Other Directorships (since):
	Director Since: 2007	● Corp. Gov. & Nominating	● Pacific Continental Corporation (2013)^
		● Compensation	● Pacific Continental Bank (2013)
● Schnitzer Steel (2006)^
● Hood River Distillers Inc. (2014) ● Roseburg Forest Products (2011)
● Kaiser Permanente (2006) ● Idaho Power Company (2007)*^
Additional Information
● Former president of Marylhurst University, Oregon, a private liberal arts university, from July 2008 to September 2013

● Former president and CEO from 2001 to 2006, and executive vice president from 2000 to 2001, of PacifiCorp

● Former CEO and Administrator from 1998 to 2000, and vice president from 1992 to 1996, of the Bonneville Power Administration

● Former vice president, from 1996 to 1998, of Avista Energy

Other Skills and Qualifications
Ms. Johansen brings a wealth of electric utility industry knowledge and experience to our board of directors. Based on her prior service as president and CEO of PacifiCorp, as CEO and Administrator of the Bonneville Power Administration, and as vice president of Avista Energy, Ms. Johansen provides valuable industry insight and guidance regarding our regulated utility business as well as financial reporting and risk management as it relates to utility companies. She also brings to our board of directors her experience from service on the boards of two other unaffiliated public companies and several diverse unaffiliated private companies.

DENNIS L. JOHNSON
	Age: 60	Committees:	Other Directorships (since):
	Director Since: 2013	● Corp. Gov. & Nominating	● Cascade Bancorp (2014)^ ● Bank of the Cascades (2014) ● United Heritage Mutual Holding Co. (2001)
● United Heritage Financial Group (2001)
● United Heritage Life Insurance Co. (1998) ● Idaho Power Company (2013)*^
Additional Information
● President and CEO of United Heritage Mutual Holding Company since 2001, and United Heritage Financial Group and United Heritage Life Insurance Company, which are insurance, annuity, and financial products companies, since 1999

● Former president and CEO of United Heritage Financial Services, a broker-dealer, from 1994 to 1998

●  Former general counsel of United Heritage Mutual Holding Company and certain of its affiliates since 1983

●  Former trustee of the Public Employee Retirement System of Idaho (1995-2005) and former director of Idaho Banking Company (1996-2003)

Other Skills and Qualifications
Mr. Johnson brings financial, risk management, and legal experience to our board of directors. Mr. Johnson acquired his extensive experience through his positions at the insurance companies at which he is the president and CEO, and from his former position as the companies’ general counsel. He also brings to the board of directors his knowledge of economics and finance and experience with employee benefits and auditing matters. Mr. Johnson’s long-standing ties to Idaho also provide an important connection to Idaho Power’s service area and allow him to offer insight into local, state, and regional issues where Idaho Power conducts business.

J. LAMONT KEEN
	Age: 62	Committees:	Other Directorships (since):
	Director Since: 2004	● None	● Cascade Bancorp (2011)^ ● Idaho Power Company (2004)*^

Additional Information
● Former president and CEO of IDACORP from 2006 to 2014

● Former CEO of Idaho Power from 2012 to 2013

● Former president and CEO of Idaho Power from 2005 to 2011; executive vice president of IDACORP from 2002 to 2006; president and chief operating officer of Idaho Power from 2002 to 2005; senior vice president - administration and chief financial officer of IDACORP and Idaho Power from 1999 to 2002; senior vice president - administration, chief financial officer and treasurer of IDACORP and Idaho Power in 1999; vice president, chief financial officer and treasurer of Idaho Power from 1996 to 1999; vice president and chief financial officer of Idaho Power from 1991 to 1996; controller of Idaho Power from 1988 to 1991

Other Skills and Qualifications
As our former president and CEO, with over 40 years of experience at Idaho Power, including over 26 years in a capacity as an officer, Mr. Keen developed an expansive understanding of our company, our state, and the electric utility industry. Mr. Keen’s detailed institutional knowledge of our operations, finances, and executive administration and his active industry involvement make him a key resource and contributor to our board of directors.

CHRISTINE KING
	Age: 65	Committees:	Other Directorships (since):
	Director Since: 2006	● Compensation ● Executive	● QLogic Corp (2013)^ ● Cirrus Logic, Inc. (2013)^ ● Skyworks Solutions, Inc. (2014)^ ● Idaho Power Company (2006)*^

Additional Information
● Former president and CEO and director of Standard Microsystems Corporation, a silicon-based integrated circuits company, from 2008 to 2012

● Former CEO and director of AMI Semiconductor from 2001 to 2008

● Former director of Open Silicon, Inc. from 2008 to 2012

● Former director of Atheros Communications, Inc., a developer of semiconductor system solutions for wireless and other network communications products, from 2008 to 2011

● Former director of ON Semiconductor, a supplier of silicon solutions for green electronics, from March 2008 to October 2008

● Former director of Analog Devices, a manufacturer of analog and digital signal processing circuits, from 2001 to 2008

Other Skills and Qualifications
Ms. King brings a key element of business diversity to our board of directors with her advanced level of experience and success in the high-tech industry. Her experience from serving as the former CEO of Standard Microsystems Corporation and former CEO of AMI Semiconductor, as well as her service on the boards of other public companies, provides important perspectives for our board of directors’ deliberations.

RICHARD J. NAVARRO
	Age: 62	Committees:	Other Directorships (since):
	Director Since: 2015	● Audit	● Idaho Power Company (2015)*^

Additional Information
● Chief administrative officer of Albertson’s LLC, a food and drug retailer, since March 2014

● Former chief financial officer of Albertson’s LLC from 2006 to 2014

● Former director of Home Federal Bancorp, Inc. from 2005 to 2014

Other Skills and Qualifications
Mr. Navarro joined our board of directors in 2015 with a strong business and financial background and significant business experience within our service area. His experience from serving as the former CFO of Albertson’s LLC, as well as his prior service on the board of a financial institution, gives him important background and insight into financial matters, allowing him to contribute significantly to finance, accounting, and capital markets matters.

ROBERT A. TINSTMAN
	Age: 68	Committees:	Other Directorships (since):
	Director Since: 1999	● Corp. Gov. & Nominating ● Executive	● Primoris Services Corp. (2009)^ ● Idaho Power Company (1999)*^

Additional Information
● Former executive chairman of James Construction Group from 2002 to 2007

● Former president and CEO from 1995 to 1999, and director from 1995 to 1999, of Morrison Knudsen Corporation

● Former director of CNA Surety Corporation from 2004 to 2011

● Former director of Home Federal Bancorp from 1999 to 2014

Other Skills and Qualifications
Mr. Tinstman brings extensive operational and executive experience in the construction industry to our board of directors. The electric utility business is capital intensive, involving heavy construction work for generation, transmission, and distribution projects. Mr. Tinstman’s construction industry knowledge and expertise provide a valuable contribution to the board of directors’ oversight function at a time when Idaho Power has embarked on major generation and transmission line construction projects. Mr. Tinstman’s experience from serving on the boards of directors of other public companies also provides the company with an experienced chairman.

Board of Directors’ Recommendation

The board of directors unanimously recommends a vote “FOR” the nominees listed above for one-year terms expiring in 2016.

Committees of the Board of Directors

Overview

Our standing committees of the board of directors are the audit committee, the compensation committee, the corporate governance and nominating committee, and the executive committee. The committee memberships as of the date of this proxy statement are set forth below. We also describe our board committees and their principal responsibilities following the table.

Name	Audit Committee	Compensation Committee	Corp. Gov. & Nomin. Committee	Executive Committee
Darrel Anderson				■[2]
Thomas Carlile[1]	■
Richard J. Dahl[1]	■[2]			■
Ronald W. Jibson[1]		■
Judith A. Johansen[1]		■	■
Dennis L. Johnson[1]			■
J. LaMont Keen
Christine King[1]		■[2]		■
Richard J. Navarro[1]	■
Jan B. Packwood[1,3]
Joan H. Smith[1,3]	■		■
Robert A. Tinstman[1]			■[2]	■
Thomas J. Wilford[1,3]	■

[1]	Independent according to New York Stock Exchange listing standards and our Corporate Governance Guidelines
[2]	Committee chairperson
[3]	Will retire from the board of directors effective immediately prior to the Annual Meeting

Audit Committee

The audit committee is a separately designated standing committee. The audit committee:

●
assists the board of directors in the oversight of the integrity of our financial statements; our compliance with legal and regulatory requirements; the qualifications, independence, and performance of our independent registered public accounting firm; the performance of our internal audit department; and our major financial risk exposures;

●
monitors compliance under the code of business conduct for our officers and employees and the code of business conduct and ethics for our directors, and is responsible for considering and granting any waivers for directors and executive officers from the codes, and informs the general counsel immediately of any violation or waiver; and

●	prepares the audit committee report required to be included in the proxy statement for our annual meeting of shareholders.

As of the date of this proxy statement, the members of the audit committee include Mr. Carlile, Mr. Dahl, Mr. Navarro, Ms. Smith, and Mr. Wilford. Mr. Navarro was appointed to the audit committee in March 2015, and Ms. Smith and Mr. Wilford will retire from the audit committee prior to the Annual Meeting in connection with their retirement from our board of directors. All members of the audit committee are independent under our Corporate Governance Guidelines and applicable New York Stock Exchange listing standards, including the Securities and Exchange Commission’s audit committee member independence standards. The board of directors has determined that Mr. Carlile, Mr. Dahl, Mr. Navarro, and Mr. Wilford are “audit committee financial experts” as defined by the rules of the Securities and Exchange Commission. During 2014, the audit committee met nine times.

Compensation Committee

The compensation committee has direct responsibility to:

●	review and approve corporate goals and objectives relevant to our CEO’s compensation;
●	evaluate our CEO’s performance in light of those goals and objectives;
●	either as a committee or together with the other independent directors, as directed by the board of directors, determine and approve our CEO’s compensation based on this evaluation;

●	make recommendations to the board of directors with respect to executive officer compensation, incentive compensation plans, and equity-based plans that are subject to board of director approval;
●
review and discuss with management the compensation discussion and analysis and based on such review and discussion determine whether to recommend to the board of directors that the compensation discussion and analysis be included in our proxy statement for the annual meeting of shareholders;

●	produce the compensation committee report as required by the Securities and Exchange Commission to be included in our proxy statement for the annual meeting of shareholders;
●	oversee our compensation and employee benefit plans and practices; and
●	assist the board of directors in the oversight of risks arising from our compensation policies and practices.

The compensation committee and the board of directors have sole responsibility to determine executive officer compensation, which responsibility may not be delegated. The compensation committee has sole authority to retain and terminate any consulting firm to assist the compensation committee in carrying out its responsibilities, including sole authority to approve the consulting firm’s fees and other retention terms. In 2014, the compensation committee retained Pay Governance, LLC (“Pay Governance”) for advice regarding executive officer compensation, primarily to provide the compensation committee with general compensation market information and trends, to review the structure of our compensation programs, and to provide insight and analysis to the compensation committee at committee meetings. Management and the compensation committee also reviewed data provided by Pay Governance in evaluating our compensation and benefit plans.

In retaining compensation consultants, the compensation committee’s charter provides that the committee is required to consider factors bearing on the independence from management of the compensation consultant and whether the work performed by the compensation consultant will raise any conflict of interest. Although management may request services, the compensation committee must pre-approve the engagement of the consulting firm for any services to be provided to management. These services may not interfere with the consulting firm’s advice to the compensation committee. The chairperson may pre-approve services between regularly scheduled meetings of the compensation committee. Pre-approval of services by the chairperson must be reported to the compensation committee at its next meeting.

In addition, the compensation committee has responsibility for reviewing and making recommendations with respect to director compensation to the board of directors. For information on director compensation, refer to Director Compensation for 2014 in this proxy statement.

Each member of the compensation committee is independent under our Corporate Governance Guidelines and applicable New York Stock Exchange listing standards. During 2014, the compensation committee met five times.

Compensation Committee Interlocks and Insider Participation

No person who served as a member of the compensation committee during 2014 has (a) served as one of our officers or employees or (b) any relationship requiring disclosure under Item 404 of the Securities and Exchange Commission’s Regulation S-K. None of our executive officers serve as a member of the board of directors or compensation committee of any other company that has an executive officer serving as a member of our board of directors or our compensation committee.

Corporate Governance and Nominating Committee

The corporate governance and nominating committee’s responsibilities include:

●	identifying individuals qualified to become directors, consistent with criteria approved by the board of directors;
●	selecting, or recommending that the board of directors select, the candidates for all directorships to be filled by the board of directors or by the shareholders;
●	developing and recommending to the board of directors our Corporate Governance Guidelines;
●	overseeing the evaluation of the board of directors and management; and
●	taking a leadership role in shaping our corporate governance.

Each member of the corporate governance and nominating committee is independent under our Corporate Governance Guidelines and the applicable New York Stock Exchange listing standards. During 2014, the corporate governance and nominating committee met four times.

Executive Committee

The executive committee acts on behalf of the board of directors when the board of directors is not in session, except on those matters that require action of the full board of directors. The executive committee also assists the board of directors in overseeing risk management. The executive committee is composed of our CEO and the chairpersons of each of our other standing committees. During 2014, the executive committee met once.

Director Compensation for 2014

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)[1]	Option Awards ($) (d)[2]	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
C. Stephen Allred	32,833	31,242	—	—	—	—	64,075
Darrel T. Anderson[3]	—	—	—	—	—	—	—
Thomas Carlile	55,167	62,459	—	—	—	—	117,626
Richard J. Dahl	87,997	74,957	—	—	—	—	162,954
Ronald Jibson	68,000	74,957	—	—	—	—	142,957
Judith A. Johansen	74,000	74,957	—	—	—	—	148,957
Dennis L. Johnson	70,250	74,957	—	—	—	—	145,207
J. LaMont Keen[4]	39,333	49,950	—	—	—	—	89,283
Christine King	79,500	74,957	—	—	—	—	154,457
Jan B. Packwood	80,900	74,957	—	—	—	—	155,857
Joan H. Smith	80,000	74,957	—	—	—	—	154,957
Robert A. Tinstman	159,000	74,957	—	—	54,583[5]	—	288,540
Thomas J. Wilford	74,000	74,957	—	—	13,438[6]	—	162,395

[1]
This column reflects the grant date fair value of IDACORP common stock awarded to our non-employee directors measured in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 – Stock Compensation (“FASB ASC Topic 718”). The grant date fair value is based on the closing price of IDACORP common stock on the business day before the grant date. The grant date fair value for the awards included in this column for all non-employee directors other than Mr. Carlile and Mr. Keen is based on the closing price of IDACORP common stock on February 28, 2014, which was $56.19. The grant date fair value for the award to Mr. Carlile is based on the closing price of IDACORP common stock on March 31, 2014, which was $55.47. The grant date fair value for the award to Mr. Keen is based on the closing price of IDACORP common stock on May 30, 2014, which was $54.83.

[2]	No options were awarded to directors in 2014. As of December 31, 2014, no member of the board of directors owned any stock options.
[3]
Employee directors do not receive fees or awards for service as a member of our board of directors. Mr. Anderson’s 2014 compensation as an executive officer is discussed in Part 4 – “Executive Compensation” in this proxy statement.

[4]
Mr. Keen retired as our president and CEO effective April 30, 2014, and received no fees for service as a director while he was an employee of the company during 2014. Mr. Keen’s compensation for his role as a director of our company from and after May 1, 2014 is also included in the 2014 Summary Compensation Table in this proxy statement.

[5]
Includes above-market interest accrued on deferred fees. Also includes the aggregate change in actuarial present value of Mr. Tinstman’s accumulated benefit under the Idaho Power Company Security Plan for Directors, which was terminated on April 1, 2012, in the amount of $21,678.

[6]	Represents above-market interest accrued on deferred fees.

The table that follows sets forth the fees payable to our non-employee directors as of the dates specified. All directors of IDACORP also serve as directors of Idaho Power. The fees and other compensation shown in the table and discussed below are for service on both boards as well as for service on any subsidiary board. Employee directors receive no compensation for service on the boards.

Annual Director Compensation Amounts for 2014		Annual Director Compensation Amounts Effective January 1, 2015
Base Retainer	$50,000	Base Retainer	$65,000
Additional Retainers:		Base Committee Annual Retainers:
Chair of the board	100,000	Audit committee	12,000
Chair of audit committee	12,500	Compensation committee	6,000
Chair of compensation committee	10,000	Corp. gov. and nom. committee	6,000
Chair of corp. gov. and nom. committee	6,000	Executive committee	3,000

Meeting Fees:[1]		Additional Chair Annual Retainers:
Board meeting	1,500	Chair of the board	100,000
Committee meeting	1,500	Chair of audit committee	12,500
Shareholder meeting	1,500	Chair of compensation committee	10,000
		Chair of corp. gov. and nom. committee	7,500

Annual Stock Awards	75,000	Annual Stock Awards	80,000

Subsidiary Board Fees:		Subsidiary Board Fees:
IDACORP Financial Services:[2]		IDACORP Financial Services:[2]
Monthly retainer	750	Monthly retainer	750
Meeting fees	600	Meeting fees	600
Ida-West Energy:[3]		Ida-West Energy:[3]
Monthly retainer	750	Monthly retainer	750
Meeting fees	600	Meeting fees	600

[1]	The chairman of the board did not receive fees for attendance at board or shareholder meetings.
[2]	Mr. Packwood serves on the IDACORP Financial Services board.
[3]	Mr. Packwood serves on the Ida-West Energy board.

Deferral Arrangements

Directors may defer all or a portion of their annual IDACORP, Idaho Power, IDACORP Financial Services, Inc., and Ida-West Energy retainers and meeting fees and receive payment of all amounts deferred with interest in a lump sum or in a series of up to 10 equal annual payments after they separate from service with IDACORP and Idaho Power. Any cash fees that were deferred before 2009 for service as a member of the board of directors are credited with the preceding month’s average Moody’s Long-Term Corporate Bond Yield for utilities, or the Moody’s Rate, plus 3%, until January 1, 2019 when the interest rate will change to the Moody’s Rate. All cash fees that are deferred for service as a member of the board of directors beginning January 1, 2009 are credited with interest at the Moody’s Rate. Interest is calculated on a pro rated basis each month using a 360-day year and the average Moody’s Rate for the preceding month.

Directors may also defer their annual stock awards, which are then held as deferred stock units with dividend equivalents reinvested in additional deferred stock units. Upon separation from service with IDACORP and Idaho Power, directors will receive either a lump-sum distribution or a series of up to 10 equal annual installments. Upon a change in control the directors’ deferral accounts will be distributed to each participating director in a lump sum. The distributions will be in shares of our common stock, with each deferred stock unit equal to one share of our common stock and any fractional shares paid in cash.

Stock Ownership Guidelines for Directors

The board of directors adopted amended stock ownership guidelines for non-employee directors in January 2012, which provide that each non-employee director is expected to own IDACORP common stock equal in value to three times his or her current base annual retainer fee. A director is allowed three years to meet these requirements. As of December 31, 2014, all of our directors were in compliance with the amended guidelines. Once a director reaches the stock ownership target under the guidelines, based on the then-current stock price, the director will remain in compliance with the guidelines, despite future changes in stock price, as long as the director continues to own the minimum number of shares that brought the director into compliance with the stock ownership target. If the base annual retainer fee increases, directors who have already met their stock ownership targets will need to meet the stock ownership guidelines only for the amount of increase in the base annual retainer fee.

Anti-Hedging and Anti-Pledging Policy for Directors

The same prohibitions on hedging ownership of our common stock and the pledging of our securities as collateral that apply to our executive officers, which are described in Part 4 – “Executive Compensation – Compensation Discussion and Analysis – Other Compensation Practices” of this proxy statement, apply equally to members of our board of directors.

Retirement Benefits

Effective April 1, 2002, we terminated the Idaho Power Company Security Plan for Directors. At that time, current directors were entitled to their vested benefits under the plan as of January 15, 2002. The plan was a nonqualified deferred compensation plan that provided for retirement benefit payments. The maximum payment is $17,500 per year for a period of 15 years. Directors elected after November 1994 receive a single life annuity with a joint and survivor option. Benefits are paid to inside directors on the 10th day of the month after severance from service on the board of directors. Benefits are paid to non-employee directors on the 10th date of the month after the later of severance from service on the board or reaching age 65. During 2014, Mr. Tinstman, who was elected after November 1994, was the only director with vested benefits in the plan.

PART 4 - EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis contains statements regarding future performance targets and goals. These targets and goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We caution readers not to apply these statements to other contexts.

Executive Overview

Our 2014 Performance

The year 2014 was a successful one for our company and marked the seventh consecutive year of growth in our net income. Our 2014 earnings per diluted share were $3.85. Our board of directors voted to increase the quarterly dividend in 2014, from $0.43 per share to $0.47 per share. This followed an increase during 2013 from $0.38 to $0.43 per share, and reflects our continued commitment to our previously adopted dividend policy. Based on these dividends and our stock price increase during the year, for 2014 our total shareholder return was in the 79th percentile of our peer group (described below). Also, during 2014 our primary subsidiary, Idaho Power Company, executed an Idaho regulatory settlement stipulation extending many of the benefits of the regulatory settlement stipulation that expired at the end of 2014. We also continued to execute on our business optimization initiatives aimed at controlling operations and maintenance costs, largely completed the implementation of a number of important technology solutions, and continued our progress on Idaho Power’s significant transmission projects.

Our Named Executive Officers for 2014

This section of the proxy statement focuses on the compensation we provide to our executive officers, and primarily our named executive officers, or “NEOs.” For 2014, our NEOs were:

✓ J. LaMont Keen	The former president and CEO of IDACORP, who retired from IDACORP on April 30, 2014 but continues to serve on our board of directors
✓ Darrel T. Anderson	President and CEO of IDACORP (since May 1, 2014) and Idaho Power (since January 1, 2014)
✓ Daniel B. Minor	Executive vice president of IDACORP and executive vice president and chief operating officer of Idaho Power
✓ Rex Blackburn	Senior vice president and general counsel of IDACORP and Idaho Power
✓ Lisa A. Grow	Senior vice president - power supply of Idaho Power
✓ Steven R. Keen	Senior vice president, CFO, and treasurer of IDACORP (since May 1, 2014) and Idaho Power (since January 1, 2014)

Emphasis on At-Risk Compensation for Our NEOs

We believe strong performance by our executive officers is essential to achieving long-term growth in shareholder value and to delivering superior service to our utility customers. We seek to accomplish this by making the majority of our NEO’s pay “at risk,” meaning we tie much of our NEOs’ target compensation to our financial and operational performance. In order to be earned, a substantial portion of our executives’ compensation requires that we achieve successful results over one- and three-year performance periods. As an executive’s level of responsibility increases, so does the percentage of total compensation at risk, which we believe aligns the interests of our executives who have the highest level of decision-making authority with the interests of our shareholders. In “Overview of Our 2014 NEO Compensation Design and Mix” below, we have included a chart to help illustrate the degree to which our NEOs’ compensation is performance-based and thus “at risk.”

Pay Practices We Employ, and Avoid

We supplement our pay-for-performance model with a number of compensation policies and practices intended to align the interests of management with those of our shareholders, including the following:

Practices We Use		Practices We Avoid
✓
We tie our executives’ compensation to corporate performance by providing short-term and long-term incentive compensation, measured using a number of performance metrics – over one-half of our executives’ target compensation is “at-risk”

		✗	We do not provide employment agreements to our executives
✓	The compensation committee consists solely of independent directors and retains an independent compensation consultant	✗	We do not permit the hedging or pledging of our securities by executives, and we restrict the purchase and sale of securities under an insider trading policy
✓	We require our officers to own specified minimum amounts of our stock, and we impose stock retention obligations	✗	We do not encourage excessive or inappropriate risk-taking through our compensation design
✓	We have a clawback policy that provides for the recovery of incentive compensation under certain circumstances	✗	We provide only limited perquisites
✓	We impose a cap on the amount of incentive compensation that may be paid

Overview of Our 2014 NEO Compensation Design and Mix

The general design of our 2014 executive compensation program remained largely unchanged from 2013.  Consistent with prior years, we use a number of data sources and points of reference to assist in establishing executive compensation. Our compensation committee takes into account a market compensation analysis, incentive pay weighting, individual experience, individual performance, job responsibilities, company performance, external market conditions, and pay equity among the officer and senior manager team.

Also consistent with prior years, we designed our 2014 executive compensation program to provide fixed compensation (base salary) to promote retention of our executives and to provide at-risk compensation (short- and long-term incentive compensation) to help ensure focus on operational and financial performance for the benefit of our company, our shareholders, and our customers. Our short-term incentive compensation is paid in cash, if earned, based on single-year performance. Our long-term incentive compensation is paid in IDACORP common stock, if earned, based on performance over a three-year period. The allocation of the “total target direct compensation” (base salary plus short- and long-term incentive compensation at the target payout level) mix for 2014 is illustrated in the table that follows.

We set rigorous performance goals for our short- and long-term incentive compensation programs to assure that payouts are only earned upon strong performance. The nature of the 2014 performance goals and their respective weightings for our short- and long-term incentive compensation were unchanged from 2013 and are illustrated in the charts that follow (“CEPS” refers to cumulative earnings per share and “TSR” refers to relative total shareholder return).

Short-term Incentive (One Year)	Long-term Incentive (Three Year)

By using metrics tied to both operational and financial performance, as shown in the charts above, our executives’ annual compensation can vary considerably depending on our actual performance in any period. This is what we refer to as the “at risk” component of our executives’ compensation.

Each year our compensation committee reviews and establishes a threshold, target, and maximum performance level for each of our short- and long-term incentive plan goals. The compensation committee seeks to establish performance levels that assure the goals properly reflect our performance, are realistic enough to be achievable, and are difficult enough to incentivize outstanding performance. The compensation committee establishes the required performance levels for our incentive plan goals every year to encourage continuous performance improvement. For our two short-term incentive operational goals of customer satisfaction and service reliability, through 2014 we have either maintained or increased the target performance levels each year since the operational goals were first adopted in 2006. For our short-term incentive financial goal of consolidated net income (net income attributable to IDACORP), we have increased the target performance level significantly, from a target of $82 million in 2007 to $172 million in 2014. For our long-term incentive goal of CEPS, we have also increased the target performance level significantly, from $6.20 for the 2007-2009 performance period to $10.45 for the 2014-2016 performance period. Our other long-term incentive goal, TSR, is a relative goal and thus we have not increased the target performance level for that goal, which for 2014 grants continued to require 55th percentile performance versus our total shareholder return comparison group in order to be earned at target.

We seek to establish performance metrics for incentive compensation that reward our executive officers for achieving objectives that align with our shareholders’ interests. In connection with its annual review of executive compensation, our compensation committee reviews the correlation between our executives’ historical compensation and our historical performance. We believe that one of the primary metrics of importance to our shareholders is TSR, reflective of both capital gains and dividends. The graph below shows the correlation between our CEO’s actual compensation as described in the graph and TSR. For 2009 through 2013, the graph reflects our former CEO’s compensation and, for 2014, the graph reflects Mr. Anderson’s compensation, as he was our CEO during most of 2014.

We believe that earnings per share is also a metric of importance to our shareholders, and it is an input used in determining both short- and long-term incentive compensation. The graph below also shows the correlation between diluted earnings per share (as adjusted following adoption of Accounting Standards Update 2014-01 in 2013) and our CEO’s actual compensation as described in the graph. Again, the compensation shown for 2009 through 2013 is for our former CEO and the compensation shown for 2014 is for Mr. Anderson, our current CEO.

Summary of Our NEOs’ Total Target Direct Compensation Compared to Our Peers’ NEOs

As a component of establishing our NEOs’ compensation, we do considerable market benchmarking. The total target direct compensation (base salary plus target short- and long-term incentive compensation) of our NEOs for 2014, compared to the median total target direct compensation of each of the three designated data sets we used for benchmarking our NEO’s 2014 compensation, is summarized in the table that follows.

		Median Total Target Direct Compensation[1]
Executive	2014 Total Target Direct Compensation	Peer Group[2]	IOU Survey Data[2]	General Industry Survey Data[2]
J. LaMont Keen	$2,252,250	$2,451,698	$2,915,847	$3,677,240
Darrel T. Anderson	$1,811,250	$2,451,698	$2,915,847	$3,677,240
Daniel B. Minor	$1,161,000	$938,695	$1,115,209	$1,779,550
Rex Blackburn	$720,250	$717,500	$791,245	$934,070
Lisa A. Grow	$645,000	No data	$505,072	No data
Steven R. Keen	$756,000	$936,953	$1,069,427	$1,251,424

[1]	Increased 3 percent to reflect projected compensation at January 1, 2014.
[2]	Descriptions of the Peer Group, IOU Survey Data, and General Industry Survey Data sets are included below.

We have historically targeted a range of total target direct compensation for our executive officers of 85 percent to 115 percent of the market median (based on designated data sets) for each executive officer position. The median compensation for each of the three data sets (and a particular element of compensation) used for 2014 compensation decisions varied significantly. For one data set an officer’s compensation may be inside the target range but for another data set outside the target range. The compensation committee uses its judgment in assessing the market data, and may establish compensation levels above or below the range depending on the data set used for comparison, as well as based on the experience, responsibility, and performance of the particular executive officer.

Our Compensation Philosophy and Policy

Compensation decisions for our executive officers, including our NEOs, are made in the context of our overall compensation philosophy. Our executive compensation philosophy is to provide balanced and competitive compensation to our executive officers to ensure that we are able to attract and retain high-quality executive officers, and to motivate our executive officers to achieve performance goals that will benefit our shareholders and customers and contribute to the long-term success and stability of our business without excessive risk-taking. Our board of directors has adopted a written executive compensation policy, and the compensation committee reviews the policy annually. The policy includes the following compensation-related objectives:

●	manage officer compensation as an investment with the expectation that officers will contribute to our overall success;
●	recognize officers for their demonstrated ability to perform their responsibilities and create long-term shareholder value;
●	be competitive with respect to those companies in the markets in which we compete to attract and retain the qualified executives necessary for long-term success;
●	be fair from an internal pay equity perspective;
●
ensure effective utilization and development of talent by working in concert with other management processes, such as performance appraisal, management succession planning, and management development; and

●	balance total compensation with our ability to pay.

Components of Our Executive Compensation

Compensation for our executive officers is comprised of the following elements:

Base Salary
Base salary consists of fixed cash payments. We pay base salaries in order to provide our executive officers with sufficient regularly paid income and to secure officers with the knowledge, skills, and abilities necessary to successfully execute their job duties and responsibilities. Base salary is based on or adjusted pursuant to a series of factors related to competitiveness of the base salary and the officer’s position, experience, and individual and company performance.

Short-Term Incentive Compensation
Short-term incentive compensation under our Executive Incentive Plan is based on annual performance goals and is intended to encourage and reward short-term financial and operational performance results. We provide executive officers the opportunity to earn cash-based short-term incentives in order to be competitive from a total compensation standpoint and to ensure focus on annual financial, operational, and customer service goals.

Long-Term Incentive Compensation
Long-term incentive compensation is intended to encourage and reward long-term performance and is based on performance goals achievable over a period of years. We grant executive officers the opportunity to earn stock-based long-term compensation in order to be competitive from a total compensation standpoint, to ensure focus on long-term financial goals, to recognize future performance, to promote retention, and to maximize shareholder value by aligning our executive officers’ interests with shareholder interests.

Health and Welfare Benefits
We make available general employee benefits for medical, dental, and vision insurance, and disability coverage to employees, including our NEOs. Our NEOs are also eligible to participate in an executive physical program, which provides executive management employees access to a comprehensive physical exam.

Post-Termination Benefits
We offer two tax-qualified retirement plans, including a 401(k) plan, to provide retirement savings opportunities. Both of these plans are available to most employees. Our NEOs are also entitled to benefits under our Security Plan for Senior Management Employees. We believe the retirement benefits we provide encourage our executive officers to make long-term commitments to our company and serve as an important retention tool. Benefits under our pension and Security Plan for Senior Management Employees increase with an employee’s period of service and earnings and are not portable. We also have change in control severance agreements with each of our NEOs. We believe the change in control severance agreements promote retention during periods of uncertainty.  Details and specific amounts and calculations of retirement benefits and change in control arrangements for our NEOs are set forth below under “Post-Termination Compensation Programs” and in the compensation tables provided later in this proxy statement.

Other Benefits
Other benefits include the availability of an Executive Deferred Compensation Plan and limited perquisites. We believe these other benefits, though limited, are necessary to provide a competitive executive compensation program.

We believe that providing these compensation components meets our fundamental compensation objectives of attracting and retaining qualified executives and motivating those executives to achieve key performance goals for the benefit of our customers and shareholders, as demonstrated by our ability to retain officers over the long term, which has helped us to establish a cohesive executive team that takes a long-term view and has delivered superior results for our shareholders and customers.

Role of the Compensation Consultant and Management in Establishing Executive Compensation

The compensation committee, our compensation consultant, and management all participate in the process of setting executive compensation. The compensation committee has primary responsibility for determining the compensation provided to our executive officers. The compensation committee receives information and advice from its independent compensation consultant and from management to make its determinations of executive officer compensation, which the committee then recommends to the full board of directors for approval.

The compensation committee retained Pay Governance for advice regarding executive officer compensation for 2014, primarily to provide the compensation committee with general compensation market information and trends, to review the structure of our compensation programs, and to provide insight and analysis to the compensation committee. During 2014, Pay Governance did not provide services to us beyond its advice regarding executive officer and director compensation, as directed by the compensation committee. In connection with its retention of Pay Governance as an advisor, the compensation committee assessed the independence of the compensation consultant and determined that the compensation consultant was independent. In September 2013, and again in January 2014 in connection with the execution of an engagement agreement, the compensation committee also evaluated whether the work to be performed by the compensation consultant would raise any conflicts of interest, and determined that no such conflicts of interest existed.

Our executive officers are also involved in the process of reviewing executive compensation. Mr. Anderson, Mr. Steven Keen, our vice president of human resources, and our corporate secretary regularly attend compensation committee meetings. Our CEO and several of our other executive and senior vice presidents review and comment on the market compensation data, including the make-up of the Peer Group, IOU Survey Data set, and General Industry Survey Data set and the description of comparable officer positions. Our CEO and the other participating executive and senior vice presidents utilize the competitive market data, along with other factors related to an executive officer’s position, experience, and individual performance, to develop proposed compensation levels for the executive vice presidents, senior vice presidents, or vice presidents that report to them. Our executive officers also review and recommend performance goals and goal weightings for our short-term and long-term incentive plans. Our CEO presents these compensation proposals to the compensation committee, which reviews and may modify the proposals before approving them. Our CEO is not involved in the review of his own compensation, though he does prepare and deliver a self-evaluation to the compensation committee, and performs and delivers to the compensation committee an evaluation of the performance of other executive officers.

The Process, Data, and Metrics We Use for Establishing Executive Compensation

Consistent with prior years, our 2014 executive compensation decisions were made in the following four steps:

(1)	conduct a general review of the components of executive compensation and industry practices and consider potential changes;
(2)	analyze peer groups and market data to assess competitiveness of compensation and consider potential changes;
(3)	review total compensation structure, internal pay equity analysis, and the allocation of various forms of compensation; and
(4)	review organizational results and individual executive officer performance, responsibility, and experience to determine compensation levels and opportunities for each executive officer.

Market Compensation Data and Analysis

We believe that market compensation information is important because it provides an indication of the levels of compensation that are needed to enable us to remain competitive with other companies in attracting and retaining executive officers. In establishing and annually assessing our peer groups for compensation purposes, we consider the following factors:

✓	Breadth –include companies that are philosophically relevant
✓	Nature and complexity of the business – take into account each company’s portfolio and markets, and seek companies that derive at least 70 percent of revenues from regulated operations
✓	Scope – reflect an appropriate range of revenues and market capitalization
✓	Ease of administration – ensure availability of valid and reliable data (e.g., SEC filings)
✓	Size – include a sufficient number of companies to provide robust data and mitigate volatility

Consistent with historical practice, the market compensation analysis is used to develop a market compensation range for each of our executive officer positions for base salary, short-term incentive compensation, and long-term incentive compensation, and for combinations of these three elements, based on compensation provided to officers in similar positions at peer group companies. Consistent with the process used in 2013, for 2014 the compensation committee reviewed survey data for three sets of companies, described below. The compensation committee reviewed the elements of each officer’s compensation relative to the median for each compensation element for each of the data sets separately. It then determined whether each element of compensation, and the total target direct compensation, were below range, within the desired range (85% to 115% of the median of each data set), or above the range for each officer for each separate data set.

The two sources of market compensation data used to prepare the market compensation analysis for our 2014 executive officer compensation were:

●	Private Survey Data Sources: Towers Watson’s 2013 annual private survey of corporate executive compensation, with the following three subsets of companies:

Peer Group	comprised of comparable utilities, as determined by the compensation committee; these were the same companies we use for the public survey data source, listed below
IOU Survey Data	comprised of all participating investor-owned utilities, regressed to $1.5 billion in annual revenues
General Industry Survey Data	comprised of all participating general industry companies, regressed to $1.5 billion in annual revenues

●	Public Survey Data Source: 2013 public proxy statement compensation data from a designated peer group of companies, listed below (the same companies included in the Peer Group).

The names of the companies included in the IOU Survey Data set and the General Industry Survey Data set are listed in Appendix A to this proxy statement. Our management and the compensation committee worked together in developing and approving the Peer Group, based in part on data provided by the compensation consultant. The companies in the Peer Group and used for our survey and public proxy data included the following:*

Allete Inc.	Northwest Natural Gas Co.	Southwest Gas Corporation
Avista Corp.	Northwestern Corp	UIL Holdings Corporation
Black Hills Corporation	NV Energy, Inc.	UniSource Energy Corp.
Cleco Corporation	PNM Resources, Inc.	Vectren Corporation
El Paso Electric Co.	Portland General Electric Co.	Westar Energy, Inc.
Great Plains Energy Inc.	Questar Corporation

*The only change to the Peer Group for 2014, compared to the prior year, was the addition of Allete Inc.

Because the public proxy compensation data is not as broad or detailed as the private survey data, the compensation committee used the public proxy compensation data as a secondary data source to provide general confirmation of the compensation levels for our NEOs. The compensation committee’s primary information source in assessing competitive compensation levels was the more comprehensive private survey compensation data. For purposes of compiling the market compensation information, each NEO’s role is matched to a comparable position at the peer companies, and the compensation for that comparable position is included in the data set. For purposes of determining 2014 compensation, we believe that Ms. Grow’s oversight responsibility and areas of focus are broader than those of persons with similar titles at many of the companies included in the Peer Group and IOU Survey Data set. The compensation committee took this into consideration when evaluating her compensation.

An individual executive officer’s compensation may be positioned above or below the market level for his or her position, depending on his or her level of experience, responsibility, and performance. The compensation committee uses its judgment and our CEO’s feedback on executive officer performance in assessing experience, responsibility, and performance in determining how an executive officer’s compensation should align relative to the market level.

Review of Total Compensation Structure and Internal Pay Ratios

Each year, the compensation committee reviews the total compensation structure for each NEO. As in prior years, the compensation committee began this process for 2014 compensation decisions with a review of the compensation elements set forth in the Summary Compensation Table and other compensation disclosures from the previous year’s proxy statement. The compensation committee also reviewed an internal pay equity analysis presented by our management, which showed the ratios below for internal pay equity based on proposed (as of the date of the review) 2014 total target direct compensation amounts. The ratios reviewed for 2013 total target direct compensation purposes are also included in the table below and were reviewed by the compensation committee for comparison purposes when establishing 2014 compensation levels.

Officer Comparison Set	Internal Pay Ratio – 2014 Total Target Direct Compensation	Internal Pay Ratio – 2013 Total Target Direct Compensation
CEO to executive and senior vice presidents	2.21x	2.61x
CEO to pay grade S-3 and higher senior managers	7.78x	9.61x
CEO to all senior managers	9.07x	11.83x

The review of our executive officers’ levels of historical compensation, potential termination and retirement benefits, internal equity, and IDACORP stock ownership help the compensation committee determine whether it should adjust an executive officer’s total target direct compensation. The compensation committee also reviews the mix of compensation of our executive officers against the structure and mix of compensation of our peers, information about which is provided in connection with the market studies described above. Based on these reviews, the compensation committee determined that no changes to the overall structure of our compensation programs or the forms of compensation payable to our executive officers for 2014 were necessary. In making this determination, the compensation committee relied on its subjective judgment.

Allocation of Compensation – Policy to Emphasize At-Risk Compensation

Our executive compensation policy provides that various elements of our compensation for executive officers should generally target the ranges in the table that follows.

Element of Executive Officers’ Compensation	Percent of Total Target Direct Compensation
Cash Compensation (Base Salary and Short-Term Incentive Compensation at Target)	55-80%
Short-term Incentive Compensation at Target	15-25%
Long-term Incentive Compensation at Target	20-50%
Short- and Long-Term Incentive Compensation Combined at Target	35-75%

This structure is intended to provide the appropriate balance between at-risk compensation tied to executive and corporate performance and base salary to promote executive retention. We also apply a policy that provides that the higher the executive officer’s position, the greater the emphasis on long-term results and, therefore, on equity-based compensation. Accordingly, our CEO’s compensation is typically weighted more heavily toward long-term incentive compensation in the form of stock grants compared to our other executive officers’ compensation.

We believe that combined short- and long-term incentive compensation comprising 35 percent to 75 percent of total target compensation is appropriate because:

●	our executive officers are in positions to drive, and therefore bear high levels of responsibility for, our corporate performance;
●	incentive compensation is at-risk and dependent upon our performance and continued employment of the executive officer; and
●
making a significant amount of our executive officers’ target compensation contingent upon results that are beneficial to shareholders helps ensure focus on goals that are aligned with our overall strategy.

For 2014 compensation of our NEOs, the percentage of total target direct compensation that was comprised of short- and long-term incentive compensation at target exceeded 50 percent.

Individual Executive Officer Performance Criteria and Evaluation

After the compensation committee reviews the market compensation data and has considered the structure and proper allocation of compensation, it reviews each executive officer’s level of experience and time in the role, responsibility, and individual performance to determine where the executive officer’s base salary and target incentive compensation should be relative to the compensation of peers, keeping in mind the 85 percent to 115 percent target total direct compensation range and the allocation of compensation outlined by our executive compensation policy as described above. For the review of our CEO’s performance, each of our directors completes an annual written evaluation, which addresses strengths, achievements, opportunities for improvement, and other attributes of our CEO’s performance, the results of which are discussed by the full board of directors. This evaluation covers the fourteen attributes in the table that follows.

Strategic Capability	Leadership	Performance
Vision – builds and articulates a shared vision	Character – committed to personal and business values and serves as a trusted example	Financial – financial performance meets or exceeds plan and is competitive relative to industry peers
Strategy – develops a sound, long-term strategy	Temperament – emotionally stable and mature in the use of power	Relationships – builds and maintains relationships with key stakeholders
Implementation – ensures successful implementation; makes timely adjustments when external conditions change	Insight – understands own strengths and weaknesses and is sensitive to the needs of others	Leadership – dynamic, decisive, strong confidence in self and others; demonstrates personal sacrifice, determination, and courage

Strategic Capability	Leadership	Performance
Courage – handles adversity and makes the tough calls when necessary	Operational – establishes performance standards and clearly defines expectations
Charisma – paints an exciting picture of change; sets the pace of change and orchestrates it well	Succession – develops and enables a talented team
Compliance – establishes strong auditing and internal controls and fosters a culture of ethical behavior

For other executive officer reviews, our CEO provides to the compensation committee an evaluation of each executive officer’s accomplishments during the year and overall performance under the following primary categories:

●	financial strength	●	customer satisfaction
●	operational excellence	●	safe, engaged, and effective employees

In addition, each executive officer, including our CEO, is evaluated against the following eight competencies:

●	establishing strategic direction	●	operational decision making	●	driving for results
●	building organizational talent	●	business acumen	●	developing strategic relationships
●	customer orientation	●	leadership

While the general factors used for evaluation are the same, the evaluation of each of our executive officers under each category involves a review of more specific factors relevant to that officer’s position. For instance, in connection with its evaluation of the “operational decision making” competency for an officer involved in Idaho Power’s power supply operations, the compensation committee may take into consideration progress on Idaho Power’s environmental stewardship initiatives, maintenance of Idaho Power’s hydroelectric generation base, improvements in compliance programs, and the matching of Idaho Power’s loads with its resources. These sub-factors considered by the compensation committee vary based on the specific functions and responsibilities of each executive officer. Each executive officer must also generate specific performance goals for each year, which the compensation committee reviews and evaluates in connection with its compensation decisions.

2014 NEO Performance Evaluation Results

In connection with its annual evaluation of our NEOs’ performance, the compensation committee identified the following non-exclusive contributions and accomplishments during 2013 that were relevant to establishing the NEOs’ base salaries and incentive compensation opportunities for 2014:

J. LaMont Keen
The board of directors and the compensation committee acknowledged LaMont Keen’s nearly 41 years of service to our company and the value of his broad experience to the enterprise as a whole and to our executive leadership. Also noted were the company’s continued strong financial performance and results, focus on the company’s safety culture, and efforts on succession planning. Also relevant for 2014 compensation decisions, however, was LaMont Keen’s pending retirement at the end of April 2014 and the transition of his role to Mr. Anderson.

Darrel T. Anderson
In connection with his transition to the role of president and CEO, Mr. Anderson’s duties and responsibilities were expanded. For purposes of determining 2014 compensation, the compensation committee noted the enhanced strategy and policy-making responsibilities he would undertake. The compensation committee also noted the positive financial performance of our company and his responsibility for financial stewardship of capital and operating expenditures that balanced the impacts on customers, shareowners, and employees. He also made significant contributions to the enhancement of our safety culture and compliance initiatives, actively participated in industry activities, and made substantial contributions to long-term strategy as he transitioned toward and into the CEO role.

Daniel B. Minor
Mr. Minor’s accomplishments during 2013 included successful conclusion of a number of operating initiatives, including those relating to economic development, business optimization, succession planning, safety, compliance, and technology implementation. He also provided leadership in connection with project management, budgeting, and financial management processes and platforms. The compensation committee noted that he had done an effective job of leveraging the talent and experience of his employees across the operating organization to achieve successful outcomes.

Rex Blackburn
The compensation committee noted several of Mr. Blackburn’s accomplishments during 2013, including his continued efforts to maintain or reduce costs within the legal and regulatory departments, provide timely and high quality legal support for a number of significant events and initiatives, and improve compliance processes and oversight and management of risk. The compensation committee reviewed an extensive list of specific projects and initiatives over which Mr. Blackburn oversaw the legal, risk, and regulatory aspects, and noted the significant positive outcomes from many of those projects and initiatives.

Lisa A. Grow
During 2013, Ms. Grow took an active role in a number of initiatives that covered a broad spectrum of operating issues and disciplines. The compensation committee considered the breadth of those issues and the outcome of the initiatives over which she had oversight. The compensation committee also noted her efforts related to the management of hydroelectric conditions for Idaho Power during a relatively low water year, her development of additional internal and external relationships, and the financial performance of the power supply business unit of Idaho Power.

Steven R. Keen
In considering the 2014 compensation for Steven Keen, the compensation committee took into consideration his transition to the role of senior vice president, CFO, and treasurer, our continued positive financial performance, cost management effectiveness, favorable liquidity position and availability of credit, the low interest rates Idaho Power obtained on the issuance of debt securities in 2013, and his positive contributions to Idaho Power’s business optimization efforts. Additionally, the compensation committee noted his work targeted toward the company achieving financial success over the long-term.

Consideration of the Results of the Shareholder Advisory Votes on Executive Compensation

Our retention of the same general compensation program design in recent years has been influenced, in part, by the voice of our shareholders, as indicated by the results of prior say-on-pay votes at the 2011, 2012, and 2013 annual meetings, where over 93 percent of votes cast were cast in favor of our executive compensation program. At the 2014 annual meeting, over 97 percent of votes cast were cast in favor of our executive compensation programs. The consistent voting results we received in those years were an important indicator to management, the compensation committee, and the board of directors regarding investor sentiment about our executive compensation philosophy, policies, and practices. As a result, our 2014 compensation program continued to reflect our pay-for-performance philosophy.

Impact of Tax and Accounting Treatment on Compensation Decisions

The compensation committee may consider the impact of tax and/or accounting treatment in determining compensation. Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount of compensation paid to certain officers that we may deduct as a business expense in any tax year unless, among other things, the compensation qualifies as performance-based compensation, as that term is used in Section 162(m). The compensation committee may structure certain compensation programs in a manner intended to allow compensation to be fully deductible under Section 162(m), but retains the flexibility and discretion to grant compensation awards, whether or not deductible. This flexibility is necessary to foster achievement of performance goals established by the compensation committee, as well as other considerations important to our success, such as encouraging employee retention and rewarding achievement of key corporate goals.

At the 2015 Annual Meeting, shareholders will be requested to re-approve the IDACORP Executive Incentive Plan (for short-term incentive compensation) and the IDACORP 2000 Long-Term Incentive and Compensation Plan (for long-term incentive compensation) to continue to permit performance-based awards granted under the plans to qualify as performance-based compensation under Section 162(m), for compensation under those plans that we intend to be deductible for purposes of Section 162(m).

Section 409A of the Internal Revenue Code imposes additional income taxes for certain types of deferred compensation if the deferral does not comply with Section 409A. We administer our compensation plans and arrangements affected by Section 409A with the objective of not triggering any additional income taxes under Section 409A.

2014 Named Executive Officer Compensation

Base Salary

As discussed above, the compensation committee reviewed the base salary market data from the market compensation analysis, including a comparison of each NEO’s current base salary with the median from each of the three data sets for that position (where data was available). As a component of determining appropriate 2014 compensation levels, the compensation committee also reviewed the 2013 performance evaluations for each NEO and the company’s overall performance during 2013. Based on its review and analysis of this information, in January 2014 the compensation committee recommended, and the board of directors approved, the NEO base salaries for 2014 shown in the table that follows.

Executive	2014 Base Salary ($)	% Increase from 2013 Base Salary[1] (%)
J. LaMont Keen	715,000[2]	0%
Darrel T. Anderson	575,000	15%
Daniel B. Minor	430,000	5%
Rex Blackburn	335,000	5%
Lisa A. Grow	300,000	7%
Steven R. Keen	315,000	13%

[1]	Represents the increase relative to the amount of annual base salary in effect as of year-end 2013.
[2]
Mr. LaMont Keen retired as our president and CEO effective April 30, 2014. The amount listed is annual base salary. Mr. LaMont Keen received only a prorated portion of the amount listed as 2014 base salary based on his partial period of service as an officer of our company during 2014.

The notable increase in Mr. Anderson’s base salary resulted in large part from his transition to the president and CEO position at IDACORP and Idaho Power. In January 2012, Mr. Anderson was appointed as Idaho Power’s president and CFO, in connection with a succession planning initiative under which he would ultimately succeed to the president and CEO role at Idaho Power, which occurred on January 1, 2014. He assumed the role of president and CEO of IDACORP in May 2014. Mr. Anderson’s 2013 base salary was substantially less than the average base salaries of the Peer Group, IOU Survey Data set, and General Industry Survey Data set, and thus the compensation committee approved a significant increase in his base salary for 2014. However, given his limited time in the president and CEO role, the compensation committee approved a base salary that was less than the median base salaries of the three data sets.

The notable increase in Steven Keen’s base salary for 2014 compared to 2013 is similarly attributable to his change in title and increased responsibilities as the senior vice president, CFO, and treasurer at IDACORP and Idaho Power. However, as with our CEO’s compensation for 2014, the compensation committee noted Steven Keen’s limited time in the CFO role and approved a base salary that was less than the median base salaries of the three data sets.

Short-Term Incentive Compensation

For 2014, the compensation committee retained the same short-term incentive goal structure as was used in 2013, described below. While the compensation committee considered whether other metrics would also be appropriate, the compensation committee determined that operational goals of customer satisfaction and network reliability and the financial goal of IDACORP consolidated net income provide effective measures of the overall performance of our company for incentive purposes. The compensation committee also retained the same weightings for the incentive goals as in 2013 – 15 percent for customer satisfaction, 15 percent for network reliability, and 70 percent for consolidated net income. Following is a more detailed description of the 2014 short-term incentive performance goals:

●
Customer Satisfaction – The customer satisfaction goal focuses on our relationship with and service to our customers. We measure customer satisfaction through quarterly surveys conducted by an independent survey firm. The customer relationship index details our performance through the eyes of the customer and was based on a rolling four-quarter average for the 2014 calendar year. The survey data covered five specific performance qualities: overall satisfaction, quality, value, advocacy, and loyalty.

●
Network Reliability – The network reliability goal is intended to focus executive officers on Idaho Power’s system reliability and its impact on the company’s relationship with its customers. We measure this goal by the number of interruptions greater than five minutes in duration experienced by Idaho Power’s small and large general service customers. The goal also includes a hurdle of no more than 10 percent of small and large general service customers being subjected to more than six interruptions during the 2014 calendar year. If this hurdle is not met, we will not make a payout for this goal.

●
Consolidated Net Income – Our compensation committee believes that the IDACORP consolidated net income goal provides the most important overall measure of our financial performance, and thus the compensation committee gave it the greatest weighting. This goal aligns management and shareholder interests by motivating our executive officers to increase earnings for the benefit of shareholders.

After determining the nature of the 2014 performance goals, the compensation committee set the specific performance targets for each goal, based on three levels of performance: threshold, target, and maximum. For 2014, the compensation committee:

●
decreased slightly the performance level for the customer satisfaction goal for the maximum payout level based on its review of customer-facing initiatives in process and historical customer satisfaction metrics;

●
to incentivize continuous improvement, established more challenging network reliability goals at all payout levels, based on its review of factors likely to impact reliability and to incentivize continuous improvement; and

●	established more challenging net income performance goals at all payout levels, based on its review of financial information and to incentivize continuous improvement.

The table below shows the specific threshold, target, and maximum performance targets for each short-term incentive performance goal and the qualifying payout multiplier for each target. We use linear interpolation for achievement between the levels specified. The short-term cash incentive award opportunities are calculated by multiplying base salary by the product of the approved incentive percentage and the qualifying multiplier for each goal. The table also shows the actual 2014 performance results for all three performance goals. The Executive Incentive Plan under which the short-term awards are made to executives does not permit the payment of awards if there is no payment of awards under the employee incentive plan (which uses the same metrics and performance levels) or if IDACORP does not have net income sufficient to pay dividends on its common stock. Neither of these restrictions applied for 2014.

	IDACORP Short-Term Incentive Metrics
Performance Goal	Performance Levels		Qualifying Multiplier	2014 Actual Results
Customer Satisfaction – Customer Relations Index Score	Threshold:	81.5%	7.5%
	Target:	82.5%	15.0%	82.0%
	Maximum:	83.5%	30.0%
Network Reliability – Number of Outage Incidents	Threshold:	<1.8	7.5%
	Target:	<1.5	15.0%	1.27
	Maximum:	<1.2	30.0%
IDACORP 2014 Consolidated Net Income (in millions)	Threshold:	$159	35.0%
	Target:	$174	70.0%	$193.5
	Maximum:	$189	140.0%

Once the compensation committee established the performance levels and qualifying multipliers for the short-term incentive award design, it then determined the threshold, target, and maximum award amount for each NEO, based on a percentage of base salary. The table that follows shows the 2014 short-term incentive award opportunities for the NEOs recommended by the compensation committee and approved by the board of directors, as well as the 2014 short-term incentive awards earned by our NEOs based on 2014 actual performance results.

		IDACORP Short-Term Incentive Award Opportunity Levels
Executive		Threshold[1]	Target[1]	Maximum[1]	2014 Award Earned
J. LaMont Keen[2]	% of Base Salary:	40%	80%	160%	$363,677
	Dollar Amount:	$286,000	$572,000	$1,144,000
Darrel T. Anderson	% of Base Salary:	40%	80%	160%	$813,548
	Dollar Amount:	$230,000	$460,000	$920,000
Daniel B. Minor[3]	% of Base Salary:	30%	60%	120%	$439,089
	Dollar Amount:	$129,000	$258,000	$516,000
Rex Blackburn	% of Base Salary:	22.5%	45%	90%	$267,497
	Dollar Amount:	$75,375	$150,750	$301,500
Lisa A. Grow	% of Base Salary:	22.5%	45%	90%	$239,347
	Dollar Amount:	$67,500	$135,000	$270,000
Steven R. Keen	% of Base Salary:	25%	50%	100%	$278,760
	Dollar Amount:	$78,750	$157,500	$315,000

[1]	The percentage shown represents the percent of base salary to be awarded, assuming achievement of the relevant performance level.
[2]	Mr. LaMont Keen retired as our president and CEO effective April 30, 2014. The short-term incentive award opportunities reflect amounts calculated based on annual base salary. Based on only a partial year of service, pursuant to the terms of the award, Mr. LaMont Keen received only a prorated portion of the short-term incentive compensation, based on his period of service as an officer of our company during 2014, as reflected in the 2014 Award Earned column.
[3]	Mr. Minor’s short-term incentive payout for 2014 was decreased by $18,686 due to a short-term period of leave during 2014 for medical reasons.

Based on its review of market compensation and individual NEO performance, for 2014 the compensation committee increased relative to 2013 the percentage of base salary payable as short-term incentive for each of Mr. Anderson (from a target of 65% to 80%), Mr. Minor (from a target of 55% to 60%), and Steven Keen (from a target of 45% to 50%). Similar to their base salary increases, for Mr. Anderson and Steven Keen these increases were approved in light of their transition to new positions and their performance during 2013, and were in large part intended to bring their target short-term award opportunity closer to the target award opportunity of the survey data set. For Mr. Minor, the increase was reflective of the significant scope of his responsibilities within, and contributions to, our company, and his performance during 2013. As noted in footnote 2 to the table above, pursuant to the terms of the award, Mr. LaMont Keen’s 2014 short-term incentive award was prorated based on his period of service as an officer of our company during 2014.

Long-Term Incentive Compensation

Our 2014 long-term incentive awards were allocated as follows:

●	time-vesting restricted stock, vesting in January 2017, representing one-third of the awards; and
●	performance-based shares with a three-year performance period of 2014-2016, representing two-thirds of the awards.

Consistent with our historical practice, the compensation committee recommended, and the board of directors approved, the 2014 long-term incentive grants at their February 2014 meetings, which occurred after we released our 2013 full year earnings. Following is a more detailed description of the time-vesting restricted stock and performance-based shares that comprise the long-term incentive grants.

Time-Vesting Restricted Stock:

The time-vesting restricted stock awards made to our NEOs in 2014 will vest in January 2017, as long as the NEO remains employed by us throughout the restriction period. The NEOs receive dividends on the stock during the restriction period, since the officer is assured of vesting in the stock as long as he or she remains employed by the company. We believe that the restricted stock and dividend payments provide a strong incentive for the officer to continue working for us for the entire three-year restriction period. Because the restricted stock is intended to serve as a retention tool, the compensation committee decided to use cliff vesting, rather than ratable vesting. However, if the NEO’s employment terminates before the vesting date, subject to board approval, the officer may receive a pro-rated payout, depending on the reason for or circumstances surrounding the termination.

Performance-Based Shares:

Performance-based shares are based entirely on our financial performance over a three-year performance period and may be earned up to 150 percent of target, but will not be earned if our minimum performance goals are not met at the end of the performance period. For instance, all performance-based shares for the performance periods ending in the years 2003, 2004, and 2005 were forfeited. Dividends on the performance-based shares are not paid to our NEOs during the performance period. Instead, they are paid at the end of the performance period only on performance-based shares that are actually earned, if any.

The performance-based shares granted in February 2014 may be earned by the NEOs based on performance against two financial measures over the 2014-2016 performance period. The two equally weighted performance measures are CEPS and TSR. We believe these performance metrics represent key measures of performance for the benefit of our shareholders and align our executive officers’ management efforts with our shareholders’ performance objectives. The CEPS levels are indicative of management performance, as this goal relates to revenue enhancement and cost containment. Relative TSR is determined by our common stock price change and dividends paid over a three-year performance period compared to that achieved by a comparison group of companies over the same three-year period. For 2014 grants, we used the EEI Index of U.S. Shareholder-Owned Electric Utilities as the TSR comparison group. We compare our TSR with these companies’ TSRs on a percentile basis. For example, if our TSR falls exactly in the middle of the TSR of the comparison companies, we would rank at the 50th percentile of the comparison group.

The CEPS performance levels for the 2014-2016 performance period are as follows:		The TSR performance levels for the 2014-2016 performance period are as follows:

-Threshold:	$9.60	-Threshold:	35th percentile
-Target:	$10.45	-Target:	55th percentile
-Maximum:	$11.35	-Maximum:	75th percentile

The compensation committee increased the CEPS performance levels for 2014 compared to the levels approved in 2013 based on its assessment of our historical and potential performance and the potential impact of existing and potential future regulatory mechanisms. The compensation committee also sought to approve amounts that would motivate our NEOs to drive company performance. The compensation committee left the relative TSR levels unchanged compared to the 2013 levels.

The table that follows shows the long-term incentive award opportunities recommended by the compensation committee and approved by our board of directors for 2014 for each NEO. We use linear interpolation for achievement within the levels specified.

	IDACORP Long-Term Incentive Compensation Component
Executive	Time-Vesting Restricted Stock (Percent of Base Salary)	Performance-Based Shares (CEPS and TSR) (Percent of Base Salary)		Approximate Total Long-Term Incentive Award (Based on 2014 Base Salary)
J. LaMont Keen[1]	45%	Threshold:	45.0%	Threshold:	$643,500
		Target:	90.0%	Target:	$965,250
		Maximum:	135.0%	Maximum:	$1,287,000
Darrel T. Anderson	45%	Threshold:	45.0%	Threshold:	$517,500
		Target:	90.0%	Target:	$776,250
		Maximum:	135.0%	Maximum:	$1,035,000
Daniel B. Minor	36.7%	Threshold:	36.7%	Threshold:	$315,620
		Target:	73.3%	Target:	$473,000
		Maximum:	110.0%	Maximum:	$630,810
Rex Blackburn	23.3%	Threshold:	23.3%	Threshold:	$156,110
		Target:	46.7%	Target:	$234,500
		Maximum:	70.0%	Maximum:	$312,555
Lisa A. Grow	23.3%	Threshold:	23.3%	Threshold:	$139,800
		Target:	46.7%	Target:	$210,000
		Maximum:	70.0%	Maximum:	$279,900
Steven R. Keen	30.0%	Threshold:	30.0%	Threshold:	$189,000
		Target:	60.0%	Target:	$283,500
		Maximum:	90.0%	Maximum:	$378,000

[1]
Mr. LaMont Keen retired as our president and CEO effective April 30, 2014. The long-term incentive award opportunities reflect amounts calculated based on annual base salary. Based on only a partial year of service as an officer of our company, pursuant to the terms of the award, Mr. LaMont Keen was entitled to received only a prorated portion of the amount listed as long-term incentive compensation.

As with base salary and short-term incentive opportunities, the compensation committee established the 2014 long-term incentive opportunities based on its review of the market compensation analysis and individual executive officer experience and both individual and company performance. Following its review, the compensation committee increased the 2014 target long-term incentive award opportunities as a percentage of base salary for each of Mr. Anderson (from 110% to 135%), Mr. Minor (from 100% to 110%), and Steven Keen (from 70% to 90%), compared to the target level for 2013, based on the same factors that resulted in increasing the 2014 target short-term incentive compensation levels. As noted in footnote 1 to the table above, pursuant to the terms of the award, Mr. LaMont Keen’s award was prorated based on his period of service as an officer of our company during the 2012-2014 performance period. In accordance with the terms of the awards, the shares granted as long-term incentive for the 2013-2015 and 2014-2016 performance periods were also prorated based on Mr. LaMont Keen’s period of service as an officer of our company during the applicable performance periods.

Payment of 2011-2013 and 2012-2014 Performance-Based Shares

The performance-based shares granted for the 2011-2013 performance period were paid at 118.75 percent of target in February 2014, based on our CEPS of $10.37 and our relative TSR at the 50th percentile. The table that follows lists (1) the target performance-based share awards granted, (2) the shares issued, and (3) the dividend equivalent payments earned.

Executive	Awards Granted in February 2011 (#)	Shares Issued in February 2014 (#)	Dividend Equivalents ($)
J. LaMont	15,156	17,998	82,521
Darrel T. Anderson	6,094	7,238	33,078
Daniel B. Minor	5,728	6,802	31,085
Rex Blackburn	3,342	3,970	18,143
Lisa A. Grow	2,970	3,528	16,123
Steven R. Keen	1,830	2,174	9,935

The performance-based shares granted for the 2012-2014 performance period were paid at 150 percent of target in February 2015, based on our CEPS of $10.88 and our relative TSR at the 79th percentile. The table below lists (1) the target performance-based share awards granted, (2) the shares issued, and (3) the dividend equivalent payments earned.

Executive	Awards Granted in February 2012 (#)	Shares Issued in February 2015 (#)	Dividend Equivalents ($)
J. LaMont Keen[1]	14,800	17,266	89,265
Darrel T. Anderson	7,504	11,256	58,194
Daniel B. Minor	6,252	9,378	48,484
Rex Blackburn	3,410	5,116	26,450
Lisa A. Grow	2,956	4,434	22,924
Steven R. Keen	2,956	4,434	22,924

[1]
Mr. LaMont Keen retired as our president and CEO effective April 30, 2014. Accordingly, pursuant to the terms of the award, the number of shares Mr. LaMont Keen received in February 2015 was prorated based on the number of months he was an officer of the company during the 2012-2014 performance period.

Post-Termination Compensation Programs

Idaho Power Company Retirement Plan

The Idaho Power Company Retirement Plan is available to all of our full-time employees. We discuss the material terms of the plan later in this proxy statement in the narrative following the Pension Benefits for 2014 table. Because benefits under the plan increase with an employee’s continued service and earnings, the compensation committee believes that providing a pension serves as an important retention tool by encouraging our employees to make long-term commitments to the company.

Idaho Power Company Security Plans for Senior Management Employees

We have two nonqualified defined benefit plans that provide supplemental retirement benefits for certain key employees beyond our retirement plan benefits – the Security Plan for Senior Management Employees I, or Security Plan I, and the Security Plan for Senior Management Employees II, or Security Plan II. We have two separate plans to take advantage of grandfathering rules under

Section 409A of the Internal Revenue Code. The compensation committee views these supplemental retirement benefits as a key component in attracting and retaining qualified executives. Benefits under the security plans continue to accrue for up to 25 years of continuous service at a senior management level. Because benefits under the security plans increase with period of service and earnings, the compensation committee believes that providing a supplemental pension under these plans serves as an additional retention tool that encourages our executives to make long-term commitments to the company. The security plans provide income security for our executives and are balanced with the at-risk compensation represented by our incentive plans. We discuss the other material terms of the security plans later in this proxy statement in the narrative following the Pension Benefits for 2014 table.

Executive Deferred Compensation Plan

Our executive officers are eligible to participate in the Executive Deferred Compensation Plan, which is a nonqualified supplemental deferred compensation plan that allows participants to defer compensation in excess of certain statutory limits in the tax-qualified 401(k) plan. Participants may defer up to 50 percent of base salary and up to 50 percent of any short-term incentive compensation. The compensation committee views the plan as a supplemental benefit to attract and retain qualified executive officers. For 2014, no NEO made any contributions to the plan. We discuss the material terms of the plan later in this proxy statement in the narrative following the Nonqualified Deferred Compensation for 2014 table.

Change in Control Agreements

We have change in control agreements with all of our executive officers. The compensation committee believes that change in control agreements are an important benefit to promote officer retention during periods of uncertainty around acquisitions and to motivate officers to weigh acquisition proposals in a balanced manner for the benefit of shareholders, rather than resisting such proposals for the purpose of job preservation.

The compensation committee adopted a new policy regarding stand-alone change in control agreements in November 2009, and the compensation committee approved a new form of change in control agreement in March 2010. As provided in the new policy, change in control agreements executed after March 17, 2010, do not include any 13th-month trigger (a provision permitting an officer to terminate employment for any reason during the first month following the one-year anniversary of the change in control and receive a reduced payout) or tax gross-up provisions. The compensation committee made these changes based on the growing trend away from single-trigger and modified single-trigger provisions and tax gross-up provisions in executive change in control agreements. Existing change in control agreements were not affected by the new policy. All of our NEOs are parties to change in control agreements executed prior to March 17, 2010.

The agreements we have with our current NEOs are “double-trigger” agreements in the sense that two events must occur in order for cash severance payments to be made: a change in control and a termination of employment in connection with the change in control. However, if a change in control occurs and the officer is not terminated, the agreements permit a NEO to terminate employment for any reason during the first month following the one-year anniversary of the change in control. In this event, the NEO would receive a lesser severance payout. This provision was historically included because the first year after a change in control is a critical transition period, and the 13th-month trigger serves as an important tool to encourage our executive officers to remain with the company or our successor.

We discuss the other material terms of our change in control agreements later in this proxy statement in the section entitled Potential Payments Upon Termination or Change in Control.

Other Compensation Practices

Clawback Policy

In January 2014, our board of directors adopted a compensation clawback policy. Under the clawback policy, if our board of directors determines that a current or former executive officer has engaged in fraud, willful misconduct, gross negligence, or a violation of one of our policies that caused or otherwise contributed to the need for a material restatement of our financial results, the compensation committee will review all performance-based compensation earned by that executive officer during fiscal periods materially affected by the restatement. If, in the compensation committee’s view, the performance-based compensation would have been materially lower if it had been based on the restated results, the compensation committee will, to the extent permitted by applicable law, seek recoupment from that executive officer of any portion of such performance-based compensation as it deems appropriate under the circumstances. The compensation committee has sole discretion in determining whether an executive officer’s conduct has or has not met any particular standard of conduct under law or a company policy. The clawback policy applies to performance-based compensation awards made after the adoption of the policy.

Prohibitions on Hedging Transactions and Pledges of Our Securities

Our compensation policy and corporate governance guidelines prohibit executive officers (as well as directors) from hedging their ownership of company common stock. Under our policy, an executive officer may not enter into transactions that allow the officer to benefit from devaluation of our stock or be the technical legal owner of our stock without the full benefits and risks of such ownership. In addition, our corporate governance guidelines provide that our directors, officers, and certain key employees are prohibited from pledging (through a margin feature or otherwise) our securities as collateral in order to secure personal loans or other obligations.

Stock Ownership and Stock Retention Guidelines

Our board of directors, upon recommendation of the corporate governance and nominating committee, adopted minimum stock ownership guidelines for our officers in November 2007. Company stock ownership enhances our officers’ commitment to our future and further aligns our officers’ interests with those of our shareholders. The guidelines require ownership of IDACORP common stock valued at a multiple of each officer’s annual base salary, as follows:

●	president and chief executive officer – 3x annual base salary;
●	executive and senior vice presidents – 2x annual base salary; and
●	vice presidents – 1x annual base salary.

Our graduated stock ownership requirements reflect the fact that compensation is weighted more heavily toward equity compensation for our most senior positions. Officers are provided five years to meet the guidelines, commencing on the effective date of appointment, including by virtue of a promotion to a position that requires a greater multiple of common stock ownership. In circumstances where the stock ownership guidelines would result in a severe financial hardship, the officer may request an extension of time from the corporate governance and nominating committee to meet the guidelines.

Our board of directors has also adopted minimum stock retention guidelines for our officers to further align our officers’ interests with shareholder interests. The guidelines state that until the officer has achieved the minimum stock ownership requirements described above, the officer must retain at least 50 percent of the net shares he or she receives from the vesting of restricted and performance-based share awards and stock option exercises. For restricted and performance-based shares, “net shares” means the number of shares acquired upon vesting, less the number of shares withheld or sold to pay withholding taxes.

Compensation Risk and Discretion to Adjust Awards

We believe that our mix of compensation elements and the design features of our plans described in this Compensation Discussion and Analysis help to ensure that our executive officers focus on the long-term best interests of our company and its shareholders, with appropriate incentives to avoid taking excessive risks in pursuit of unsustainable short-term results. The compensation committee and our board of directors retain the discretion to adjust awards under the short- and long-term incentive plans, when deemed appropriate, including in any circumstance where the compensation committee or our board of directors believes there has been misconduct by one or more executive officers. Further, the compensation clawback policy described above provides that we may seek to recoup incentive compensation in specified circumstances, to discourage unlawful or grossly negligent conduct.

Compensation Committee Report
The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on its review and these discussions, the compensation committee has recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2014.

THE COMPENSATION COMMITTEE
Christine King, Chair
Judith A. Johansen
Ronald W. Jibson

Our Compensation Policies and Practices as they Relate to Risk Management
We have reviewed our compensation policies and practices for all employees and concluded that any risks arising from these policies and practices are not reasonably likely to have a material adverse effect on our company. At least annually, members of our human resources department and executive management met to discuss risks that may arise from our compensation policies and practices. For 2014, the discussions involved a review and consideration of several of the factors set forth in Item 402(s) of Regulation S-K under the Securities Act of 1933, as amended, as well as the following items:

●
the vast majority of IDACORP’s income from continuing operations is contributed by Idaho Power, which is a regulated electric utility, and management believes its regulated operations do not lend themselves to or incentivize significant risk-taking by employees;

●
our employees and executives are limited from taking operational risks by the extensive regulation of our operations by multiple agencies, including the Federal Energy Regulatory Commission and state public utility commissions;

●
we use a balanced and diverse compensation structure designed to link an appropriate portion of compensation to the company’s long-term performance, while at the same time capping the maximum incentive payouts and providing a base salary, to prevent undue emphasis on incentive compensation;

●	we benchmark compensation to be consistent with industry practice;
●	we impose stock retention obligations,
●	we have a compensation clawback policy, and the board of directors and compensation committee retain discretion to adjust awards as they deem necessary;
●	incentive compensation is based on performance metrics that are consistent with our long-term goals, and those metrics are both financial and operational;
●
we have internal controls and standards of business conduct that support our compensation goals and mitigate risk, and we use internal and external auditing processes on a regular basis to ensure compliance with these controls and standards; and

●
the compensation committee, the members of which are independent, oversees our compensation policies and practices and is responsible for reviewing and approving executive compensation, and it considers potential risks when evaluating executive compensation policies and practices.

At its November 2013 meeting, in advance of making executive compensation decisions for 2014, the compensation committee members discussed, together with management and its compensation consultant, the factors above and whether our compensation programs incentivized risk-taking behavior. The compensation committee undertook this same analysis at its November 2014 meeting. In each case, the compensation committee analyzed the fixed and variable components of compensation and considered whether a balance between prudent business risk and resulting reward is maintained. After this evaluation, the compensation committee determined that our compensation practices do not increase the company’s risk exposure. The compensation committee has also observed that the company has an extensive risk management policy and that the company’s compensation practices are not a significant factor in the overall risk profile of the company’s business.

Compensation Tables

The following tables set forth information about the compensation paid to or accrued by our NEOs for services in all capacities to IDACORP and its subsidiaries. The amounts set forth as compensation in the tables are calculated and presented pursuant to applicable Securities and Exchange Commission and accounting rules and may not represent amounts actually realized by the NEOs for the periods presented.

2014 Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)[1]	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)[2]	All Other Compensation ($) (i)[3]	Total ($) (j)
J. LaMont Keen[4] Former President and CEO	2014	284,690	—	894,342	—	363,677	1,292,544	99,775	2,935,028
	2013	713,462	—	898,607	—	930,930	416,019	10,448	2,969,466
	2012	673,462	—	852,069	—	992,790	2,278,066	10,254	4,806,641
Darrel T. Anderson[5] President and CEO	2014	572,116	—	719,231	—	813,548	1,928,857	10,977	4,044,729
	2013	496,923	—	512,010	—	528,938	293,642	10,759	1,842,272
	2012	418,577	—	432,002	—	501,911	1,071,782	10,572	2,434,844
Daniel B. Minor EVP, IDACORP and EVP and COO, Idaho Power	2014	429,231	—	438,279	—	439,089	1,444,804	11,066	2,762,469
	2013	403,322	—	381,720	—	367,001	218,629	10,845	1,381,517
	2012	384,039	—	360,000	—	389,302	967,055	10,660	2,111,056
Rex Blackburn SVP and General Counsel	2014	334,423	—	217,310	—	267,497	981,245	10,400	1,810,875
	2013	319,231	—	208,551	—	234,360	446,730	10,200	1,219,072
	2012	298,846	—	196,372	—	248,198	357,877	10,000	1,111,293
Lisa A. Grow SVP – Power Supply, Idaho Power	2014	299,231	—	194,620	—	239,347	827,602	11,732	1,572,532
	2013	279,231	—	182,476	—	205,065	—[6]	11,490	678,262
	2012	259,231	—	170,192	—	215,105	505,004	11,320	1,160,852
Steven R. Keen[7] SVP, Chief Financial Officer, and Treasurer	2014	313,654	—	262,693	—	278,760	876,104	10,451	1,741,662

[1]
Amounts in this column represent the aggregate grant date fair value of the time-vesting restricted stock and the performance-based shares (at target) granted in each of the years shown calculated in accordance with FASB ASC Topic 718, the full grant date fair value for the market-related TSR component of the performance-based shares for the entire three-year performance cycle is included in the amounts shown for 2014 (the year of grant) and was determined using a Monte Carlo simulation model. The column was prepared assuming none of the awards will be forfeited. Additional information on the assumptions used to determine the fair value of the restricted stock and performance-based share awards is contained in Note 7 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014, on file with the U.S. Securities and Exchange Commission. Due to Mr. LaMont Keen’s retirement effective April 30, 2014, he forfeited a prorated portion of the time-vesting restricted stock and performance-based shares granted in 2014.

The table below shows the grant date fair values of the CEPS component of the performance-based share awards granted in 2014, assuming that the highest levels of performance conditions are achieved for the awards. The grant date fair value for the market-related TSR component is not subject to probable or maximum outcome assumptions.

Name	Grant Date Fair Value of CEPS Component
J. LaMont Keen	$481,358
Darrel T. Anderson	$387,085
Daniel B. Minor	$235,849
Rex Blackburn	$116,925
Lisa A. Grow	$104,683
Steven R. Keen	$141,409

[2]
Values shown represent the change in actuarial present value of the accumulated benefit under the Idaho Power Company Retirement Plan and Security Plan I and Security Plan II, as applicable. Assumptions included a discount rate of 4.2% for 2012, 5.2% for 2013, and 4.25% for 2014; use of the RP-2000 Annuitant Mortality Table with Scale AA Generational Projection for 2012 and 2013 and the RP-2014 Total Health Annuitant Mortality, Male & Female, with male rates loaded 6% and female rates loaded 12% plus MP-2014 Generational Projection Scale adjusted with a 10-year conversion period to an ultimate improvement rate of 0.75%, for 2014; and retirement at age 62. There were no above-market earnings on deferred compensation in 2014.

[3]
For 2014, includes our contribution to the Idaho Power Company Employee Savings Plan, which is our 401(k) plan, and a charitable match contribution for each of Mr. LaMont Keen, Mr. Anderson, Mr. Minor, Ms. Grow, and Mr. Steven Keen. For Mr. LaMont Keen, also see footnote 4 below.

[4]
Mr. LaMont Keen retired as our president and CEO effective April 30, 2014, but remains a member of our board of directors. The amount reported under the Salary column for Mr. LaMont Keen includes a payment in cash of $28,940 for accrued but unused vacation benefits upon retirement. Prior to April 30, 2014, he did not receive compensation for his services as a director. The amount reported under the All Other Compensation column for Mr. LaMont Keen includes $89,283 in compensation received by Mr. LaMont Keen after April 30, 2014 for his role as a director. See the Director Compensation for 2014 table in this proxy statement.

[5]	Mr. Anderson became president and CEO of IDACORP on May 1, 2014 and of Idaho Power on January 1, 2014.
[6]	The aggregate change in actuarial present value of Ms. Grow’s accumulated benefit under the Idaho Power Company Retirement Plan and Security Plan II for 2013 was ($27,836).
[7]	Mr. Steven Keen became senior vice president, CFO, and treasurer of IDACORP on May 1, 2014 and of Idaho Power on January 1, 2014.

Grants of Plan-Based Awards in 2014

Name (a)	Grant Date (b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	Grant Date Fair Value of Stock and Option Awards ($) (l)
		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
J. LaMont Keen
Short-Term Incentive	2/21/2014[1]	286,000	572,000	1,144,000
Restricted Stock – Time	2/21/2014[2]							5,779	321,717
Restricted Stock – Perf.	2/21/2014[3]				5,780	11,560	17,340		572,625
Darrel T. Anderson
Short-Term Incentive	2/21/2014[1]	230,000	460,000	920,000
Restricted Stock – Time	2/21/2014[2]							4,648	258,754
Restricted Stock – Perf.	2/21/2014[3]				4,648	9,296	13,944		460,477
Daniel B. Minor
Short-Term Incentive	2/21/2014[1]	129,000	258,000	516,000
Restricted Stock – Time	2/21/2014[2]							2,833	157,713
Restricted Stock – Perf.	2/21/2014[3]				2,832	5,664	8,496		280,566
Rex Blackburn
Short-Term Incentive	2/21/2014[1]	75,375	150,750	301,500
Restricted Stock – Time	2/21/2014[2]							1,405	78,216
Restricted Stock – Perf.	2/21/2014[3]				1,404	2,808	4,212		139,094
Lisa A. Grow
Short-Term Incentive	2/21/2014[1]	67,500	135,000	270,000
Restricted Stock – Time	2/21/2014[2]							1,259	70,089
Restricted Stock – Perf.	2/21/2014[3]				1,257	2,514	3,771		124,531
Steven R. Keen
Short-Term Incentive	2/21/2014[1]	78,500	157,500	315,000
Restricted Stock – Time	2/21/2014[2]							1,697	94,472
Restricted Stock – Perf.	2/21/2014[3]				1,698	3,396	5,094		168,221

[1]
Represents short-term incentive cash compensation for 2014 awarded pursuant to the IDACORP Executive Incentive Plan. Actual short-term incentive payouts during 2014 are shown in the “Non-Equity Incentive Plan Compensation” column of the 2014 Summary Compensation Table.

[2]	Represents time-vesting restricted stock awarded pursuant to the IDACORP 2000 Long-Term Incentive and Compensation Plan.
[3]	Represents performance-based shares for the 2014-2016 performance period awarded pursuant to the IDACORP 2000 Long-Term Incentive and Compensation Plan.

2014 Short-Term Incentive Awards

Consistent with prior years, in 2014 the compensation committee approved short-term incentive award opportunities for our NEOs. The short-term cash incentive award opportunities are calculated by multiplying base salary by the product of the approved incentive percentage and the qualifying multiplier for each goal. We discuss the short-term incentive award opportunities and results in more detail in the Compensation Discussion and Analysis.

2014 Long-Term Incentive Awards

In February 2014, the compensation committee approved long-term incentive awards with the following two components:

●
Time-vesting shares: Each NEO received an award of time-vesting restricted shares equal to a percentage of his or her base salary in 2014. These shares vest in January 2017 if the NEO remains continuously employed with the company during the entire restricted period. Dividends are paid on the shares during the restricted period and are not subject to forfeiture.

●
Performance-based shares: Each NEO received an award of performance-based shares at the target level equal to a percentage of his or her base salary in 2014. The shares will vest at the end of the three-year performance period to the extent we achieve our performance goals (CEPS and TSR, weighted equally) and the NEO remains employed by the company during the entire performance period, with certain exceptions. Dividends will accrue during the performance period and will be paid in cash based on the number of shares that are earned. Performance-based shares are paid out in accordance with the payout percentages set forth in the Compensation Discussion and Analysis.

We discuss in further detail the long-term incentive award opportunities and results in the Compensation Discussion and Analysis.

Salary and Bonus in Proportion to Total Compensation

The following table shows the proportion of salary and bonus to total compensation for 2014:

Name	Salary ($)	Bonus ($)	Total Compensation ($)	Salary and Bonus as a % of Total Compensation
J. LaMont Keen	$284,690	—	$2,935,028	9.7%
Darrel T. Anderson	$572,116	—	$4,044,729	14.1%
Daniel B. Minor	$429,231	—	$2,762,469	15.5%
Rex Blackburn	$334,423	—	$1,810,875	18.5%
Lisa A. Grow	$299,231	—	$1,572,532	19.0%
Steven R. Keen	$313,654	—	$1,741,662	18.0%

Outstanding Equity Awards at Fiscal Year-End 2014

	Option Awards				Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options Exercisable (#) (b)	Number of Securities Underlying Unexercised Options Unexercisable (#) (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)[1]	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)[2]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)[3]	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)[2]
J. LaMont Keen
Restricted Stock - Time-Vesting					—	—
Restricted Stock - Performance							20,966	1,387,740
Darrel T. Anderson
Restricted Stock - Time-Vesting					12,320	815,461
Restricted Stock - Performance							19,826	1,312,283
Daniel B. Minor
Restricted Stock - Time-Vesting					8,885	588,098
Restricted Stock - Performance							15,133	1,001,653
Rex Blackburn
Restricted Stock - Time-Vesting					4,709	311,689
Restricted Stock - Performance							8,117	537,264
Lisa A. Grow
Restricted Stock - Time-Vesting					4,134	273,629
Restricted Stock - Performance							7,089	469,221
Steven R. Keen
Restricted Stock - Time-Vesting					4,572	302,621
Restricted Stock - Performance							7,530	498,411

[1]	The number of shares underlying the awards of time-vesting restricted stock and the applicable vesting dates are as follows:

		Shares of
NEO	Award	Restricted Stock	Vesting Date
J. LaMont Keen	2012	—	†
	2013	—	†
	2014	—	†
Darrel T. Anderson	2012	3,751	1/02/2015
	2013	3,921	1/02/2016
	2014	4,648	1/02/2017
Daniel B. Minor	2012	3,127	1/02/2015
	2013	2,925	1/02/2016
	2014	2,833	1/02/2017
Rex Blackburn	2012	1,706	1/02/2015
	2013	1,598	1/02/2016
	2014	1,405	1/02/2017
Lisa A. Grow	2012	1,478	1/02/2015
	2013	1,397	1/02/2016
	2014	1,259	1/02/2017
Steven R. Keen	2012	1,478	1/02/2015
	2013	1,397	1/02/2016
	2014	1,697	1/02/2017
†	Mr. LaMont Keen’s time-vesting shares vested on a prorated basis upon his retirement, effective April 30, 2014.

[2]	Shares that have not vested are valued at $66.19 per share, the closing price of IDACORP common stock on December 31, 2014.
[3]	The number of shares underlying the performance-based grants and the applicable performance periods are as follows:

NEO	Award	Shares	End of Performance Period
J. LaMont Keen	2012	17,266†	12/31/2014
	2013	3,058†	12/31/2015
	2014	642†	12/31/2016
Darrel T. Anderson	2012	11,256	12/31/2014
	2013	3,922	12/31/2015
	2014	4,648	12/31/2016
Daniel B. Minor	2012	9,378	12/31/2014
	2013	2,923	12/31/2015
	2014	2,832	12/31/2016
Rex Blackburn	2012	5,116	12/31/2014
	2013	1,597	12/31/2015
	2014	1,404	12/31/2016
Lisa A. Grow	2012	4,434	12/31/2014
	2013	1,398	12/31/2015
	2014	1,257	12/31/2016
Steven R. Keen	2012	4,434	12/31/2014
	2013	1,398	12/31/2015
	2014	1,698	12/31/2016

†
Mr. LaMont Keen retired as our president and CEO effective April 30, 2014. Pursuant to the terms of the awards, his performance-based awards entitle him to receive a prorated number of shares based on his period of service as an officer of our company during the applicable performance period and the level of achievement of the performance goals for the applicable performance period.

Shares for the 2012 performance-based award are shown at the maximum level based on results for the 2012-2014 performance period above maximum for both TSR and CEPS. Shares for the 2013 performance-based award are shown at the threshold level based on results for the first two years of the 2013-2015 performance period at threshold. Shares for the 2014 performance-based award are shown at the threshold level based on results for the first year of the 2014-2016 performance period at threshold. Performance-based shares do not vest until the compensation committee and the board of directors determine that goals have been met. This generally occurs in February following the end of the performance period.

Option Exercises and Stock Vested During 2014

Name (a)	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)[1]
J. LaMont Keen[2]	—	—	35,030	1,917,967
Darrel T. Anderson	—	—	10,285	557,849
Daniel B. Minor	—	—	9,666	524,273
Rex Blackburn	—	—	5,640	305,913
Lisa A. Grow	—	—	5,014	271,952
Steven R. Keen	—	—	3,089	167,545

[1]	Based on the closing price of IDACORP common stock on the vesting date.
[2]	Includes time-based shares granted in 2012, 2013, and 2014 that vested on a prorated basis upon Mr. LaMont Keen’s retirement, effective April 30, 2014.

Pension Benefits for 2014

Name (a)	Plan Name (b)	Number of Years of Credited Service (#) (c)	Present Value of Accumulated Benefit ($) (d)3	Payments During Last Fiscal Year ($) (e)
J. LaMont Keen	Retirement Plan	40	1,928,864	76,781
	Security Plan I1	22	1,669,909	66,473
	Security Plan II2	9	9,304,317	370,370
Darrel T. Anderson	Retirement Plan	18	781,209	—
	Security Plan I1	9	221,298	—
	Security Plan II2	10	5,555,365	—
Daniel B. Minor	Retirement Plan	29	1,287,403	—
	Security Plan I1	6	—	—
	Security Plan II2	10	4,170,659	—
Rex Blackburn	Retirement Plan	7	278,907	—
	Security Plan I1	0	—	—
	Security Plan II2	7	2,345,275	—
Lisa A. Grow	Retirement Plan	27	913,611	—
	Security Plan I1	3	—	—
	Security Plan II2	10	1,461,153	—
Steven R. Keen	Retirement Plan	32	1,253,822	—
	Security Plan I1	9	—	—
	Security Plan II2	10	1,705,517	—

[1]	Security Plan for Senior Management Employees I, which has grandfathered benefits under Section 409A of the Internal Revenue Code.
[2]	Security Plan for Senior Management Employees II, which does not have grandfathered benefits under Section 409A of the Internal Revenue Code.
[3]
Values shown represent the present value of the accumulated pension benefit under each plan as of December 31, 2014, calculated using the Securities and Exchange Commission-mandated assumptions and a discount rate of 4.25% for 2014, a salary growth rate of 0%, the RP-2014 Total Health Annuitant Mortality, Male & Female, with male rates loaded 6% and female rates loaded 12% plus MP-2014 Generational Projection Scale adjusted with a 10-year conversion period to an ultimate improvement rate of 0.75%, and retirement at age 62.

Idaho Power Company Retirement Plan

Description

The Idaho Power Company Retirement Plan is a qualified, defined benefit pension plan for all regular employees of Idaho Power, its subsidiaries, and its affiliate companies. The plan was established in 1943 to help employees meet the important long-term goal of building for financial security at retirement. Idaho Power makes all contributions to the plan. The dollar amount of the contribution is determined each year based on an actuarial valuation.

Eligibility Standards and Vesting

Regular and part-timeemployees who are 18 years of age or older are eligibletoparticipate once they complete12monthsofemployment. Participationbegins the first day of the month after meetingthisrequirement, with credit for purposes of vesting and term of service for the initial 12 months of employment. Employees become vested and eligibleforbenefits under the plan after completing60monthsofcredited service.

Retirement Age

Under the terms of the plan, normal retirement is at age 65; however, an employee may retire at age 62 without a reduction in pension benefits. Employees are eligible for early retirement when:

●	they have reached the age of 55 and have 10 years of credited service; or
●	they have 30 years of credited service.

Employees electingtoretirebeforereaching age 62 receive a reducedbenefit calculatedasfollows:

Age When Payments Begin	Reduced Benefit as a Percentage of Earned Pension	Age When Payments Begin	Reduced Benefit as a Percentage of Earned Pension
61	96%	54	62%
60	92%	53	57%
59	87%	52	52%
58	82%	51	47%
57	77%	50	42%
56	72%	49	38%
55	67%	48	34%

Benefits Formula

For employees hired before January 1, 2011, plan benefits for employees age 62 or older at the time of retirement are calculated based on 1.5 percent of their final average earnings multiplied by their years of credited service. Final average earnings is based on the employee’s average total wages – base pay plus short-term incentive compensation plus overtime – during the highest 60 consecutive months in the final 120 months of service. For employees hired on or after January 1, 2011, plan benefits are calculated based on 1.2 percent of their final average earnings multiplied by their years of credited service. Plan benefits for employees who at the time of retirement are under the age of 62 are calculated based on this same formula and are then reduced using the appropriate early retirement factor.

Joint and Survivor Options

Employees who have a spouse at retirement have a survivor option at an amount equal to 50%, 75%, or 100% of the employee’s benefit, or they may choose a single life benefit. Under the survivor options, the benefit payments are reduced to allow payments for the longer of two lives. The reduction factor is determined by the age difference between the employee and spouse. Under a single life benefit, no benefits will be payable to the spouse after the employee’s death.

The spouse is protected if the employee dies after being vested in the plan but before retirement. The spouse will receive a lifetime benefit payment equal to 50 percent of the benefit payment the employee had earned at the date of death. This benefit payment is calculated without an early retirement reduction and is not reduced for the age difference between the employee and the spouse. Payment commences on the date the employee could have retired had he or she survived. If the employee has 10 or more years of service at the time of death, payments would begin at age 55. With less than 10 years of service, payments would begin at age 65.

Policy on Granting Extra Years of Credited Service

We do not have a policy on granting extra years of credited service under the plan and have not granted any extra years of credited service under the plan.

Idaho Power Company Security Plans for Senior Management Employees

Description

The Idaho Power Company Security Plans for Senior Management Employees are nonqualified defined benefit plans. To meet the requirements of Section 409A of the Internal Revenue Code and to take advantage of grandfathering rules under that section, which exclude from Section 409A’s coverage certain deferrals made before January 1, 2005, we divided our original plan into two plans, which we refer to as Security Plan I and Security Plan II. Security Plan I governs grandfathered benefits and Security Plan II governs non-grandfathered benefits, which are subject to Section 409A. Benefits under Security Plan I are limited to the present value of the benefits that would have been paid under the plan if the participant had terminated employment on December 31, 2004. Benefits under Security Plan II are based on services through the date of termination and are reduced by benefits under Security Plan I. Two of the key differences between the plans are:

●	if required to comply with Section 409A of the Internal Revenue Code, payment of benefits under Security Plan II may be delayed for six months following termination of employment; and
●
Security Plan I contains a 10% “haircut” provision, which allows participants to elect to receive their benefits early in exchange for a 10% reduction in their benefits and cessation of further benefit accruals.

The purpose of the plans is to provide supplemental retirement benefits for certain key employees. We intend the plans to aid in retaining and attracting individuals of exceptional ability by providing them with these benefits. The terms of the plans have evolved over time based on our view of common practices with respect to such plans.

Eligibility Standards and Vesting

Security Plan II was amended in November 2009 to limit eligibility to participate in the plan after December 31, 2009 to Idaho Power officers and certain key employees. Key employees participating in Security Plan II as of December 31, 2009 may continue participating in the plan if they maintain a senior manager or officer pay grade during their continuous employment with Idaho Power. Before Security Plan II was amended, eligibility to participate in the plan was limited to those key employees who were designated by their employers and approved by the plan’s administrative committee. The plan’s administrative committee is made up of the CEO and a committee of individuals that is approved by the compensation committee. Participation in the plan by Section 16 officers is approved in advance by the compensation committee. Employees who were participants as of December 31, 2009 are 100 percent vested. New plan participants after December 31, 2009 become 100 percent vested in their benefits only after five years of participation, with no partial vesting before that time.

Retirement Age

Under the terms of the plans, normal retirement age, which is the earliest age at which a participant may retire without a reduction in benefits, is 62. Participants are eligible for early retirement when they have:

●	reached the age of 55; or
●	completed 30 years of credited service under the Idaho Power Company Retirement Plan.

Benefits Commencement

If a participant terminates employment on or after attaining normal retirement age or after satisfying the early retirement conditions, benefits commence on the first day of the month following the termination date unless the participant is a “specified employee,” as that term is used in Section 409A of the Internal Revenue Code, in which case commencement of benefits under Security Plan II is delayed for six months from the date of termination or until the participant’s death, if earlier. Benefits provided to participants whose employment terminates, other than due to death, before attaining early retirement eligibility commence on the first day of the month following attainment of age 55, provided that if the participant is a specified employee, benefits under Security Plan II may not be paid within six months following termination of employment except in the event of death.

Benefits Formula

Normal retirement benefits under the combined plans equal the participant’s “target retirement percentage” multiplied by the participant’s final average monthly compensation less the amount of the participant’s retirement benefits under the Idaho Power Company Retirement Plan. Normal retirement benefits under Security Plan II are also reduced by the amount of the participant’s retirement benefits under Security Plan I. For participants in Security Plan II as of December 31, 2009, the target retirement percentage is 6% for each of the first 10 years of participation plus an additional 1% for each year in excess of 10 years, with a maximum target retirement percentage of 75%. For new plan participants after December 31, 2009, the target retirement percentage is equal to 5% for each of the first 10 years of participation plus an additional 1% for each year in excess of 10 years, with a maximum target retirement percentage of 65%. Effective January 1, 2018, the reduced target retirement percentages in the prior sentence will apply to all participants in Security Plan II who are Idaho Power officers or certain specified key employees, regardless of when they commenced participation in the plan. However, if a participant has achieved a maximum target retirement percentage greater than 65% prior to January 1, 2018, that participant’s target retirement percentage will not be reduced to 65%, though the target retirement percentage will be fixed at that date. Final average monthly compensation is based on the participant’s base salary plus short-term incentive compensation, which may not exceed one times base salary for the year in which the short- term incentive compensation was paid, during the 60 consecutive months in the final 10 years of service in which the participant’s compensation was the highest, divided by 60. Final average monthly compensation does not include compensation paid to a participant pursuant to a written severance agreement.

Early retirement benefits under the combined plans equal the participant’s “target retirement percentage” multiplied by the participant’s “early retirement factor” and by the participant’s final average monthly compensation, less the amount of the participant’s retirement benefit under the Idaho Power Company Retirement Plan. Early retirement benefits under Security Plan II are also reduced by the amount of the participant’s retirement benefits under Security Plan I. The early retirement factors under Security Plan I based on applicable ages are as follows:

Age When Payments Begin	Early Retirement Factor
61	96%
60	92%
59	87%
58	82%
57	77%
56	72%
55	67%

Under Security Plan II, retirement benefits are reduced in the same manner as under Security Plan I if the termination qualifies as early retirement or if the termination occurs within a limited period following a change in control.

Plan benefits for participants who are not eligible for early retirement benefits and, under Security Plan II, who do not terminate within the limited period following a change in control, are further reduced, as the participant would be entitled to the amount otherwise payable multiplied by a fraction, the numerator of which is their actual years of participation and the denominator of which is the number of years of participation they would have had at normal retirement.

Limit on Benefits Under Security Plan I

To comply with grandfathering rules under Section 409A of the Internal Revenue Code, a participant’s benefit under Security Plan I is determined based on the participant’s average monthly compensation, age, and years of participation as of December 31, 2004, and is limited to the present value of the amount to which the participant would have been entitled under the plan had termination occurred on December 31, 2004. For this purpose, it is assumed the benefits would have been paid at the earliest possible date allowed under the plan. Benefits under Security Plan I may not be increased by events occurring after December 31, 2004, such as a change in control or increases in age, compensation, or years of participation.

Form of Payment

Under the plans, once benefits commence, payments are generally made in the form of a single life annuity for the lifetime of the participant. A participant may also elect to receive actuarial equivalent payments in the form of a joint and survivor annuity benefit. The two forms of joint and survivor annuity offered are a joint and survivor annuity with payments continued to the surviving spouse at an amount equal to the participant’s benefit and a joint and survivor annuity with payments continued to the surviving spouse at an amount equal to 75 percent of the participant’s benefit, in each case subject to an actuarial adjustment to the benefit amount. Under a single life annuity, no benefits will be payable to the spouse after the participant’s death.

Under Security Plan I, if a participant dies before retirement, the beneficiary (which must be the participant’s spouse if the participant is married on the date of death; otherwise, the beneficiary may be a non-spouse) is entitled to receive an amount equal to 66 2/3 percent of the benefit that would be payable under the normal retirement benefit provisions of the plan, assuming death occurred at the later of age 62 or the date of death. Under Security Plan II, if the participant dies before retirement, the beneficiary (which may be a spouse or non-spouse) is entitled to receive an amount equal to the greater of (a) 66 2/3 percent of the benefit that would be payable under the normal retirement benefit provisions of the plan, assuming retirement occurred at the later of age 62 or the date of death, or (b) if death occurs after eligibility for early retirement, a joint and survivor annuity benefit calculated under the early retirement benefit provisions of the plan.

Under the plans, if the participant dies after retirement but before commencement of benefits, the beneficiary is entitled to receive a payout equal to 66 2/3 percent of the retirement benefit payable to the participant. Security Plan I provides that if the participant is married on the date of death, the benefit will be paid to the spouse of the participant as an annuity for the life of the spouse. If the participant is not married on the date of death, Security Plan I provides that the benefit will be paid in the form of a lump sum. Under Security Plan II, the participant may elect the payment to be in the form of an annuity or lump sum to a spouse or other beneficiary.

Under the plans, if the beneficiary is a surviving spouse and the surviving spouse is 10 or more years younger than the participant, the monthly survivor benefit will be reduced using the actuarial equivalent factors to reflect the number of years over 10 that the spouse is younger than the participant. If the beneficiary is a person other than a surviving spouse, the survivor benefit payment amount will be calculated assuming the beneficiary is the same age as the participant.

Policy on Granting Extra Years of Credited Service

The plans are unfunded and nonqualified with the intention of providing deferred compensation benefits for a select group of “management or highly compensated employees” within the meaning of Sections 201, 301, and 401 of the Employee Retirement Income Security Act of 1974, as amended, or ERISA, and are therefore exempt from the provisions of Parts 2, 3, and 4 of Title I, Subtitle B, of ERISA. As such, the company is permitted to provide extra years of credited service, which the plans refer to as years of participation, at its discretion, but has not done so.

Named Executive Officers Eligible for Early Retirement

The table below sets forth the eligibility of our NEOs for early retirement, as of December 31, 2014, under the Idaho Power Company Retirement Plan, Security Plan I, and Security Plan II.

Eligibility for Early Retirement at December 31, 2014
Name	Retirement Plan	Security Plan I	Security Plan II
J. LaMont Keen	(Retired)	(Retired)	(Retired)
Darrel T. Anderson	X	X	X
Daniel B. Minor	X	No present value[1]	X
Rex Blackburn		No present value[1]	X
Lisa A. Grow		No present value[1]
Steven R. Keen	X	No present value[1]	X

[1]	See the Pension Benefits for 2014 table.

Nonqualified Deferred Compensation for 2014

Name (a)	Executive Contributions in Last Fiscal Year ($) (b)	Registrant Contributions in Last Fiscal Year ($) (c)	Aggregate Earnings in Last Fiscal Year ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last Fiscal Year End ($) (f)
J. LaMont Keen	—	—	—	—	—
Darrel T. Anderson	—	—	535	—	12,513
Daniel B. Minor	—	—	—	—	—
Rex Blackburn	—	—	—	—	—
Lisa A. Grow	—	—	—	—	—
Steven R. Keen	—	—	—	—	—

The Idaho Power Company Executive Deferred Compensation Plan is a nonqualified deferred compensation plan for a select group of “management or highly compensated employees” within the meaning of Sections 201, 301, and 401 of ERISA, and therefore is exempt from the provisions of Parts 2, 3, and 4 of Title I of ERISA. To comply with the requirements of Section 409A of the Internal Revenue Code, and to take advantage of grandfathering rules under that section, the plan distinguishes between amounts that are subject to Section 409A and amounts that are not.

Eligibility Standards

The compensation committee designates from time to time which key employees of Idaho Power and its affiliates are eligible to participate in the plan. In selecting eligible employees, the compensation committee considers the position and responsibilities of such individuals, the value of their services, and other factors the compensation committee deems pertinent. The compensation committee may rescind its designation of an eligible employee and discontinue an employee’s future participation in the plan at any time.

Deferred Compensation

Prior to 2009, the plan permitted a participant to defer up to 100% of base salary and up to 100% of any short-term incentive compensation. Effective January 1, 2009, the plan permits a participant to defer up to 50% of base salary and up to 50% of any short-term incentive compensation.

Accounts

Participants’ interests in the plan are reflected in bookkeeping accounts representing unfunded and unsecured obligationsofthecompany. The amount deferredbyaparticipant is creditedtotheparticipant’s bookkeeping account,andtheparticipant selectshow the amountsintheaccount are deemed invested. The company contributes the deferredamounts to a trust and the trust assets are used to satisfyplanobligations. The assets of the trust are subjecttotheclaimsofgeneral creditorsifthecompany were to become insolvent or file forbankruptcy.

Investment Options

The investment options available to participants are the same as those investments permitted under the Idaho Power Company Employee Savings Plan, which is our 401(k) plan. Participants are able to change fund investments on a daily basis.

Distribution

The portion of a participant’s account that is not subject to Section 409A of the Internal Revenue Code is distributed on the earliest of the following events: (a) the participant’s death; (b) the participant’s termination of employment; (c) the participant’s disability; or (d) termination of the plan. Participants may request earlier distribution in the case of an unforeseeable emergency. Participants may also elect to receive this portion of their accounts at any time, subject to a 10 percent reduction. The portion of a participant’s account that is subject to Section 409A is distributed on the earliest of the following events: (a) the participant’s death; (b) the participant’s termination of employment; or (c) the participant’s disability. If required to comply with Section 409A, distribution of this portion of a participant’s account may be delayed for six months following the participant’s termination of employment. In limited circumstances, this portion of a participant’s account may be distributed upon plan terminations.

Distributions may be made either in one lump sum or in five annual installments, as selected by the participant. With respect to the portion of the participant’s account that is not subject to Section 409A, this selection must be made at least one year prior to the occurrence of the event triggering payment. With respect to the portion of the participant’s account that is subject to Section 409A, this selection generally must be made before the year in which the services that give rise to the base salary or short-term incentive compensation being deferred are provided.

Potential Payments Upon Termination or Change in Control

For each of our NEOs who were officers as of December 31, 2014, the tables below show the payments and benefits our NEOs would receive in connection with a variety of hypothetical employment termination scenarios and upon a change in control. For purposes of the calculations for those tables, we assumed the change in control or terminations occurred on December 31, 2014, and used the closing price of our common stock on that date, which was $66.19. Actual amounts payable can only be determined at the time of a change in control or termination. All of the payments and benefits described below would be provided by IDACORP or Idaho Power. For Mr. LaMont Keen, who retired effective April 30, 2014, and thus was not an officer at the end of 2014, we have included a narrative description only of the amounts he received in connection with his voluntary retirement.

The tables below, for our NEOs who were officers as of December 31, 2014:

●	do not include base salary and short-term incentive awards, to the extent earned due to employment through December 31, 2014.
●
exclude compensation or benefits provided under plans or arrangements that do not discriminate in favor of the NEOs and that are generally available to all salaried employees. These include benefits under our qualified defined benefit pension plan, post-retirement health care benefits, life insurance, and disability benefits. The present value of the accumulated pension benefit for each NEO is set forth in the Pension Benefits for 2014 table.

●
exclude the amounts reported in the Nonqualified Deferred Compensation for 2014 table. See the Nonqualified Deferred Compensation for 2014 table and the accompanying narrative for a description of accumulated benefits under our nonqualified deferred compensation plans.

●
include only the incremental increase in the present value of the Security Plan I and Security Plan II benefit, as applicable, that would be payable upon the occurrence of the events listed (other than upon death or disability) over the amount shown as the present value of the accumulated benefit for Security Plan I and Security Plan II in the Pension Benefits for 2014 table.

Time-Vesting Restricted Stock and Performance-Based Shares

The IDACORP Restricted Stock Plan and the IDACORP 2000 Long-Term Incentive and Compensation Plan and/or the related award agreements provide that, except for retirement with the approval of the compensation committee, death, disability, or change in control, all unvested shares, whether time-vesting or performance-based shares, are forfeited upon termination. In the event of retirement with the approval of the compensation committee, death, or disability, the NEO receives a prorated number of shares based on the number of full months employed during the restricted/performance period. For time-vesting restricted stock, the prorated shares vest at termination. In the case of performance-based shares, the performance goals must be met at some level before the shares vest and vesting only occurs after completion of the performance period. For purposes of these tables, we have assumed target performance levels would be achieved. Although vesting would not occur until after completion of the performance period, the amounts shown in the tables were not reduced to reflect the present value of the performance-based shares that could vest. In the event of a change in control, the restrictions on the time-vesting restricted stock are deemed to have expired and the payout opportunity on the performance-based shares is deemed to have been achieved at the target level. Dividend equivalents attributable to earned performance-based shares would also be paid. Dividend equivalents accrued through December 31, 2014 are included in the amounts shown in the tables.

As the compensation committee has discretion to determine whether a voluntary termination constitutes “retirement” for purposes of the vesting of time-based and performance-based restricted stock awards (for NEOs over the age of 55), we have assumed for purposes of the tables that voluntary termination would constitute a retirement with approval of the compensation committee for vesting purposes if the NEO was over the age of 55 as of December 31, 2014.

Summary of Change in Control Agreements

We have entered into change in control agreements with all our NEOs. The agreements become effective for a three-year period upon a change in control. If a change in control occurs, the agreements provide for severance benefits in the event of termination of the NEO’s employment by IDACORP or any subsidiary or successor company, other than for cause (and not due to death or disability), or by the NEO for constructive discharge.

In such event, the NEO would receive:

●
a lump-sum payment equal to 2.5 times his or her annual compensation, which is his or her base salary at the time of termination and his or her target short-term incentive compensation in the year of termination, or, if not yet determined at the time of termination, the prior year’s target short-term incentive compensation;

●	vesting of stock options, stock appreciation rights, restricted stock, restricted stock units, performance-based shares, and performance units, with performance-based awards vesting at target levels;
●	outplacement services for 12 months, not to exceed $12,000; and
●
continuation of welfare benefits for a period of 24 months or, if earlier, until eligible for comparable coverage with another employer, with the NEO paying the full cost of such coverage and receiving a monthly reimbursement payment.

We define a “change in control” as:

●	the acquisition of 20% or more of our outstanding voting securities;
●	the commencement of a tender or exchange offer for 20% or more of our outstanding voting securities;
●
shareholder approval, or consummation if shareholder approval is not required, of a merger or similar transaction or the sale of all or substantially all of the assets of IDACORP or Idaho Power unless our shareholders will hold more than 50% of the voting securities of the surviving entity, no person will own 20% or more of the voting securities of the surviving entity, and at least a majority of the board of directors will be composed of our directors;

●	shareholder approval, or consummation if shareholder approval is not required, of a complete liquidation or dissolution of IDACORP or Idaho Power; or
●	a change in a majority of the board of directors within a 24-month period without the approval of two- thirds of the members of the board.

The agreements also permit an NEO to terminate employment for any reason during the first month following the one-year anniversary of the change in control. We refer to this as the 13th-month trigger in the tables. In such event, the NEO would receive the same severance benefits except that the lump-sum payment equal to 2.5 times annual compensation is reduced by one-third and the welfare benefits continue for 18 months, not 24 months.

Under the agreements, “cause” means the NEO’s fraud or dishonesty that has resulted or is likely to result in material economic damage to us or one of our subsidiaries, as determined in good faith by at least two-thirds of our non-employee directors at a meeting of the board of directors at which the NEO is provided an opportunity to be heard.

A NEO is considered constructively discharged under the provisions of his or her change in control agreement if, within 90 days after the occurrence of such event, but in no event later than 36 months following a change in control, the NEO gives written notice to IDACORP or any successor company specifying one of the following events relied upon for such termination and the company has not remedied the matter within 30 days of receipt of such notice:

●	IDACORP or any successor company fails to comply with any provision of the agreement;
●	the NEO is required to be based at an office or location more than 50 miles from the location where the NEO was based on the day prior to the change in control;
●	a reduction that is more than de minimis in
–	base salary or maximum short-term incentive award opportunity;
–	long-term incentive award opportunity; or
–	the combined annual benefit accrual rate in our defined benefit plans, unless such reduction is effective for all executive officers;
●	our failure to require a successor company to assume and agree to perform under the agreement; or
●	a reduction that is more than de minimis in the long-term disability and life insurance coverage provided to the NEO and in effect immediately prior to the change in control.

The agreements include a parachute tax provision. Section 280G of the Internal Revenue Code disallows a corporate tax deduction for any “excess parachute payments” and Section 4999 imposes a 20% excise tax payable by the NEO on any “excess parachute payments.” Generally stated, these sections apply if the change in control related payments and benefits equal or exceed 300% of the NEO’s prior five-year average Form W-2 income. In the event the 300% threshold is met or exceeded, the NEO’s “excess parachute payments” generally equal the amount by which the change in control related payments and benefits exceed 100% of the NEO’s prior five-year average Form W-2 income. Except for Ms. Grow’s and Mr. Steven Keen’s agreements, the NEOs’ agreements provide for either (1) a gross-up payment if the 20% excise tax cannot be avoided by reducing the parachute payments and benefits by 15% or less, or (2) a reduction in parachute payments and benefits if the 20% excise tax can be avoided by reducing the parachute payments and benefits by 15% or less. Ms. Grow’s and Mr. Steven Keen’s agreements provides for them to receive the greater net benefit of (i) full severance benefits with Ms. Grow or Mr. Steven Keen paying any Section 280G excise tax, with no gross-up for the excise taxes, or (ii) severance benefits capped at the Section 280G excise tax limit, in which case the company may, in its discretion, provide a gross-up payment in the event that the Internal Revenue Service nonetheless requires the payment of an excise tax.

The compensation committee adopted a new change in control agreement policy in November 2009, and the compensation committee approved a new form of change in control agreement in March 2010. The new change in control agreement does not include the 13th-month trigger provision, or any other single-trigger or modified single-trigger provisions, or any tax gross-up provisions. The compensation committee did not apply the new policy to existing change in control agreements, since those agreements were previously executed and agreed to with our NEOs.

J. LaMont Keen

Mr. LaMont Keen retired as president and CEO of our company effective April 30, 2014. In connection with his voluntary retirement and pursuant to the terms of the awards, he received the following:

●	Accelerated vesting, on a prorated basis (77.8%), of his outstanding 2012 time-vesting restricted stock award under the IDACORP 2000 Long-Term Incentive and Compensation Plan, equal to 5,754 shares.
●	Accelerated vesting, on a prorated basis (44.4%), of his outstanding 2013 time-vesting restricted stock award under the IDACORP 2000 Long-Term Incentive and Compensation Plan, equal to 3,059 shares.
●	Accelerated vesting, on a prorated basis (11.1%), of his outstanding 2014 time-vesting restricted stock award under the IDACORP 2000 Long-Term Incentive and Compensation Plan, equal to 642 shares.

Based on the closing price of IDACORP common stock on April 30, 2014 of $56.14, the 9,455 shares of time-vesting restricted stock vesting as of that date had an aggregate market value of $530,804.

Performance-based shares under the IDACORP 2000 Long-Term Incentive and Compensation Plan did not automatically vest in connection with Mr. LaMont Keen’s retirement. Instead, pursuant to the terms of the award, he received a prorated number of shares (77.8%) under his 2012 award following completion of the 2012-2014 performance period, equal to 17,266 shares, together with the payment of dividend equivalents of $89,265. Also, pursuant to the terms of the awards, he is entitled to receive a prorated number of shares (44.4%) (and payment of related dividend equivalents) under his 2013 award, based on the level of achievement of the performance goals for the 2013-2015 performance period, and a prorated number of shares (11.1%) (and payment of related dividend equivalents) under his 2014 award, based on the level of achievement of the performance goals for the 2014-2016 performance period. The shares for the 2013 and 2014 award will not vest until the compensation committee and the board of directors determine that goals have been met. The number of shares underlying the 2013 and 2014 awards, on a pro rated basis, assuming performance at the target level, is as follows:

Award	Number of Shares at Target Performance Level	End of Performance Period
2013	6,116	12/31/2015
2014	1,284	12/31/2016

Mr. LaMont Keen also received a prorated cash bonus for 2014 pursuant to the terms of the Executive Incentive Plan equal to $363,677, and payment in cash of accrued but unused vacation benefits in the amount of $28,940. His retirement benefits under the Idaho Power Company Retirement Plan, Security Plan I, and Security Plan II commenced following his retirement, as described under Pension Benefits for 2014.

Darrel T. Anderson

Change in Control
Executive Benefits and Payments Upon Termination or Change in Control (a)	Voluntary Termination ($) (b)	Not for Cause Termination ($) (c)	For Cause Termination ($) (d)	Death or Disability ($) (e)	Without Termination ($) (f)	Not for Cause or Constructive Discharge Termination ($) (g)	13th-Month Trigger ($) (h)
Compensation:
Base Salary						1,019,350[1]	958,333[2]
Short-Term Incentive Plan						1,150,000[1]	766,667[2]
Long-Term Incentive Plan – Time-Vesting	523,828[3,4]	—[5]	—[5]	523,828[3]	815,461[6]	815,461[6]	815,461[6]
Long-Term Incentive Plan – Performance Vesting	1,106,056[4,7]	—[5]	—[5]	1,106,056[7]	1,708,937[6]	1,708,937[6]	1,708,937[6]
Benefits and Perquisites:
Security Plan I	—[8]	—[8]	—[8]	198,211[9]		—[10]	—[10]
Security Plan II	210,768[8]	210,768[8]	210,768[8]	6,555,935[9]		210,768[11]	210,768[11]
Welfare Benefits						26,004[12]	19,388[13]
Outplacement Services						12,000[14]
280G Tax Gross-up						—[15]	—[16]
Total:	1,840,652	210,768	210,768	8,384,030	2,524,398	4,942,520	4,479,554

[1]
Mr. Anderson’s change in control agreement provides for a lump sum cash severance payment of 2.5 times his base salary and short-term incentive plan target amount. Base salary was reduced by $418,150 to avoid excise tax.

[2]	The 13th-month trigger provision in Mr. Anderson’s change in control agreement provides for the payment of two-thirds of his severance payment.
[3]
Mr. Anderson would receive full vesting of his 2012 time-vesting restricted stock award and prorated vesting of his 2013 (66.7%) and 2014 (33.3%) time-vesting restricted stock. The dollar amount is determined by multiplying the number of shares by $66.19.

[4]
As of the assumed voluntary termination date of December 31, 2014, Mr. Anderson was over the age of 55. To illustrate potential termination-related benefits, we have assumed Mr. Anderson’s voluntary termination would constitute retirement with approval of the compensation committee for purposes of his time-vesting restricted stock and performance-based share awards.

[5]
We have assumed a not for cause termination and a for cause termination would not constitute retirement with approval of the compensation committee for purposes of Mr. Anderson’s time-vesting restricted stock and performance-based share awards.

[6]
Mr. Anderson would receive full vesting of his time-vesting restricted stock awards and payout of the performance-based shares at target. The dollar amounts are determined by multiplying the number of shares by $66.19 and include the cash payment of dividend equivalents, as applicable.

[7]
Mr. Anderson would receive full vesting of his 2012 award assuming the performance goals are met at the target level and prorated vesting of his 2013 (66.7%) and 2014 (33.3%) awards assuming the performance goals are met at the target level. The amount shown assumes a share price of $66.19 and includes the cash payment of dividend equivalents.

[8]
The values shown represent the incremental increase in the Security Plan I and Security Plan II benefit based on Mr. Anderson’s actual age and termination as of December 31, 2014, relative to the amount shown for Security Plan I and Security Plan II in the Pension Benefits for 2014 table. We used a discount rate of 4.25% and the RP-2014 Total Healthy Annuitant Mortality, Male & Female, with male rates loaded 6% and female rates loaded 12% plus MP-2014 Generational Projection Scale adjusted with a 10-year conversion period to an ultimate improvement rate of 0.75%. Payments would begin in July 2015 under Security Plan II.

[9]
In the event of death, the values shown represent the present value of the Security Plan I and Security Plan II death benefits. During a period of disability, a participant will continue to accrue years of participation under Security Plan II, and compensation will be credited to a participant who is receiving disability benefits at the full-time equivalent rate of pay that was being earned immediately prior to the participant’s becoming disabled.

[10]
Mr. Anderson’s benefits under Security Plan I and Security Plan II would not be enhanced due to a termination within a change in control period. However, Mr. Anderson would be entitled to benefits under these plans upon a termination as of December 31, 2014. Mr. Anderson would not receive a payout greater than the amounts shown for Security Plan I in the Pension Benefits for 2014 table, and thus the table reflects no enhanced value upon the applicable events.

[11]
Under Security Plan II, if employment is terminated within a change in control period prior to the executive officer’s normal retirement, the benefit is calculated using age 55 or the officer’s age at termination if greater than 55. The values shown (which reflect only the incremental amount payable over the amount shown for Security Plan II in the Pension Benefits for 2014 table) were determined as described in footnote 8.

[12]	Mr. Anderson’s change in control agreement provides for the continuation of welfare benefits for a period of 24 months. The value shown represents the cost to the company of continuing these benefits.
[13]
The 13th-month trigger provision in Mr. Anderson’s change in control agreement provides for the continuation of welfare benefits for a period of 18 months. The value shown represents the cost to the company of continuing these benefits.

[14]	Mr. Anderson’s change in control agreement provides for outplacement services commencing within 12 months of a change in control up to a maximum of $12,000 for a 12-month period.
[15]
The not for cause or constructive discharge termination did not result in a parachute payment that would cause excise tax, as base salary was reduced to avoid excise tax. Thus, no 280G tax gross-up would be provided.

[16]	The 13th-month trigger did not result in a parachute payment that would cause excise tax, and thus no 280G tax gross-up would be provided.

Daniel B. Minor

Change in Control
Executive Benefits and Payments Upon Termination or Change in Control (a)	Voluntary Termination ($) (b)	Not for Cause Termination ($) (c)	For Cause Termination ($) (d)	Death or Disability ($) (e)	Without Termination ($) (f)	Not for Cause or Constructive Discharge Termination ($) (g)	13th-Month Trigger ($) (h)
Compensation:
Base Salary						1,075,000[1]	716,667[2]
Short-Term Incentive Plan						645,000[1]	430,000[2]
Long-Term Incentive Plan – Time-Vesting	398,530[3,4]	—[5]	—[5]	398,530[3]	588,098[6]	588,098[6]	588,098[6]
Long-Term Incentive Plan – Performance Vesting	842,413[4,7]	—[5]	—[5]	842,413[7]	1,234,487[6]	1,234,487[6]	1,234,487[6]
Benefits and Perquisites:
Security Plan I
Security Plan II	155,374[8]	155,374[8]	155,374[8]	4,336,009[9]		155,374[10]	155,374[10]
Welfare Benefits						20,001[11]	14,912[12]
Outplacement Services						12,000[13]
280G Tax Gross-up						—[14]	—[15]
Total:	1,396,317	155,374	155,374	5,576,952	1,822,585	3,729,960	3,139,538

[1]	Mr. Minor’s change in control agreement provides for a lump sum cash severance payment of 2.5 times his base salary and short-term incentive plan target amount.
[2]	The 13th-month trigger provision in Mr. Minor’s change in control agreement provides for the payment of two-thirds of his severance payment.
[3]
Mr. Minor would receive full vesting of his 2012 time-vesting restricted stock award and prorated vesting of his 2013 (66.7%) and 2014 (33.3%) time-vesting restricted stock. The dollar amount is determined by multiplying the number of shares by $66.19.

[4]
As of the assumed voluntary termination date of December 31, 2014, Mr. Minor was over the age of 55. To illustrate potential termination-related benefits, we have assumed Mr. Minor’s voluntary termination would constitute retirement with approval of the compensation committee for purposes of his time-vesting restricted stock and performance-based share awards.

[5]
We have assumed a not for cause termination and a for cause termination would not constitute retirement with approval of the compensation committee for purposes of Mr. Minor’s time-vesting restricted stock and performance-based share awards.

[6]
Mr. Minor would receive full vesting of his time-vesting restricted stock awards and payout of the performance-based shares at target. The dollar amounts are determined by multiplying the number of shares by $66.19 and include the cash payment of dividend equivalents, as applicable.

[7]
Mr. Minor would receive full vesting of his 2012 award assuming the performance goals are met at the target level and prorated vesting of his 2013 (66.7%) and 2014 (33.3%) awards assuming the performance goals are met at the target level. The amount shown assumes a share price of $66.19 and includes the cash payment of dividend equivalents.

[8]
The values shown represent the incremental increase in the Security Plan II benefit based on Mr. Minor’s actual age and termination as of December 31, 2014, relative to the amount shown for Security Plan II in the Pension Benefits for 2014 table. We used a discount rate of 4.25% and the RP-2014 Total Healthy Annuitant Mortality, Male & Female, with male rates loaded 6% and female rates loaded 12% plus MP-2014 Generational Projection Scale adjusted with a 10-year conversion period to an ultimate improvement rate of 0.75%. Payments would begin in July 2015 under Security Plan II.

[9]
In the event of death, the values shown represent the present value of the Security Plan II death benefits. During a period of disability, a participant will continue to accrue years of participation under Security Plan II, and compensation will be credited to a participant who is receiving disability benefits at the full-time equivalent rate of pay that was being earned immediately prior to the participant’s becoming disabled.

[10]
Under Security Plan II, if employment is terminated within a change in control period prior to the executive officer’s normal retirement, the benefit is calculated using age 55 or the officer’s age at termination if greater than 55. The values shown (which reflect only the incremental amount payable over the amount shown for Security Plan II in the Pension Benefits for 2014 table) were determined as described in footnote 8.

[11]	Mr. Minor’s change in control agreement provides for the continuation of welfare benefits for a period of 24 months. The value shown represents the cost to the company of continuing these benefits.
[12]
The 13th-month trigger provision in Mr. Minor’s change in control agreement provides for the continuation of welfare benefits for a period of 18 months. The value shown represents the cost to the company of continuing these benefits.

[13]	Mr. Minor’s change in control agreement provides for outplacement services commencing within 12 months of a change in control up to a maximum of $12,000 for a 12-month period.
[14]	The not for cause or constructive discharge termination did not result in a parachute payment that would cause excise tax, and thus no 280G tax gross-up would be provided.
[15]	The 13th-month trigger did not result in a parachute payment that would cause excise tax, and thus no 280G tax gross-up would be provided.

Rex Blackburn

Change in Control
Executive Benefits and Payments Upon Termination or Change in Control (a)	Voluntary Termination ($) (b)	Not for Cause Termination ($) (c)	For Cause Termination ($) (d)	Death or Disability ($) (e)	Without Termination ($) (f)	Not for Cause or Constructive Discharge Termination ($) (g)	13th-Month Trigger ($) (h)
Compensation:
Base Salary						837,500[1]	558,333[2]
Short-Term Incentive Plan						376,875[1]	251,250[2]
Long-Term Incentive Plan – Time-Vesting	214,389[3,4]	—[5]	—[5]	214,389[3]	311,689[6]	311,689[6]	311,689[6]
Long-Term Incentive Plan – Performance Vesting	453,344[4,7]	—[5]	—[5]	453,344[7]	654,585[6]	654,585[6]	654,585[6]
Benefits and Perquisites:
Security Plan I
Security Plan II	366,914[8]	366,914[8]	366,914[8]	2,611,053[9]		366,914[10]	366,914[10]
Welfare Benefits						39,034[11]	29,053[12]
Outplacement Services						12,000[13]
280G Tax Gross-up						—[14]	—[15]
Total:	1,034,647	366,914	366,914	3,278,786	966,274	2,598,597	2,171,824

[1]	Mr. Blackburn’s change in control agreement provides for a lump sum cash severance payment of 2.5 times his base salary and short-term incentive plan target amount.
[2]	The 13th-month trigger provision in Mr. Blackburn’s change in control agreement provides for the payment of two-thirds of his severance payment.
[3]
Mr. Blackburn would receive full vesting of his 2012 time-vesting restricted stock award and prorated vesting of his 2013 (66.7%) and 2014 (33.3%) time-vesting restricted stock. The dollar amount is determined by multiplying the number of shares by $66.19.

[4]
As of the assumed voluntary termination date of December 31, 2014, Mr. Blackburn was over the age of 55. To illustrate potential termination-related benefits, we have assumed Mr. Blackburn’s voluntary termination would constitute retirement with approval of the compensation committee for purposes of his time-vesting restricted stock and performance-based share awards.

[5]
We have assumed a not for cause termination and a for cause termination would not constitute retirement with approval of the compensation committee for purposes of Mr. Blackburn’s time-vesting restricted stock and performance-based share awards.

[6]
Mr. Blackburn would receive full vesting of his time-vesting restricted stock awards and payout of the performance-based shares at target. The dollar amounts are determined by multiplying the number of shares by $66.19 and include the cash payment of dividend equivalents, as applicable.

[7]
Mr. Blackburn would receive full vesting of his 2012 award assuming the performance goals are met at the target level and prorated vesting of his 2013 (66.7%) and 2014 (33.3%) awards assuming the performance goals are met at the target level. The amount shown assumes a share price of $66.19 and includes the cash payment of dividend equivalents.

[8]
The values shown represent the incremental increase in the Security Plan II benefit based on Mr. Blackburn’s actual age and termination as of December 31, 2014, relative to the amount shown for Security Plan II in the Pension Benefits for 2014 table. We used a discount rate of 4.25% and the RP-2014 Total Healthy Annuitant Mortality, Male & Female, with male rates loaded 6% and female rates loaded 12% plus MP-2014 Generational Projection Scale adjusted with a 10-year conversion period to an ultimate improvement rate of 0.75%. Payments would begin in July 2015 under Security Plan II.

[9]
In the event of death, the values shown represent the present value of the Security Plan II death benefits. During a period of disability, a participant will continue to accrue years of participation under Security Plan II, and compensation will be credited to a participant who is receiving disability benefits at the full-time equivalent rate of pay that was being earned immediately prior to the participant’s becoming disabled.

[10]
Under Security Plan II, if employment is terminated within a change in control period prior to the executive officer’s normal retirement, the benefit is calculated using age 55 or the officer’s age at termination if greater than 55. The values shown (which reflect only the incremental amount payable over the amount shown for Security Plan II in the Pension Benefits for 2014 table) were determined as described in footnote 8.

[11]
Mr. Blackburn’s change in control agreement provides for the continuation of welfare benefits for a period of 24 months. The value shown represents the cost to the company of continuing these benefits.

[12]
The 13th-month trigger provision in Mr. Blackburn’s change in control agreement provides for the continuation of welfare benefits for a period of 18 months. The value shown represents the cost to the company of continuing these benefits.

[13]	Mr. Blackburn’s change in control agreement provides for outplacement services commencing within 12 months of a change in control up to a maximum of $12,000 for a 12-month period.
[14]	The not for cause or constructive discharge termination did not result in a parachute payment that would cause excise tax, and thus no 280G tax gross-up would be provided.
[15]	The 13th-month trigger did not result in a parachute payment that would cause excise tax, and thus no 280G tax gross-up would be provided.

Lisa A. Grow

Change in Control
Executive Benefits and Payments Upon Termination or Change in Control (a)	Voluntary Termination ($) (b)	Not for Cause Termination ($) (c)	For Cause Termination ($) (d)	Death or Disability ($) (e)	Without Termination ($) (f)	Not for Cause or Constructive Discharge Termination ($) (g)	13th-Month Trigger ($) (h)
Compensation:
Base Salary						750,000[1]	500,000[2]
Short-Term Incentive Plan						337,500[1]	225,000[2]
Long-Term Incentive Plan – Time-Vesting	—[3]	—[4]	—[4]	187,252[5]	273,629[6]	273,629[6]	273,629[6]
Long-Term Incentive Plan – Performance Vesting	—[3]	—[4]	—[4]	396,078[7]	574,755[6]	574,755[6]	574,755[6]
Benefits and Perquisites:
Security Plan I
Security Plan II	—[8]	—[8]	—[8]	2,213,887[9]		10,216[10]	10,216[10]
Welfare Benefits						10,803[11]	8,074[12]
Outplacement Services						12,000[13]
280G Tax Gross-up						—[14]	—[14]
Total:	—	—	—	2,797,217	848,384	1,968,903	1,591,674

[1]	Ms. Grow’s change in control agreement provides for a lump-sum cash severance payment of 2.5 times her base salary and short-term incentive plan target amount.
[2]
The 13th-month trigger provision in Ms. Grow’s change in control agreement provides for the payment of two-thirds of her severance payment. In the event of a 13th-month trigger, independent tax counsel would determine which benefits are reduced in order to avoid excise tax.

[3]
As of the assumed voluntary termination date of December 31, 2014, Ms. Grow was not over the age of 55. Thus, we have assumed Ms. Grow’s voluntary termination would not constitute retirement with approval of the compensation committee for purposes of her time-vesting restricted stock and performance-based share awards.

[4]
We have assumed a not for cause termination and a for cause termination would not constitute retirement with approval of the compensation committee for purposes of Ms. Grow’s time-vesting restricted stock and performance-based share awards.

[5]
Ms. Grow would receive full vesting of her 2012 time-vesting restricted stock award and prorated vesting of her 2013 (66.7%) and 2014 (33.3%) time-vesting restricted stock. The dollar amount is determined by multiplying the prorated number of shares by $66.19.

[6]
Ms. Grow would receive full vesting of her time-vesting restricted stock awards and payout of the performance-based shares at target. The dollar amounts are determined by multiplying the number of shares by $66.19 and include the cash payment of dividend equivalents, as applicable.

[7]
Ms. Grow would receive full vesting of her 2012 award assuming the performance goals are met at the target level and prorated vesting of her 2013 (66.7%) and 2014 (33.3%) awards assuming the performance goals are met at the target level. The amount shown assumes a share price of $66.19 and includes the cash payment of dividend equivalents.

[8]
Ms. Grow would not receive a payout greater than the amounts shown for Security Plan II in the Pension Benefits for 2014 table, and thus the table reflects no enhanced value upon the applicable events. We used a discount rate of 4.25% and the RP-2014 Total Healthy Annuitant Mortality, Male & Female, with male rates loaded 6% and female rates loaded 12% plus MP-2014 Generational Projection Scale adjusted with a 10-year conversion period to an ultimate improvement rate of 0.75%, and assumed Ms. Grow was 55 as of December 31, 2014.

[9]
In the event of death, the value shown represents the present value of the Security Plan II death benefits. During a period of disability, a participant will continue to accrue years of participation under Security Plan II, and compensation will be credited to a participant who is receiving disability benefits at the full-time equivalent rate of pay that was being earned immediately prior to the participant’s becoming disabled.

[10]
Under Security Plan II, if employment is terminated within a change in control period prior to the executive officer’s normal retirement, the benefit is calculated using age 55 or the officer’s age at termination if greater than 55. The values shown represent the incremental increase in the Security Plan II benefit relative to the amount shown for Security Plan II in the Pension Benefits for 2014 table and were determined as described in footnote 8. Payments would not commence until Ms. Grow reaches age 55.

[11]	Ms. Grow’s change in control agreement provides for the continuation of welfare benefits for a period of 24 months. The value shown represents the cost to the company of continuing these benefits.
[12]
The 13th-month trigger provision in Ms. Grow’s change in control agreement provides for the continuation of welfare benefits for a period of 18 months. The value shown represents the cost to the company of continuing these benefits.

[13]	Ms. Grow’s change in control agreement provides for outplacement services commencing within 12 months of a change in control up to a maximum of $12,000 for a 12-month period.
[14]
The company may make a 280G tax gross-up payment to Ms. Grow if (a) she receives a claim from the Internal Revenue Service that, if successful, would require her to pay an excise tax in connection with any “excess parachute payments,” as that term is described in Internal Revenue Code Section 280G, and (b) her compensation had been reduced to avoid an excise tax. Because Ms. Grow’s compensation was not reduced to avoid an excise tax in this instance, under the terms of her change in control agreement Ms. Grow would not be provided a 280G tax gross-up.

Steven R. Keen

Change in Control
Executive Benefits and Payments Upon Termination or Change in Control (a)	Voluntary Termination ($) (b)	Not for Cause Termination ($) (c)	For Cause Termination ($) (d)	Death or Disability ($) (e)	Without Termination ($) (f)	Not for Cause or Constructive Discharge Termination ($) (g)	13th-Month Trigger ($) (h)
Compensation:
Base Salary						571,824[1]	525,000[2]
Short-Term Incentive Plan						393,750[1]	262,500[2]
Long-Term Incentive Plan – Time-Vesting	—[3]	—[4]	—[4]	196,916[5]	302,621[6]	302,621[6]	302,621[6]
Long-Term Incentive Plan – Performance Vesting	—[3]	—[4]	—[4]	416,055[7]	634,687[6]	634,687[6]	634,687[6]
Benefits and Perquisites:
Security Plan I
Security Plan II	—[8]	—[8]	—[8]	2,324,320[9]		1,872[10]	1,872[10]
Welfare Benefits						27,955[11]	20,825[12]
Outplacement Services						12,000[13]
280G Tax Gross-up						—[14]	—[15]
Total:	—	—	—	2,937,291	937,308	1,944,709	1,747,505

[1]
Mr. Keen’s change in control agreement provides for a lump-sum cash severance payment of 2.5 times his base salary and short-term incentive plan target amount. Base salary was reduced by $215,676 to avoid excise tax.

[2]
The 13th-month trigger provision in Mr. Keen’s change in control agreement provides for the payment of two-thirds of his severance payment. In the event of a 13th-month trigger, independent tax counsel would determine which benefits are reduced in order to avoid excise tax.

[3]
As of the assumed voluntary termination date of December 31, 2014, Mr. Keen was not over the age of 55. Thus, we have assumed Mr. Keen’s voluntary termination would not constitute retirement with approval of the compensation committee for purposes of his time-vesting restricted stock and performance-based share awards.

[4]
We have assumed a not for cause termination and a for cause termination would not constitute retirement with approval of the compensation committee for purposes of Mr. Keen’s time-vesting restricted stock and performance-based share awards.

[5]
Mr. Keen would receive full vesting of his 2012 time-vesting restricted stock award and prorated vesting of his 2013 (66.7%) and 2014 (33.3%) time-vesting restricted stock. The dollar amount is determined by multiplying the prorated number of shares by $66.19.

[6]
Mr. Keen would receive full vesting of his time-vesting restricted stock awards and payout of the performance-based shares at target. The dollar amounts are determined by multiplying the number of shares by $66.19 and include the cash payment of dividend equivalents, as applicable.

[7]
Mr. Keen would receive full vesting of his 2012 award assuming the performance goals are met at the target level and prorated vesting of his 2013 (66.7%) and 2014 (33.3%) awards assuming the performance goals are met at the target level. The amount shown assumes a share price of $66.19 and includes the cash payment of dividend equivalents.

[8]
Mr. Keen would not receive a payout greater than the amounts shown for Security Plan II in the Pension Benefits for 2014 table, and thus the table reflects no enhanced value upon the applicable events. We used a discount rate of 4.25% and the RP-2014 Total Healthy Annuitant Mortality, Male & Female, with male rates loaded 6% and female rates loaded 12% plus MP-2014 Generational Projection Scale adjusted with a 10-year conversion period to an ultimate improvement rate of 0.75%, and assumed Mr. Keen was 55 as of December 31, 2014.

[9]
In the event of death, the value shown represents the present value of the Security Plan II death benefits. During a period of disability, a participant will continue to accrue years of participation under Security Plan II, and compensation will be credited to a participant who is receiving disability benefits at the full-time equivalent rate of pay that was being earned immediately prior to the participant’s becoming disabled.

[10]
Under Security Plan II, if employment is terminated within a change in control period prior to the executive officer’s normal retirement, the benefit is calculated using age 55 or the officer’s age at termination if greater than 55. The values shown represent the incremental increase in the Security Plan II benefit relative to the amount shown for Security Plan II in the Pension Benefits for 2014 table and were determined as described in footnote 8. Payments would not commence until Mr. Keen reaches age 55.

[11]	Mr. Keen’s change in control agreement provides for the continuation of welfare benefits for a period of 24 months. The value shown represents the cost to the company of continuing these benefits.
[12]
The 13th-month trigger provision in Mr. Keen’s change in control agreement provides for the continuation of welfare benefits for a period of 18 months. The value shown represents the cost to the company of continuing these benefits.

[13]	Mr. Keen’s change in control agreement provides for outplacement services commencing within 12 months of a change in control up to a maximum of $12,000 for a 12-month period.
[14]
The company may make a 280G tax gross-up payment to Mr. Keen if (a) he receives a claim from the Internal Revenue Service that, if successful, would require him to pay an excise tax in connection with any “excess parachute payments,” as that term is described in Internal Revenue Code Section 280G, and (b) his compensation had been reduced to avoid an excise tax. Because Mr. Keen’s compensation was reduced to avoid an excise tax in this instance (see footnote 1), under the terms of Mr. Keen’s change in control agreement, the company may provide, but is not required to provide, such a tax gross-up upon a not for cause or constructive discharge termination, in an amount that would reimburse Mr. Keen for the excise tax, taxes imposed upon the 280G tax gross-up payment, and any interest or penalties with respect to such taxes. Such amount is not determinable unless and until Mr. Keen were to receive a claim from the Internal Revenue Service.

[15]	See footnote 14. As Mr. Keen’s compensation was not reduced to avoid an excise tax in this instance, no 280G tax gross-up would be provided.

PROPOSAL NO. 2: Advisory Resolution to Approve Executive Compensation

As required by Section 14A of the Exchange Act, the board of directors is submitting a separate resolution approving on an advisory basis the compensation of our named executive officers. This is an opportunity for our shareholders, through what is commonly referred to as a “say-on-pay” vote, to endorse or not endorse our executive compensation program. At the 2014 annual meeting of shareholders, we provided our shareholders with the same opportunity to cast an advisory vote on the compensation of our named executive officers as disclosed in the proxy statement for the 2014 annual meeting of shareholders, and our shareholders approved the proposal, with over 97 percent of the votes cast in favor. We experienced similar results at the 2013, 2012, and 2011 annual meetings of shareholders, where in excess of 93 percent of the votes cast were cast in favor. We considered the results of those votes as evidence of broad-based support for our compensation program and decisions, and as a component of our basis for maintaining a similar approach to executive compensation for 2014.

As described in more detail in the Compensation Discussion and Analysis, the philosophy that underlies our executive compensation policy is to provide balanced and competitive compensation to our officers to (1) ensure that our company is able to attract and retain high-quality officers, and (2) motivate our officers to achieve performance goals that will benefit our shareholders and customers. This philosophy is implemented in tandem with our three-part business strategy of responsible planning, responsible development and protection of resources, and responsible energy use to ensure adequate energy supplies. At the core of this philosophy is our pay-for-performance model, which links competitive levels of compensation to achievements of our overall strategy and business goals and predetermined objectives.

We urge our shareholders to read the Compensation Discussion and Analysis in this proxy statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the 2014 Summary Compensation Table and other related compensation tables and narrative included in “Part 4 – Executive Compensation” in this proxy statement, which provide detailed information on the compensation of our named executive officers. We believe that the policies and procedures articulated in that discussion are effective in helping to achieve our goals and that the compensation of our named executive officers reported in this proxy statement has contributed to our company’s success.

Accordingly, we are requesting that our shareholders approve the following advisory resolution at the Annual Meeting:

RESOLVED, that the shareholders of IDACORP, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis and the accompanying tables and related narrative in the proxy statement for the Company’s 2015 Annual Meeting of Shareholders.

The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission. The shareholder vote will not be binding on the company or our board of directors, and it will not be construed as overruling any decision by the company or the board of directors or creating or implying any change to, or additional, fiduciary duties for our company or our board of directors. Although nonbinding, the board of directors and the compensation committee will review and consider the voting results when making future decisions regarding our executive compensation program.

Our board of directors, at its May 19, 2011 meeting, determined that we will hold an annual advisory vote on executive compensation, and has adopted a policy consistent with this determination. Unless the board of directors modifies this policy, the next say-on-pay vote will be held at our 2016 annual meeting of shareholders.

Board of Directors’ Recommendation

The board of directors unanimously recommends a vote “FOR” the advisory resolution on executive compensation.

PART 5 – COMPENSATION PLAN APPROVALS FOR PURPOSES OF
INTERNAL REVENUE CODE SECTION 162(m)

PROPOSAL NO. 3: Re-approval of the IDACORP 2000 Long-Term Incentive and Compensation Plan for
Purposes of Internal Revenue Code Section 162(m)

Background

We use the IDACORP 2000 Long-Term Incentive and Compensation Plan to grant long-term incentive awards to our officers, directors, and key employees. The board of directors originally approved the plan in January 2000. Since then, the board of directors and our shareholders have approved various amendments to the plan. The plan was last re-approved by shareholders for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (“Code”), and the regulations promulgated thereunder (“Section 162(m)”), in May 2010.

Section 162(m) places a limit of $1,000,000 on the amount we may deduct in any one year for compensation paid to our “covered employees.” A covered employee under Section 162(m) generally includes our CEO and each of our other three most highly-compensated executive officers other than our CFO. However, if certain conditions are met, compensation that qualifies as “performance-based” is excluded for purposes of calculating the amount of compensation subject to the $1,000,000 limit. In general, one of the requirements that must be satisfied for an award to qualify as performance-based compensation under Section 162(m) is that shareholders must reapprove, every five years, the materials terms of the plan, including the material terms of the performance goals, under which the compensation will be paid. Accordingly, the board of directors is now submitting the plan for re-approval at the 2015 Annual Meeting. The material terms of the performance goals are described below.

The board of directors believes that it is in the best interests of IDACORP and our shareholders to maintain the flexibility to claim the full income tax deduction for performance-based compensation paid under the plan. The board of directors is therefore asking the shareholders to reapprove, for purposes of Section 162(m), the material terms of the plan set forth below. If shareholders do not reapprove the plan, we will not make new awards to covered employees under the plan, although we may conclude that paying other non-deductible compensation to covered employees is consistent with our compensation philosophy and the best interests of IDACORP and our shareholders.

The material terms of the plan as currently in effect are described below, and the complete text of the IDACORP 2000 Long-Term Incentive and Compensation Plan is attached to this proxy statement as Appendix B.

Purpose of the Plan

 The purpose of the plan is to promote the success and enhance the value of the company by linking the personal interests of participants, including covered employees, to those of our shareholders and customers. The plan is further intended to provide flexibility in our ability to motivate, attract, and retain the services of participants upon whose judgment, interest, and special effort the successful conduct of our operations largely depends.

Effective Date and Duration

The plan became effective upon approval by shareholders at the 2000 annual meeting of shareholders and is expected to remain in effect, subject to the board’s right to terminate the plan at any time, until all shares subject to the plan have been purchased or acquired.

Amendments

 The board of directors may, at any time and from time to time, alter, amend, suspend, or terminate the plan in whole or in part, subject to restrictions stated in the plan.

Administration of the Plan

The plan is administered by the compensation committee or such other committee as the board of directors selects consisting solely of two or more members of the board of directors. Subject to the terms of the plan, the committee has full power under the plan to determine persons to receive awards, the size and type of awards, and their terms. The committee may amend outstanding awards subject to restrictions stated in the plan.

Except in limited circumstances, the following actions may not be taken with respect to outstanding stock options or stock appreciation rights (“SARs”) without prior shareholder approval: (i) reduction of the exercise price or base value, as applicable, (ii) cancellation of the award in exchange for cash, other awards, stock options, or SARs with a lower exercise price or base value, as applicable, at a time when the exercise price or base value, as applicable, exceeds the fair market value of a share of our common stock, and (iii) any other action that would constitute a re-pricing as determined in accordance with applicable generally accepted accounting principles, as amended from time to time.

Eligibility and Participation

Officers (including covered employees), directors, and key employees of the company and our subsidiaries, as determined by the compensation committee, are eligible to participate in the plan. As of March 13, 2015, the approximate number of persons eligible to participate in the plan is 68, which includes 12 non-employee directors.

Shares Subject to the Plan

Subject to adjustment pursuant to the anti-dilution provisions of the plan, the maximum number of shares available for grant under the plan is 3,100,000. As of March 13, 2015, 1,033,959 shares remained available for grant under the plan. Shares underlying awards that lapse, are forfeited, or are not paid in shares may be reused for subsequent awards, except that the following shares may not be reused: (i) shares that were subject to stock-settled SARs and were not issued upon the net settlement or net exercise of such SAR, (ii) shares tendered to the company to pay the exercise price of an option, or (iii) shares tendered to or withheld by the company to pay the withholding taxes with respect to an award. Shares issued under the plan may be authorized but unissued shares of our common stock, treasury stock, or shares purchased on the open market. The closing price of our common stock as reported on the New York Stock Exchange on March 13, 2015 was $60.15.

In the event of an equity restructuring, such as a stock dividend, stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend, the committee will cause an equitable adjustment to be made (i) in the number and kind of shares that may be delivered under the plan, (ii) in the individual limitations set forth in the plan, and (iii) with respect to outstanding awards, in the number and kind of shares subject to outstanding awards, the option exercise price, base value or other price of shares subject to outstanding awards, any performance conditions relating to shares, the market price of shares, or per-share results, and other terms and conditions of outstanding awards, in the case of (i), (ii), and (iii) to prevent dilution or enlargement of rights. In the event of any other change in corporate capitalization, such as a merger, consolidation, or liquidation, the committee may, in its sole discretion, cause an equitable adjustment as described in the foregoing sentence to be made, to prevent dilution or enlargement of rights.

Awards under the Plan

Stock Options

The committee may award incentive stock options and nonqualified stock options. Except as provided in the plan’s anti-dilution adjustment provisions and replacement awards made in connection with mergers, acquisitions, reorganizations, or similar transactions, the exercise price for each such award will be not less than the fair market value of a share of our common stock on the date of grant. Options will expire at such times and will have such other terms and conditions as the committee may determine. Dividend equivalents may also be awarded.

The option exercise price is payable in cash or its equivalent, in shares of our common stock having a fair market value equal to the exercise price, by broker-assisted cashless exercise, by other methods that the committee may prescribe, or any combination of the foregoing.

Stock Appreciation Rights

The committee may award SARs with such terms and conditions as the committee may determine. SARs awarded under the plan may be in the form of freestanding SARs or tandem SARs. Except as provided in the plan’s anti-dilution adjustment provisions and replacement awards made in connection with mergers, acquisitions, reorganizations, or similar transactions, the base value of a freestanding SAR will be equal to the fair market value of a share of our common stock on the date of grant. The base value of a tandem SAR will be equal to the option exercise price of the related option. Dividend equivalents may also be awarded.

Freestanding SARs may be exercised upon such terms and conditions as are imposed by the committee. A tandem SAR may be exercised upon surrender of the right to exercise the equivalent portion of its related option and only with respect to the shares of our common stock for which its related option is exercisable.

Upon exercise of a SAR, a participant will receive the product of the excess of the fair market value of a share of our common stock on the date of exercise over the base value multiplied by the number of shares with respect to which the SAR is exercised. Payment due to the participant upon exercise may be made in cash, in shares of our common stock having a fair market value equal to such cash amount, or in a combination of cash and shares, as determined by the committee.

Restricted Stock and Restricted Stock Units

Restricted stock and restricted stock units may be awarded in such amounts and subject to such terms and conditions as determined by the committee.

Participants holding restricted stock may exercise full voting rights with respect to those shares during the restricted period and, subject to the committee’s right to determine otherwise, will receive regular cash dividends. All other distributions paid with respect to the restricted stock will be credited, subject to the same restrictions on transferability and forfeitability as the shares of restricted stock with respect to which they were paid. Dividend equivalents may be awarded on restricted stock units.

The committee may establish performance goals for restricted stock and restricted stock units.

Performance Units and Performance Shares

Performance units and performance shares may be awarded in such amounts and subject to such terms and conditions as determined by the committee. The committee will set performance goals, which, depending on the extent to which they are met during the performance periods established by the committee, will determine the number and/or value of performance units/shares that will be paid out to participants. Dividend equivalents may also be awarded.

Participants will receive payment of the value of performance units/shares earned after the end of the performance period. The value of a performance unit intended to qualify as performance-based compensation under Section 162(m) will not exceed the value of a share of common stock. Payment of performance units/shares will be made in cash and/or shares of common stock which have an aggregate fair market value equal to the value of the earned performance units/shares at the end of the applicable performance period, in such combination as the committee determines. Shares may be awarded subject to any restrictions deemed appropriate by the committee.

Other Awards

The committee may make other awards, which may include, without limitation, the award of shares of common stock based upon attainment of performance goals established by the committee as described below, the payment of shares in lieu of cash or cash based on performance goals, and the payment of shares in lieu of cash under our other incentive or bonus programs.

Maximum Awards under the Plan

Subject to adjustment pursuant to the anti-dilution provisions of the plan, (i) the total number of shares with respect to which stock options or SARs may be awarded in any calendar year to any covered employee under Section 162(m) will not exceed 250,000 shares, (ii) the total number of shares of restricted stock or restricted stock units that are intended to qualify as performance-based compensation under Section 162(m) that may be awarded in any calendar year to any covered employee will not exceed 250,000 shares or units, as the case may be, (iii) the total number of performance shares or performance units that may be awarded in any calendar year to any covered employee will not exceed 250,000 shares or units, as the case may be, (iv) the total number of shares that are intended to qualify as performance-based compensation under Section 162(m) awarded pursuant to article 10 of the plan in any calendar year to any covered employee will not exceed 250,000 shares, (v) the total cash award that is intended to qualify as performance-based compensation under Section 162(m) that may be paid pursuant to article 10 of the plan in any calendar year to any covered employee will not exceed $500,000, and (vi) the aggregate amount of dividend equivalents that are intended to qualify as performance-based compensation under Section 162(m) that a covered employee may receive in any calendar year will not exceed $1,000,000.

Performance Goals

The compensation committee establishes the performance goals, which will be based on one or more of the following measures: (i) sales or revenues, (ii) earnings per share, (iii) shareholder return and/or value, (iv) funds from operations, (v) operating income, (vi) gross income, (vii) net income, (viii) cash flow, (ix) return on equity, (x) return on capital, (xi) earnings before interest, (xii) operating ratios, (xiii) stock price, (xiv) customer satisfaction, (xv) accomplishment of mergers, acquisitions, dispositions, or similar extraordinary business transactions, (xvi) profit returns and margins, (xvii) financial return ratios, (xviii) budget achievement, (xix) performance against budget, and/or (xx) market performance. Performance goals may be measured solely on a corporate, subsidiary, or business unit basis or a combination of the foregoing. Performance goals may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure.

Taxes

Awards, and amounts distributed pursuant to awards, under the plan may result in tax withholding obligations. Tendering shares held by the participant or share withholding for taxes is permitted.

Termination of Employment or Board Service

Each award agreement will set forth the participant’s rights with respect to an award following termination of employment with the company or service on the board of directors.

Transferability

Except as otherwise determined by the committee and subject to the provisions of the plan, awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and a participant’s rights are exercisable only by the participant or the participant’s legal representative during his or her lifetime.

Change in Control

Upon a change in control (as defined in the plan):

●	any and all unvested options and SARs will immediately vest and become exercisable;
●
any restriction periods and restrictions imposed on restricted stock and restricted stock units will be deemed to have expired and any performance goals will be deemed to have been achieved at the target level, with such restricted stock vesting immediately in full and such restricted stock units to be paid out in cash;

●
the target payout opportunity attainable under all outstanding awards of performance units and performance shares and any other awards not described above will be deemed to have been fully earned for the entire performance period(s) as of the effective date of the change in control, with all such awards vesting immediately, all performance shares and other awards granted pursuant to article 10 of the plan denominated in shares to be paid out in shares, and all performance units and other awards granted pursuant to article 10 to be paid out in cash; and

●
all credited but not yet paid cash dividends and dividend equivalents attributable to the portion of any award that vests, is earned, and/or is paid, as the case may be, because of the change in control will be paid in cash.

If a change in control occurs, our board of directors or the board of directors of the successor entity may require that the entity:

●	assume or continue all or any part of the stock options and SARs outstanding under the plan; or
●	substitute substantially equivalent stock options and SARs.

If a successor entity refuses to assume or continue such awards or to substitute substantially equivalent awards, then with respect to awards held by participants whose continuous service has not terminated, our board of directors may, in its sole discretion:

●	provide for a cash payment in exchange for the cancellation of a stock option or SAR;
●	continue the awards; or
●
notify participants holding a stock option or SAR that they must exercise such awards at or prior to the closing of the transaction by which the change in control occurs and that the awards will terminate if not exercised.

Our board of directors is not obligated to treat all awards, even those that are of the same type, in the same manner.

Award Information

The table below lists all stock options for IDACORP common stock awarded to the individuals and groups indicated below since the adoption of the plan in 2000, whether exercised, lapsed, or forfeited, and the number of stock options for IDACORP common stock outstanding as of March 13, 2015.

Name and Position, or Group	Number of Shares Underlying Option Rights	Number of Option Rights Outstanding at March 13, 2015
J. LaMont Keen, former president and CEO	217,853	—
Darrel T. Anderson, president and CEO	63,580	—
Daniel Minor, executive vice president	17,860	—
Rex Blackburn, senior vice president and general counsel	—	—
Lisa Grow, senior vice president - power supply	2,219	—
Steven R. Keen, senior vice president, CFO, and treasurer	36,100	—
All current executive officers as a group	142,898	—
All current non-employee directors	698,263	—
Nominees for director	289,683(1)	—
Each associate of directors, executive officers, or nominees for director	—	—
Each other person who received 5% of option rights granted	—	—
All employees, including all current officers who are not executive officers	26,729	—

(1)	Includes 217,853 stock options awarded to J. LaMont Keen, 63,580 stock options awarded to Darrel T. Anderson, and 8,250 stock options awarded to Robert A. Tinstman.

It is not possible to determine awards that will be made in the future pursuant to the plan. However, please refer to the 2014 Summary Compensation Table in this proxy statement which sets forth certain information regarding awards granted to each NEO during 2014. Equity grants to our non-employee directors are described under the Director Compensation for 2014 section in this proxy statement.

U.S. Federal Income Tax Information

The following is a general summary of the U.S. federal income tax consequences of awards under the plan to the company and to participants in the plan who are citizens or residents of the United States for U.S. federal tax purposes. The summary is based on the Code, applicable Treasury Regulations, and administrative and judicial interpretations thereof, each as in effect on the date of this proxy statement and is, therefore, subject to future changes in the law, possibly with retroactive effect. The summary is general in nature and does not purport to be legal or tax advice. Furthermore, the summary does not address issues relating to any U.S. gift or estate tax consequences or the consequences of any state, local, or foreign tax laws.

Stock Options

Nonqualified Stock Options. A participant generally will not recognize taxable income upon the grant or vesting of a nonqualified stock option with an exercise price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. Upon the exercise of a nonqualified stock option, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the option on the date of exercise and the option exercise price. When a participant sells the shares acquired upon exercise, the participant generally will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the option exercise price.

Incentive Stock Options. A participant generally will not recognize taxable income upon the grant of an incentive stock option. If a participant exercises an incentive stock option during employment as an employee or within three months after his or her employment ends (12 months in the case of permanent and total disability), the participant will not recognize taxable income at the time of exercise for regular U.S. federal income tax purposes (although the participant generally will have taxable income for alternative minimum tax purposes at that time as if the option were a nonqualified stock option). If a participant sells or otherwise disposes of the shares acquired upon exercise of an incentive stock option after the later of (a) one year from the date the participant exercised the option and (b) two years from the grant date of the option, the participant generally will recognize long-term capital gain or loss equal to the difference between the amount the participant received in the disposition and the option exercise price. If a participant sells or otherwise disposes of shares acquired upon exercise of an incentive stock option before these holding period requirements are satisfied, the disposition will constitute a “disqualifying disposition,” and the participant generally will recognize ordinary income in the year of disposition equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price (or, if less, the excess of the amount realized on the disposition of the shares over the option exercise price). The balance of the participant’s gain on a disqualifying disposition, if any, will be taxed as short-term or long-term capital gain, as the case may be.

With respect to both nonqualified stock options and incentive stock options, special rules apply if a participant uses shares of our common stock already held by the participant to pay the exercise price or if the shares received upon exercise of the option are subject to a substantial risk of forfeiture by the participant.

Stock Appreciation Rights

A participant generally will not recognize taxable income upon the grant or vesting of a SAR with a base value at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. Upon the exercise of a SAR, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the SAR on the date of exercise and the base value of the SAR. When a participant sells any shares acquired upon exercise, the participant generally will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the total base value.

Restricted Stock Award

A recipient of a restricted stock award generally will recognize compensation taxable as ordinary income when the shares cease to be subject to restrictions in an amount equal to the excess of the fair market value of the shares on the date the restrictions lapse over the amount, if any, paid by the participant with respect to the shares.

Instead of postponing the federal income tax consequences of a restricted stock award until the restrictions lapse, the participant may elect to recognize compensation taxable as ordinary income in the year of the award in an amount equal to the fair market value of the shares at the time of receipt. This election is made under Section 83(b) of the Code. A Section 83(b) election is made by filing a written notice with the Internal Revenue Service office with which the participant files his or her federal income tax return. The notice must be filed within thirty (30) days of the date of grant of the restricted stock award for which the election is made and must meet certain technical requirements.

The tax treatment of a subsequent disposition of restricted stock will depend upon whether the participant has made a timely and proper Section 83(b) election. If the participant makes a timely and proper Section 83(b) election, when the participant sells the restricted shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. If no Section 83(b) election is made, any disposition after the restrictions lapse generally will result in short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the amount, if any, paid by the participant with respect to the shares, plus the amount of taxable ordinary income recognized by the participant either at the time the restrictions lapsed or at the time of the Section 83(b) election, as the case may be. If the participant forfeits the shares to the company (e.g., upon the participant’s termination prior to expiration of the restriction period), the participant may not claim a deduction with respect to the income recognized as a result of making a Section 83(b) election.

Any dividends paid with respect to shares of restricted stock generally will be taxable as ordinary income to the participant at the time the dividends are received.

Restricted Stock Units

A participant generally will not recognize income at the time a restricted stock unit is granted. When any part of a restricted stock unit is issued or paid, the participant generally will recognize compensation taxable as ordinary income at the time of such issuance or payment in an amount equal to the cash and then fair market value of any shares the participant receives.

Performance Shares, Performance Units, and Other Awards

A participant generally will not recognize income upon the grant of performance shares or performance units. Upon the distribution of cash or shares to the participant pursuant to the terms of the performance shares or units, the participant generally will recognize compensation taxable as ordinary income equal to the excess of the amount of cash and the fair market value of any shares transferred to the participant over any amount paid by the participant with respect to the performance shares or units. The U.S. federal income tax consequences of other awards under the plan will depend upon the specific terms of each award.

Tax Consequences to the Company

In the foregoing cases, the company generally will be entitled to a deduction at the same time and in the same amount as a participant recognizes ordinary income, subject to certain limitations imposed under the Code.

Section 409A

We intend that awards granted under the plan comply with, or otherwise be exempt from, Section 409A of the Code.

Tax Withholding

The company is authorized to deduct or withhold from any award granted or payment due under the plan, or require a participant to remit to the company, the amount of any withholding taxes due in respect of the award or payment. Tendering shares held by the participant or share withholding for taxes is permitted.

Equity Compensation Plan Information

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by shareholders(1)	—	$—	1,182,006(2)
Equity compensation plans not approved by shareholders	—	$—	—
Total	—	$—	1,182,006

(1)	Consists of the 1994 Restricted Stock Plan and the IDACORP 2000 Long-Term Incentive and Compensation Plan.
(2)
1,166,210 shares under the IDACORP 2000 Long-Term Incentive and Compensation Plan may be issued in connection with stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, performance shares, or other equity-based awards as of December 31, 2014. 15,796 shares remain available for future issuance under the 1994 Restricted Stock Plan and may be issued as restricted stock or performance-based restricted stock. The number of shares listed in this column excludes (i) issued but unvested performance-based restricted shares, and (ii) issued but unvested time-based restricted shares, in both cases issued pursuant to the 1994 Restricted Stock Plan and IDACORP 2000 Long-Term Incentive and Compensation Plan and unvested as of December 31, 2014.

Board of Directors’ Recommendation

The board of directors unanimously recommends a vote “FOR” re-approval of the IDACORP 2000 Long-Term Incentive and Compensation Plan for purposes of Internal Revenue Code Section 162(m).

PROPOSAL NO. 4: Re-approval of the IDACORP Executive Incentive Plan for
Purposes of Internal Revenue Code Section 162(m)
Background

We use the IDACORP Executive Incentive Plan to grant short-term cash incentive awards to our key employees.  The board of directors originally approved the plan in January 2007. In March 2010, the board of directors approved amendments to the plan to permit awards granted under the plan to qualify as performance-based compensation under Section 162(m) and our shareholders last approved the plan in May 2010. In January 2014, the board of directors approved an amendment and restatement of the plan to change the definition of “base salary” under the plan to include the actual dollar amount of fixed base compensation paid to a participant (with specified exclusions), to allocate the responsibility for making eligibility and award determinations as between the compensation committee and our CEO, and to incorporate various administrative changes.

As described under Proposal No. 3 above, Section 162(m) places a limit of $1,000,000 on the amount we may deduct in any one year for compensation paid to our “covered employees.” A covered employee under Section 162(m) generally includes our chief executive officer and each of our three most highly-compensated executive officers other than our CFO. However, if certain conditions are met, compensation that qualifies as “performance-based” is excluded for purposes of calculating the amount of compensation subject to the $1,000,000 limit. In general, one of the requirements that must be satisfied for an award to qualify as performance-based compensation under Section 162(m) is that shareholders must reapprove, every five years, the material terms of the plan, including the material terms of the performance goals, under which the compensation will be paid. Accordingly, the board of directors is now submitting the plan for re-approval at the 2015 Annual Meeting. The material terms of the performance goals are described below.

The board of directors believes that it is in the best interests of IDACORP and our shareholders to maintain the flexibility to claim the full income tax deduction for performance-based compensation paid under the plan. The board of directors is therefore asking our shareholders to reapprove, for purposes of Section 162(m), the material terms of the plan set forth below. If shareholders do not reapprove the plan, we will not make payments to covered employees under the plan based on grants made in 2016 and thereafter, although we may conclude that paying other non-deductible compensation to covered employees is consistent with our compensation philosophy and the best interests of IDACORP and our shareholders.

The material terms of the plan as currently in effect are described below, and the complete text of the IDACORP Executive Incentive Plan, as amended and restated on January 16, 2014, is attached to this proxy statement as Appendix C.

Purpose of the Plan

The purpose of the plan is to reinforce goals for profitable growth and continuation of a sound overall financial condition of IDACORP by providing incentive compensation opportunities to selected key employees, including covered employees. The plan is designed to:

●	attract, retain, and motivate key employees;
●	relate compensation to performance and financial results; and
●	provide a portion of compensation in a variable rather than a fixed form.

It is intended that compensation payable under the plan will qualify as “performance-based compensation,” within the meaning of Section 162(m), if we desire such qualification. The committee may grant awards to our covered employees under the plan not intended to qualify as “performance-based compensation” under Section 162(m), and to the extent it does so, the provisions of the plan relating to covered employees will not apply to such awards.

Effective Date and Duration

The plan became effective on January 1, 2007 and is expected to remain in effect until terminated by the board of directors.

Amendments

The board of directors may amend, suspend, or terminate the plan and any award under the plan at any time in whole or in part, for any reason, and without the consent of any participant or other person. However, the plan and any award under the plan may not be amended, suspended, or terminated during the period commencing on the date of a change in control and ending on the last day of the calendar year in which the change in control occurs, except as provided in section 9 of the plan, without the written consent of each participant whose award would be affected by the amendment.

Administration of the Plan

The compensation committee of the board of directors will administer the plan and is authorized to interpret the plan, establish rules and regulations necessary to administer the plan, and take all other actions, not inconsistent with the terms of the plan, that it determines are necessary or appropriate for the proper administration of the plan. The committee will also establish performance goals and certify achievement of the performance goals each year. The committee will report on its actions to the board of directors. For awards made to officers of the company or any subsidiary, the committee recommends the terms, conditions, and amounts of awards and any payments it determines should be made with respect to awards to the board of directors for approval. For awards made to non-officers, our CEO approves such awards and payments pursuant to the plan, and is authorized to take all actions necessary for the administration of such awards and payments, including, but not limited to, determining the non-officers who are eligible to participate in the plan.

Eligibility and Participation

Each year, the committee will select the covered employees (and other officers of the company and our subsidiaries, if any) who are eligible to participate in the plan, and our CEO will select the non-officer employees, if any, who are eligible to participate in the plan. The approximate number of persons who are currently eligible to participate in the plan is 68. The plan contains rules for hires, transfers, or promotions into an eligible position during a plan year.

Award Opportunities

For each plan year, the committee or our CEO, as applicable, establishes a target award opportunity for each participant. The target award opportunity is a percentage of each participant’s base salary or a specified dollar amount that may be earned upon achievement of prescribed performance goals.

In addition to the target award opportunity, the committee or our CEO, as applicable, may establish award opportunity levels for achievement above or below the target levels. Award opportunities need not be uniform among participants. The maximum award opportunity, and the actual award paid, to any covered employee for any plan year may not exceed $2,000,000.

Performance Goals

The committee will establish specific performance goals for each plan year, including target levels and, if the committee so determines, one or more threshold, above target, or other enhanced or reduced achievement levels associated with each performance goal. The committee will also determine an objective formula or standard for computing the amount of compensation payable to a participant if the performance goals are met.

The performance goals for a plan year will be based upon one or more of the following measures: (a) earnings per share, (b) earnings per share growth, (c) adjusted earnings per share, (d) adjusted earnings, (e) adjusted earnings before interest and taxes, (f) earnings before interest, taxes, depreciation and amortization, (g) operating income, (h) gross income, (i) net income, (j) operating cash flow, (k) stock price, (l) O&M expense, (m) other O&M expense, (n) capital expenditures, (o) total shareholder return, (p) return on equity, (q) return on capital, (r) operating ratios, (s) profit returns and margins, (t) financial return ratios, (u) performance against budget, (v) cost recovery, (w) health and safety, as measured by, among other things, one or more of recordable case rate, severity rate, and internal safety assessments, (x) customer satisfaction, as measured by, among other things, one or more of service cost, service levels, responsiveness, and survey results with respect to, among other things, power service, billing, customer service/relations, communications, rates and fees, transmission lines, and corporate issues, (y) network reliability, as measured by, among other things, one or more of outage frequency, outage duration, frequency of service interruptions, average frequency of customer interruptions, and average number of interruptions per customer, (z) environmental, including, among other things, one or more of improvement in, or attainment of, emissions levels, project completion milestones and prevention of environmental violations, (aa) strategic business objectives, consisting of one or more objectives based upon meeting specified cost targets, business expansion goals, accomplishment of mergers, acquisitions, dispositions, or similar extraordinary business transactions or goals relating to capital raising and capital management, and (bb) any combination of the foregoing.

Performance goals may be expressed on an absolute and/or on a relative basis, on a before- or after-tax basis, on a consolidated or subsidiary or business unit basis, may be based on or otherwise employ comparisons based on internal targets, our past performance, and/or the past or current performance of other companies and may include or exclude any or all extraordinary, non-core, non-operating, or non-recurring items, or such other items as the committee may determine.

The committee will assign a percentage weight to each performance goal that it establishes for a plan year, which will aggregate to 100 percent. The committee may assign different weights to performance goals for each participant or for classes of participants. Any adjustment to award opportunities for a plan year may be made only in accordance with the terms of the plan and, with respect to covered employees, in accordance with Section 162(m).

Determination of Awards and Payment

After the end of each plan year before the awards are paid, the committee will certify in writing the performance achievement relative to the performance goals. With respect to officers of the company or any subsidiary, the committee will approve and recommend award payments for approval by the board of directors, and the board of directors will approve award payments, provided that in no event will the committee or the board of directors approve an award payment above the amount otherwise payable to a covered employee if the performance goals are met for the plan year. With respect to non-officers, our CEO will approve award payments. The committee and the board of directors or our CEO, as applicable, may, in their sole and absolute discretion, reduce an award payment, including a reduction to zero, for any or all applicable participants. An award will be deemed earned only when the board of directors or our CEO, as applicable, has approved its payment to the participant.

Unless the committee determines otherwise when it establishes performance goals for a plan year, no awards will be paid under the plan if awards are not paid to employees under the IDACORP Employee Incentive Plan for the same plan year or if net income is less than the cash dividend paid on our common stock for the same plan year.

Effect of Termination of Employment

If a participant’s employment is terminated for any reason other than death, disability, or change in control:

●
with respect to the participant’s award relating to the plan year in which the employment termination occurs, the award will be cancelled and the participant will not be eligible to receive a payment under the plan with respect to that plan year; and

●
with respect to the participant’s award relating to the prior plan year if the award was either not yet approved or approved but not yet paid as of the date of employment termination, the award will remain in effect, the amount payable to the participant, if any, will be determined in accordance with the plan based on actual performance through the end of the prior plan year, and any amount payable to the participant will be paid at the same time it would have been paid had the participant remained employed through the payment date.

Except as otherwise provided in the plan with respect to a change in control, if a participant’s employment is terminated due to retirement, death, or disability:

●
with respect to the participant’s award relating to the plan year in which the employment termination occurs, the award will remain in effect, the amount payable to the participant, if any, will be determined based on actual performance through the end of the plan year to which the award relates, prorated based on the fractional portion of the plan year worked by the participant, and any amount payable to the participant will be paid at the same time it would have been paid had the participant remained employed through the payment date; and

●
with respect to the participant’s award relating to the prior plan year if the award was either not yet approved or approved but not yet paid as of the date of employment termination, the award will remain in effect, the amount payable to the participant, if any, will be determined based on actual performance through the end of the plan year to which the award relates, and any amount payable to the participant will be paid at the same time it would have been paid had the participant remained employed through the payment date.

No award will be paid to a participant whose employment has been terminated for cause. Cause, retirement, disability, and change in control are defined in the plan.

Change in Control

The pre-change in control board of directors may make changes to performance goals and other terms of awards as it may deem appropriate to reflect changes resulting from a change in control.

If a change in control involving a successor entity occurs, the pre-change in control board of directors may require that the successor entity (i) assume or otherwise continue all or any part of the awards that are outstanding at the time of the change in control or (ii) substitute substantially equivalent awards, as determined in the sole discretion of the pre-change in control board of directors.

If a successor entity refuses to assume or continue such awards or to substitute substantially equivalent awards or if a change in control not involving a successor entity occurs and the pre-change in control board of directors determines that it would adversely affect outstanding awards, the pre-change in control board of directors, in its sole discretion, may:

●	with respect to outstanding awards that relate to the plan year in which the change in control occurs, deem all or a portion of the outstanding awards vested at target or another level;
●
with respect to outstanding awards that relate to the prior year and that were either not yet approved or approved but not yet paid as of the date of the change in control, provide for the accelerated vesting of the outstanding awards at target or another level; or

●	take such other action with respect to outstanding awards, which action need not be consistent among participants, as it deems appropriate, including taking no action.

If a participant’s employment is terminated for any reason other than cause during the period commencing on the date of a change in control and ending on the last day of the calendar year in which the change in control occurs:

●
with respect to outstanding awards that relate to the plan year in which the change in control occurs, the participant will be vested in either a prorated award or, if so determined by the pre-change in control board of directors, a full award in an amount determined by the pre-change in control board of directors; and

●
with respect to outstanding awards that relate to the prior year and that were either not yet approved or approved but not yet paid as of the date of the change in control, the pre-change in control board of directors, in its sole discretion, may accelerate the vesting of outstanding awards at target or another level.

New Plan Benefits

A new plan benefits table for the plan, as described in the federal proxy rules, is not provided because all awards made under the plan are at the committee’s discretion, subject to the terms of the plan. Therefore, the benefits and amounts that will be received or allocated under the plan are not determinable at this time. However, please refer to the 2014 Summary Compensation Table in this proxy statement, which sets forth certain information regarding awards granted to each NEO during 2014.

Board of Directors’ Recommendation

The board of directors unanimously recommends a vote “FOR” re-approval of the IDACORP Executive Incentive Plan for purposes of Internal Revenue Code Section 162(m).

PART 6 – AUDIT COMMITTEE MATTERS

PROPOSAL NO. 5: Ratification of Appointment of Independent Registered Public Accounting Firm

At the Annual Meeting, we will ask you to ratify the audit committee’s appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2015. This firm has conducted our consolidated annual audits since 1998 and is one of the world’s largest firms of independent certified public accountants. We expect a representative of Deloitte & Touche LLP to be present at the Annual Meeting. He or she will have an opportunity to make a statement and to respond to appropriate questions.

The audit committee will consider your vote as a factor in selecting our independent registered public accounting firm for 2016. The audit committee reserves the right, in its sole discretion, to change the appointment of the independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the company and our shareholders.

Board of Directors’ Recommendation

The board of directors unanimously recommends a vote “FOR” ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2015.

Independent Accountant Billings

The aggregate fees our principal independent registered public accounting firm, Deloitte & Touche LLP, billed or are expected to bill us for the years ended December 31, 2014 and 2013 are as follows:

Fees Billed	2014	2013
Audit Fees	$1,565,438	$1,346,175
Audit-Related Fees[1]	33,900	121,500
Tax Fees[2]	21,390	69,966
All Other Fees[3]	2,000	2,200
Total Fees	$1,622,728	$1,539,841

[1]	Includes fees for audits of our benefit plans, grant compliance audits, and agreed upon procedures at a subsidiary.
[2]	Includes fees for planning, consulting, compliance, and preparation of tax forms for IDACORP and its subsidiaries, including Idaho Power Company employee benefit plans.
[3]	Accounting research tool subscription.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services

We and our audit committee are committed to ensuring the independence of the independent registered public accounting firm, both in fact and in appearance. In this regard, the audit committee has established a pre-approval standard for both audit and non-audit services.

In addition to the audits of our consolidated financial statements, the independent registered public accounting firm may be engaged to provide certain audit-related, tax, and other services. The audit committee must pre-approve all services performed by the independent registered public accounting firm to ensure that the provision of those services does not impair the independent registered public accounting firm’s independence. The services that the audit committee will consider include audit services such as attest services, changes in the scope of the audit of the financial statements, and the issuance of comfort letters and consents in connection with financings; audit-related services such as internal control reviews and assistance with internal control reporting requirements; attest services related to financial reporting that are not required by statute or regulation, and accounting consultations and audits related to proposed transactions and new or proposed accounting rules, standards, and interpretations; and tax compliance and planning services.

Unless a type of service to be provided by the independent public accounting firm has received general pre-approval, it requires specific pre-approval by the audit committee. In addition, any proposed services exceeding pre-approved cost levels require specific pre-approval by the audit committee. Under the pre-approval policy, the audit committee has delegated to the chairman of the audit committee pre-approval authority for services. The chairman must report any pre-approval decisions to the audit committee at its next scheduled meeting. Any request to engage the independent registered public accounting firm to provide a service that has not received general pre-approval must be submitted as a written proposal to our chief financial officer with a copy to our general counsel. The request must include a detailed description of the service to be provided, the proposed fee, and the business reasons for engaging the independent registered public accounting firm to provide the service. Upon approval by the chief financial officer, the general counsel, and the independent registered public accounting firm that the proposed engagement complies with the terms of the pre-approval policy and applicable laws, rules, and regulations, the request will be presented to the audit committee or the audit committee chairman, as the case may be, for pre-approval.

In determining whether to pre-approve the engagement of the independent public accounting firm, the audit committee or the audit committee chairman, as the case may be, must consider, among other things, the pre-approval policy; applicable laws, rules, and regulations; and whether the nature of the engagement and the related fees are consistent with the following principles:

●	the independent registered public accounting firm cannot function in the role of management; and
●	the independent registered public accounting firm cannot audit its own work.

The pre-approval policy and separate supplements to the pre-approval policy describe the specific audit, audit-related, tax, and other services that have the general pre-approval of the audit committee. The term of any pre-approval is 12 months from the date of pre-approval, unless the audit committee specifically provides for a different period. The audit committee will periodically revise the list of pre-approved services, based on subsequent determinations.

For 2013 and 2014, all audit and non-audit services and all fees paid in connection with those services were pre-approved by the audit committee.

Report of the Audit Committee

The audit committee has reviewed and discussed the audited consolidated financial statements of IDACORP, Inc. with management. The audit committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board, and such other matters as are required to be discussed with the audit committee under the standards of the Public Company Accounting Oversight Board.

The audit committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the audit committee concerning independence and has discussed with the independent auditors the independent auditors’ independence.

Based on the audit committee’s review and discussions referred to above, the audit committee recommended to the Board of Directors that the IDACORP audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE
Richard J. Dahl, Chair Thomas Carlile Joan H. Smith Thomas J. Wilford

PART 7 – OTHER MATTERS

Other Business

Neither the board of directors nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Annual Meeting and this proxy statement. In addition, other than as described below, we have not been informed that any other matter will be presented to the meeting by others. If any other business should properly come before the meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.

Shared-Address Shareholders

In accordance with a notice sent to eligible shareholders who share a single address, we are sending only one annual report to shareholders and proxy statement or Notice of Internet Availability, as applicable, to that address, unless we received instructions to the contrary from any shareholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a shareholder of record residing at such address wishes to receive a separate annual report to shareholders or proxy statement or Notice of Internet Availability, as applicable, in the future, he or she may contact investor relations in writing at 1221 West Idaho Street, Boise, Idaho 83702-5627, or by telephone at (800) 635-5406. Eligible shareholders of record receiving multiple copies of our annual report to shareholders and proxy statement or Notice of Internet Availability, as applicable, can request householding by contacting us in the same manner. If you own shares through a bank, broker, or other nominee, you can request householding by contacting that bank, broker, or other nominee.

We will deliver promptly, upon written or oral request, a separate copy of the Annual Report, proxy statement, or Notice of Internet Availability, as applicable, to a shareholder at a shared address to which a single copy of the documents was delivered. Requests should be addressed to investor relations at the address or telephone number set forth above.

2016 Annual Meeting of Shareholders

As of the date of this proxy statement, we expect our 2016 annual meeting of shareholders to be held on May 19, 2016.

Shareholders of the company may submit proposals on matters appropriate for shareholder action at meetings of the company’s shareholders in accordance with Rule 14a-8 of the Securities and Exchange Commission. To be submitted for inclusion in next year’s proxy statement, shareholder proposals must satisfy all applicable requirements of Rule 14a-8. For our 2016 annual meeting of shareholders, if you wish to submit a proposal for inclusion in the proxy materials pursuant to Rule 14a-8, you must submit your proposal to our corporate secretary on or before the close of business on December 5, 2015.

Our Amended and Restated Bylaws require that any shareholder proposal that is not submitted for inclusion in our proxy statement under Rule 14a-8, but is instead sought to be presented directly at the 2016 annual meeting of shareholders, must be received at our principal executive offices not earlier than 150 days and not later than 120 days prior to the first anniversary of the date on which we held the 2015 Annual Meeting. As a result, proposals, including director nominations, submitted pursuant to these provisions of our Amended and Restated Bylaws must be received no earlier than December 23, 2015 and no later than the close of business on January 22, 2016. The proposal must be accompanied by certain information, representations, and documentation specified in our Amended and Restated Bylaws, which you may obtain by writing to our corporate secretary. Shareholder proposals should be personally delivered or delivered by registered or certified mail, postage prepaid, to: Corporate Secretary, IDACORP, Inc., 1221 West Idaho Street, Boise, Idaho 83702-5627.

If a shareholder fails to meet the applicable deadlines or fails to satisfy other requirements of Rule 14a-4 and other applicable requirements of the Securities and Exchange Commission, we may exercise discretionary voting authority over proxies we receive to vote on any such proposal as we determine appropriate.

Annual Report and Financial Statements

Our Annual Report was provided or made available to shareholders together with this proxy statement. We will also make available to our shareholders a copy of our Annual Report on Form 10-K, excluding exhibits, for the year ended December 31, 2014, which was required to be filed with the Securities and Exchange Commission. You may obtain a copy without charge upon written or oral request to Director of Investor Relations, IDACORP, Inc., 1221 West Idaho Street, Boise, Idaho 83702-5627, telephone number (208) 388-2200. You may also access our Annual Report on Form 10-K through our website at www.idacorpinc.com or at the website maintained by the Securities and Exchange Commission, www.sec.gov.

APPENDIX A

Compensation Survey Data Companies

Companies Included in the IOU Survey Data Group

AES	EQT Corporation	Pinnacle West Capital
AGL Resources	Exelon	PNM Resources
Allete	FirstEnergy	Portland General Electric
Alliant Energy	Iberdrola USA	PPL
Ameren	Idaho Power Company	Public Service Enterprise Group
American Electric Power	Indianapolis Power & Light Company	SCANA
Atmos Energy	Integrys Energy Group	Sempra Energy
Avista Corp	ITC Holdings Corp	Southern Company Services
Black Hills	LG&E and KU Energy	Southwest Gas
CenterPoint Energy	MDU Resources	TECO Energy
CH Energy Group	NextEra Energy	UGI
Cleco	NiSource	UIL Holdings
CMS Energy	Northeast Utilities	Unitil
Consolidated Edison	NorthWestern Energy	UNS Energy
Dominion Resources	NV Energy	Vectren
DTE Energy	NW Natural	Westar Energy
Duke Energy	OGE Energy	Wisconsin Energy
Edison International	Otter Tail	Xcel Energy
Energen	Pacific Gas & Electric
Entergy	Pepco Holdings

Companies Included in the General Industry Survey Data Group

3M	Black Box	Daiichi Sankyo
A.O. Smith	Boise	Daimler Trucks North America
AbbVie	Boise Cascade	Darden Restaurants
Accenture	Booz Allen Hamilton	Day & Zimmermann
ACH Food	BorgWarner	Dean Foods
Adecco	Boston Scientific	Deere & Company
Aerojet	Brady	Dell
AGCO	Bristol-Myers Squibb	Deluxe
Agilent Technologies	Bunge	Dentsply
Agrium	Burlington Northern Santa Fe	Diageo North America
Aimia	Bush Brothers	Donaldson Company
Air Liquide	CA Technologies	Dow Corning
Air Products and Chemicals	Caesar’s Entertainment	Dr Pepper Snapple
Alcoa	Calgon Carbon	DSM Nutritional Products
Alexander & Baldwin	Cardinal Health	DuPont
Alliant Techsystems	Cargill	E.W. Scripps
American Crystal Sugar	Carlson	Eastman Chemical
American Sugar Refining	CarMax	Eaton
Americas Styrenics	Carmeuse North America Group	eBay
AmerisourceBergen	Carnival	Ecolab
AMETEK	Carpenter Technology	Eli Lilly
Amgen	Carriage Services	EMC
AMR	Catalent Pharma Solutions	EMD Millipore
AMSTED Industries	CBS	Emerson Electric
Amway	Celestica	EnCana Oil & Gas USA
Ansell	Celgene	Engility Corporation
AptarGroup	CEVA Logistics	EnPro Industries
ARAMARK	CF Industries	Equifax
Arby’s Restaurant Group	CH2M Hill	Equity Office Properties
Archer Daniels Midland	Chemtura	Ericsson
Arkema	Christensen Farms	ESRI
Armstrong World Industries	Chrysler	Estee Lauder
Arrow Electronics	CHS	Esterline Technologies
Ashland	Cisco Systems	Exel
AstraZeneca	Clear Channel Communications	Exelis
AT&T	Cliffs Natural Resources	Expedia
Automatic Data Processing	Cloud Peak Energy	Experian Americas
Avaya	CNH	Express Scripts

Avery Dennison	Coach	Exterran
Avis Budget Group	Coca-Cola	Federal-Mogul
Avon Products	Coinstar	First Data
Axiall Corporation	Colgate-Palmolive	Fiserv
BAE Systems	Columbia Sportswear	Flowserve
Ball	Comcast	Ford
Barnes Group	Commercial Metals	Fortune Brands Home & Security
Barrick Gold of North America	Compass Group	Freeport-McMoRan Copper & Gold
Baxter International	ConAgra Foods	Frontier Communications
Bayer	Convergys	Fujitsu Limited
Bayer Business & Technology Services	Cooper Standard Automotive	G&K Services
Bayer CropScience	Corning	GAF Materials
Bayer HealthCare	Cott Corporation	Gap
BD (Becton Dickinson)	Covance	Gartner
Beam	Covidien	Gates
Bechtel Systems & Infrastructure	CSX	Gavilon
Benjamin Moore	Cumberland Gulf Group	GenCorp
Best Buy	Curtiss-Wright	General Atomics
Big Lots	CVS Caremark	General Dynamics
Biogen Idec	Cytec	General Mills
General Motors	Kellogg	Neoris USA
Gerdau Long Steel North America	Kelly Services	Nestle USA
Gilead Sciences	Kennametal	Newell Rubbermaid
GlaxoSmithKline	Kewaunee Scientific Corporation	Newmont Mining
Goodman Manufacturing	Keystone Foods	NewPage
Goodyear Tire & Rubber	Kimberly-Clark	Nissan North America
Google	Kimco Realty	Nokia
Graco	Kinross Gold	Norfolk Southern
Green Mountain Coffee Roasters	Koch Industries	NOVA Chemicals
Grupo Ferrovial	Kofax	Novartis
GTECH	Kohler	Novo Nordisk Pharmaceuticals
H.B. Fuller	Kyocera Corporation	Nypro
Hanesbrands	L-3 Communications	Occidental Petroleum
Harland Clarke	Land O’Lakes	Office Depot
Harman International Industries	Leggett and Platt	Omgeo
Harsco	Lehigh Hanson	Omnicare
Hasbro	Lend Lease	OMNOVA Solutions
HBO	Leprino Foods	Orange Business Services
HD Supply	Level 3 Communications	Oshkosh
Henry Schein	Life Technologies	Owens Corning
Herman Miller	Lifetouch	Owens-Illinois
Hershey	Lincoln Electric	Oxford Instruments America
Hertz	Lorillard Tobacco	Pall Corporation
Hexcel	LyondellBasell	Panasonic of North America
Hilton Worldwide	Magellan Midstream Partners	Parker Hannifin
Hitachi Data Systems	Makino	Parsons Corporation
HNI	Manitowoc	PepsiCo
HNTB	Marriott International	Performance Food Group
Hoffmann-La Roche	Martin Marietta Materials	Pfizer
Home Depot	Mary Kay	PHH
Hormel Foods	Masco	PHI
Host Hotels & Resorts	Mattel	Pitney Bowes
Houghton Mifflin Harcourt Publishing	Matthews International	Plexus
Hunt Consolidated	McDermott International	Plum Creek Timber
Husky Injection Molding Systems	McDonald’s	Polaris Industries
IBM	McKesson	Polymer Group
IDEXX Laboratories	MeadWestvaco	PolyOne
Illinois Tool Works	Media General	Potash
Ingersoll Rand	Medtronic	PPG Industries
Intel	Menasha Corporation	Praxair
Intercontinental Hotels Group	Merck & Co	PulteGroup
International Automotive Components	Micron Technology	Purdue Pharma
International Flavors & Fragrances	Microsoft	Qualcomm
International Game Technology	Milacron	Quest Diagnostics
International Paper	MillerCoors	Quintiles
Invensys Controls	Millicom International Cellular	R.R. Donnelley
ION Geophysical	Mine Safety Appliances	Rayonier
Irvine	Molnlycke Health Care	Regal-Beloit
ITT Corporation	Molson Coors Brewing	Regeneron Pharmaceuticals
J.M. Smucker	Molycorp	Revlon
J.R. Simplot	Momentive Specialty Chemicals	Reynolds Packaging

Jabil Circuit	Mosaic	Ricoh Americas
Jacobs Engineering	MTS Systems	Roche Diagnostics
JetBlue Airways	Nash-Finch	Rockwell Automation
Johns-Manville	Navigant Consulting	Rockwell Collins
Johnson & Johnson	Navistar International	Rolls-Royce North America
Johnson Controls	NBTY	Rowan Companies
KBR	NCR	Ryder System
S.C. Johnson & Son	Stryker	United States Steel
Sage Software	Suburban Propane	United Technologies
SAIC	Syngenta Crop Protection	UPS
Sanofi	Target	URS
SAS Institute	Taubman Centers	Valero Energy
Schreiber Foods	TE Connectivity	Ventura Foods
Schwan’s	TeleTech Holdings	Verizon
Scotts Miracle-Gro	Teradata	Vertex Pharmaceuticals
Seagate Technology	Terex	Viacom
Sealed Air	Tetra Tech	Viad
Serco	Texas Instruments	Visteon
ServiceMaster Company	Textron	Vulcan Materials
ShawCor	Thermo Fisher Scientific	VWR International
Sherwin-Williams	Thomson Reuters	W.R. Grace
Shire	Tiffany & Co.	W.W. Grainger
Sigma-Aldrich	Time Warner	Wal-Mart Stores
Snap-on	Time Warner Cable	Walt Disney
Sodexo	T-Mobile	Waste Management
Sonoco Products	Toro	Wendy’s Group
Sony Electronics	Total System Service (TSYS)	West Pharmaceutical Services
Southwest Airlines	Toyota Motor Engineering & Manufacturing North America	Westinghouse Electric
Spirit AeroSystems	Transocean	Weyerhaeuser
Sprint Nextel	Trinity Industries	Whirlpool
SPX	Tronox	Winnebago Industries
SSAB	TRW Automotive	Worthington Industries
St. Jude Medical	Tupperware Brands	Wyndham Worldwide
Staples	Underwriters Laboratories	Xerium Technologies
Starbucks Coffee	Unilever United States	Xerox
Starwood Hotels & Resorts	Unisys	Xilinx
Statoil	United Rentals	Yum! Brands
Steelcase	United States Cellular	Zimmer

APPENDIX B

IDACORP, INC.
2000 LONG-TERM INCENTIVE AND COMPENSATION PLAN

Article 1.	Establishment, Purpose and Duration

1.1        Establishment of the Plan. IDACORP, Inc., an Idaho corporation (hereinafter referred to as the “Company”), hereby establishes an incentive and compensation plan for officers, key employees and directors, to be known as the “IDACORP, Inc. 2000 Long-Term Incentive and Compensation Plan” (hereinafter referred to as the “Plan”), as set forth in this document. The Plan permits the grant of nonqualified stock options (NQSO), incentive stock options (ISO), stock appreciation rights (SAR), restricted stock, restricted stock units, performance units, performance shares and other awards.

The Plan shall become effective when approved by the shareholders at the 2000 Annual Meeting of Shareholders (the “Effective Date”) and shall remain in effect as provided in Section 1.3 herein.

1.2        Purpose of the Plan. The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of Participants to those of Company shareholders and customers.

The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of Participants upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.

1.3        Duration of the Plan. The Plan shall commence on the Effective Date, as described in Section 1.1 herein, and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article 14 herein, until all Shares subject to it shall have been purchased or acquired according to the Plan’s provisions.

Article 2.	Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below and, when such meaning is intended, the initial letter of the word is capitalized:

2.1        Award means, individually or collectively, a grant under the Plan of NQSOs, ISOs, SARs, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares or any other type of award permitted under Article 10 of the Plan.

2.2        Award Agreement means an agreement entered into by each Participant and the Company, setting forth the terms and provisions applicable to an Award granted to a Participant under the Plan.

2.3        Base Value of an SAR shall have the meaning set forth in Section 7.1 herein.

2.4        Board or Board of Directors means the Board of Directors of the Company.

2.5        Change in Control means the earliest of the following to occur:

(a) any Person, excluding (i) the Company or any Subsidiary, (ii) a corporation or other entity owned, directly or indirectly, by the stockholders of the Company immediately prior to the transaction in substantially the same proportions as their ownership of stock of the Company, (iii) an employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary or (iv) an underwriter temporarily holding securities pursuant to an offering of such securities (“Change in Control Person”) is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 20% or more of the combined voting power of the then outstanding voting securities eligible to vote generally in the election of directors of the Company; provided, however, that no Change in Control will be deemed to have occurred as a result of a change in ownership percentage resulting solely from an acquisition of securities by the Company;

(b) consummation of a merger, consolidation, reorganization or share exchange, or sale of all or substantially all of the assets, of the Company or Idaho Power Company (a “Qualifying Transaction”), unless, immediately following such

Qualifying Transaction, all of the following have occurred: (i) all or substantially all of the beneficial owners of the Company immediately prior to such Qualifying Transaction beneficially own in substantially the same proportions, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation or other entity resulting from such Qualifying Transaction (including, without limitation, a corporation or other entity which, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) (as the case may be, the “Successor Entity”), (ii) no Change in Control Person is the beneficial owner (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 20% or more of the combined voting power of the then outstanding voting securities eligible to vote generally in the election of directors of the Successor Entity and (iii) at least a majority of the members of the board of directors of the Successor Entity are Incumbent Directors;

(c) a complete liquidation or dissolution of the Company or Idaho Power Company; or

(d) within a 24-month period, individuals who were directors of the Board immediately before such period (“Incumbent Directors”) cease to constitute at least a majority of the directors of the Board; provided, however, that any director who was not a director of the Board at the beginning of such period shall be deemed to be an Incumbent Director if the election or nomination for election of such director was approved by the vote of at least two-thirds of the directors of the Board then still in office (i) who were in office at the beginning of the 24-month period or (ii) whose election or nomination for election was so approved, in each case, unless such individual was elected or nominated as a result of an actual or threatened election contest or as a result of an actual or threatened solicitation of proxies or consents by or on behalf of any Change in Control Person other than the Board.

For avoidance of doubt, transactions for the purpose of dividing Idaho Power Company’s assets into separate distribution, transmission or generation entities or such other entities as the Company or Idaho Power Company may determine shall not constitute a Change in Control unless so determined by the Board.

2.6        Code means the Internal Revenue Code of 1986, as amended from time to time.

2.7        Committee means the committee, as specified in Article 3, appointed by the Board to administer the Plan with respect to Awards.

2.8        Company means IDACORP, Inc., an Idaho corporation, or any successor thereto as provided in Article 16 herein.

2.9        Covered Employee means any Participant who would be considered a “covered employee” for purposes of Section 162(m) of the Code.

2.10      Director means any individual who is a member of the Board of Directors of the Company.

2.11      Disability means the continuous inability of an Employee because of illness or injury to engage in any occupation or employment for wage or profit with the Company or any other employer (including self-employment) for which he is reasonably qualified by education, training or experience. An Employee will not be considered disabled during any period unless he is under the regular care and attendance of a duly qualified physician.

2.12      Dividend Equivalent means, with respect to Shares subject to an Award, a right to be paid an amount equal to dividends declared on an equal number of outstanding Shares.

2.13      Eligible Person means an individual who is eligible to participate in the Plan, as set forth in Section 5.1 herein.

2.14      Employee means an individual who is paid on the payroll of the Company or of the Company’s Subsidiaries, who is not covered by any collective bargaining agreement to which the Company or any of its Subsidiaries is a party, and is classified in the payroll system as a regular full-time, part-time or temporary employee. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Subsidiaries (or between Subsidiaries) shall not be deemed a termination of employment.

2.15      Exchange Act means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.16      Exercise Period means the period during which an SAR or Option is exercisable, as set forth in the related Award Agreement.

2.17      Fair Market Value means the fair market value of a Share as determined in good faith by the Committee or pursuant to a procedure specified in good faith by the Committee; provided, however, that if the Committee has not specified otherwise, Fair Market Value shall mean the closing price of a Share as reported in the consolidated transaction reporting system, or, if there was no such sale on the relevant date, then on the last previous day on which a sale was reported.

2.18      Freestanding SAR means an SAR that is not a Tandem SAR.

2.19      Incentive Stock Option or ISO means an option to purchase Shares, granted under Article 6 herein, which is designated as an Incentive Stock Option and satisfies the requirements of Section 422 of the Code.

2.20      Nonqualified Stock Option or NQSO means an option to purchase Shares, granted under Article 6 herein, which is not intended to be an Incentive Stock Option under Section 422 of the Code.

2.21      Option means an Incentive Stock Option or a Nonqualified Stock Option.

2.22      Option Exercise Price means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee and set forth in the Option Award Agreement.

2.23      Participant means an Eligible Person who has outstanding an Award granted under the Plan.

2.24      Performance Goals means the performance goals established by the Committee, which shall be based on one or more of the following measures: sales or revenues, earnings per share, shareholder return and/or value, funds from operations, operating income, gross income, net income, cash flow, return on equity, return on capital, earnings before interest, operating ratios, stock price, customer satisfaction, accomplishment of mergers, acquisitions, dispositions or similar extraordinary business transactions, profit returns and margins, financial return ratios, budget achievement, performance against budget, and/or market performance. Performance goals may be measured solely on a corporate, subsidiary or business unit basis, or a combination thereof. Performance goals may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure.

2.25      Performance Period means the time period during which Performance Unit/Performance Share Performance Goals must be met.

2.26      Performance Share means an Award described in Article 9 herein.

2.27      Performance Unit means an Award described in Article 9 herein.

2.28      Period of Restriction means the period during which the transfer of Restricted Stock or Restricted Stock Units is limited in some way, as provided in Article 8 herein.

2.29      Person shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act, as used in Sections 13(d) and 14(d) thereof, including usage in the definition of a “group” in Section 13(d) thereof.

2.30      Plan means the IDACORP, Inc. 2000 Long-Term Incentive and Compensation Plan, as amended from time to time.

2.31      Qualified Restricted Stock means an Award of Restricted Stock designated as Qualified Restricted Stock by the Committee at the time of grant and intended to qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C).

2.32      Qualified Restricted Stock Unit means an Award of Restricted Stock Units designated as Qualified Restricted Stock Units by the Committee at the time of grant and intended to qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C).

2.33      Restricted Stock means an Award described in Article 8 herein.

2.34      Restricted Stock Unit means an Award described in Article 8 herein.

2.35      Retirement means a Participant’s Separation from Service if (i) the Participant is age 55 or older at the time of the Separation from Service and (ii) the Committee determines that the Separation from Service constitutes Retirement for purposes of the Participant’s Award.

2.36      Securities Act means the Securities Act of 1933, as amended.

2.37      Separation from Service means “separation from service” as that term is used in Section 409A(a)(2)(A)(i) of the Code.

2.38      Shares means the shares of common stock, no par value, of the Company.

2.39      Stock Appreciation Right or SAR means a right, granted alone or in connection with a related Option, designated as an SAR, to receive a payment on the day the right is exercised, pursuant to the terms of Article 7 herein. Each SAR shall be denominated in terms of one Share.

2.40      Subsidiary means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.41      Tandem SAR means an SAR that is granted in connection with a related Option, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall be similarly canceled).

Article 3.	Administration

3.1        The Committee. The Plan shall be administered by the Compensation Committee or such other committee (the “Committee”) as the Board of Directors shall select consisting solely of two or more members of the Board. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.

3.2        Authority of the Committee. The Committee shall have full power except as limited by law, the Articles of Incorporation or the Bylaws of the Company, subject to such other restricting limitations or directions as may be imposed by the Board and subject to the provisions herein, to determine the Eligible Persons to receive Awards; to determine the size and types of Awards; to determine the terms and conditions of such Awards; to construe and interpret the Plan and any agreement or instrument entered into under the Plan; to establish, amend or waive rules and regulations for the Plan’s administration; and (subject to the provisions of Article 14 herein) to amend the terms and conditions of any outstanding Award. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its authorities as identified hereunder.

3.3        Restrictions on Distribution of Shares and Share Transferability. Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any Shares or benefits under the Plan unless such delivery would comply with all applicable laws (including, without limitation, the Securities Act) and applicable requirements of any securities exchange or similar entity and unless the Participant’s tax obligations have been satisfied as set forth in Article 15. The Committee may impose such restrictions on any Shares acquired pursuant to Awards under the Plan as it may deem advisable, including, without limitation, restrictions to comply with applicable Federal securities laws, with the requirements of any stock exchange or market upon which such Shares are then listed and/or traded and with any blue sky or state securities laws applicable to such Shares.

3.4        Decisions Binding. All determinations and decisions (including, without limitation, all interpretations) made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its shareholders, Eligible Persons, Employees, Participants and their estates and beneficiaries.

3.5        Costs. The Company shall pay all costs of administration of the Plan.

Article 4.	Shares Subject to the Plan

4.1        Number of Shares. Subject to Section 4.2 herein, the maximum number of Shares available for grant under the Plan shall be 3,100,000. Shares underlying lapsed or forfeited Awards, or Awards that are not paid in Shares, may be reused for other Awards; provided, however, that the following Shares shall not be added to Shares available for grant under the Plan: (i) Shares that were subject to a stock-settled Stock Appreciation Right and were not issued upon the net settlement or net exercise of such Stock Appreciation Right, (ii) Shares tendered to the Company to pay the exercise price of an Option or (iii) Shares tendered to or withheld by the Company to pay the withholding taxes with respect to an Award. Shares granted pursuant to the Plan may be (i) authorized but unissued Shares of common stock, (ii) treasury shares or (iii) Shares purchased on the open market.

4.2        Adjustments in Authorized Shares and Awards. In the event of any equity restructuring (within the meaning of Financial Accounting Standards No. 123R), such as a stock dividend, stock split, spinoff, rights offering or recapitalization through a large, nonrecurring cash dividend, the Committee shall cause an equitable adjustment to be made (i) in the number and kind of Shares that may be delivered under the Plan, (ii) in the individual limitations set forth in Section 4.3 and (iii) with respect to outstanding Awards, in the number and kind of Shares subject to outstanding Awards, the Option Exercise Price, Base Value or other price of Shares subject to outstanding Awards, any performance conditions relating to Shares, the market price of Shares, or per-Share results, and other terms and conditions of outstanding Awards, in the case of (i), (ii) and (iii) to prevent dilution or enlargement of rights. In the event of any other change in corporate capitalization, such as a merger, consolidation or liquidation, the Committee may, in its sole discretion, cause an equitable adjustment as described in the foregoing sentence to be made, to prevent dilution or enlargement of rights. The number of Shares subject to any Award shall always be rounded down to a whole number when adjustments are made pursuant to this Section 4.2. Adjustments made by the Committee pursuant to this Section 4.2 shall be final, binding and conclusive.

4.3        Individual Limitations. Subject to Section 4.2 above, (i) the total number of Shares with respect to which Options or SARs may be granted in any calendar year to any Covered Employee shall not exceed 250,000 Shares; (ii) the total number of Qualified Restricted Stock Shares or Qualified Restricted Stock Units that may be granted in any calendar year to any Covered Employee shall not exceed 250,000 Shares or Units, as the case may be; (iii) the total number of Performance Shares or Performance Units that may be granted in any calendar year to any Covered Employee shall not exceed 250,000 Shares or Units, as the case may be; (iv) the total number of Shares that are intended to qualify as performance-based compensation under Section 162(m) of the Code granted pursuant to Article 10 herein in any calendar year to any Covered Employee shall not exceed 250,000 Shares; (v) the total cash Award that is intended to qualify as performance-based compensation under Section 162(m) of the Code that may be paid pursuant to Article 10 herein in any calendar year to any Covered Employee shall not exceed $500,000; and (vi) the aggregate amount of Dividend Equivalents that are intended to qualify as performance-based compensation under Section 162(m) of the Code that a Covered Employee may receive in any calendar year shall not exceed $1,000,000.

4.4        Direct Registration. Except as provided in Section 8.4 herein, Shares issued pursuant to the Plan will be recorded in the Participant’s direct registration account and a direct registration statement will be issued to the Participant, unless the Participant specifically requests a stock certificate.

Article 5.	Eligibility and Participation

5.1        Eligibility. Persons eligible to participate in the Plan (“Eligible Persons”) include all officers, key employees and directors of the Company and its Subsidiaries, as determined by the Committee.

5.2        Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all Eligible Persons those to whom Awards shall be granted.

Article 6.	Stock Options

6.1        Grant of Options. Subject to the terms and conditions of the Plan, Options may be granted to an Eligible Person at any time and from time to time, as shall be determined by the Committee.

The Committee shall have complete discretion in determining the number of Shares subject to Options granted to each Eligible Person (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such Options. The Committee may grant ISOs, NQSOs or a combination thereof.

6.2        Option Award Agreement. Each Option grant shall be evidenced by an Option Award Agreement that shall specify the Option Exercise Price, the term of the Option, the number of Shares to which the Option pertains, the Exercise Period and such other provisions as the Committee shall determine. The Option Award Agreement shall also specify whether the Option is intended to be an ISO or a NQSO. Rights, if any, to Dividend Equivalents shall be determined by the Committee.

6.3        Option Exercise Price. Except for Options adjusted or granted pursuant to Article 4 herein, and replacement Options granted in connection with a merger, acquisition, reorganization or similar transaction, the Option Exercise Price of Options granted under the Plan shall be at least equal to the Fair Market Value of a Share on the date of grant of the Option. Except as provided in Articles 4 and 13 herein, the following actions may not be taken with respect to outstanding Options without prior shareholder approval: (i) reduction of the Option Exercise Price of outstanding Options, (ii) cancellation of outstanding Options in exchange for cash, other Awards or Options with a lower Option Exercise Price at a time when the Option Exercise Price exceeds the Fair Market Value of a Share and (iii) any other action with respect to outstanding Options that would constitute a “re-pricing” (determined in accordance with generally accepted accounting principles, as amended from time to time and applied in preparing the Company’s financial statements, or other successor accounting principles similarly applied).

6.4        Exercise of and Payment for Options. Options granted under the Plan shall be exercisable at such times and shall be subject to such restrictions and conditions as the Committee shall in each instance approve.

Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by provision for full payment for the Shares.

The Option Exercise Price shall be payable: (a) in cash or its equivalent, (b) by tendering (or attesting to the ownership of) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Exercise Price, (c) by broker-assisted cashless exercise, (d) by such other methods as the Committee may prescribe or (e) by a combination of (a), (b), (c) and/or (d).

6.5        Termination. Each Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment with or service on the Board of the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee (subject to applicable law), need not be uniform among all Options granted pursuant to the Plan or among Participants and may reflect distinctions based on the reasons for termination.

6.6        Transferability of Options. Except as otherwise determined by the Committee, all Options granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant, and no Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. ISOs are not transferable other than by will or by the laws of descent and distribution.

Article 7.	Stock Appreciation Rights

7.1        Grant of SARs. Subject to the terms and conditions of the Plan, an SAR may be granted to an Eligible Person at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs or any combination of these forms of SARs.

The Committee shall have complete discretion in determining the number of SARs granted to each Eligible Person (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs. Rights, if any, to Dividend Equivalents shall be determined by the Committee.

Except for SARs adjusted or granted pursuant to Article 4 herein, and replacement SARs granted in connection with a merger, acquisition, reorganization or similar transaction, the Base Value of a Freestanding SAR shall equal the Fair Market Value of a Share on the date of grant of the SAR. The Base Value of Tandem SARs shall equal the Option Exercise Price of the related Option.

Except as provided in Articles 4 and 13 herein, the following actions may not be taken with respect to outstanding SARs without prior shareholder approval: (i) reduction of the Base Value of outstanding SARs, (ii) cancellation of outstanding SARs in exchange for cash, other Awards or SARs with a lower Base Value at a time when the Base Value exceeds the Fair Market Value of a Share and (iii) any other action with respect to outstanding SARs that would constitute a “re-pricing” (determined in accordance with generally accepted accounting principles, as amended from time to time and applied in preparing the Company’s financial statements, or other successor accounting principles similarly applied).

7.2        SAR Award Agreement. Each SAR grant shall be evidenced by an SAR Award Agreement that shall specify the number of SARs granted, the Base Value, the term of the SAR, the Exercise Period and such other provisions as the Committee shall determine.

7.3        Exercise and Payment of SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

Notwithstanding any other provision of the Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Exercise Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Exercise Price of the ISO.

Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

A Participant may exercise an SAR at any time during the Exercise Period. SARs shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of SARs being exercised. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount equal to the product of:

(a)        the excess of (i) the Fair Market Value of a Share on the date of exercise over (ii) the Base Value multiplied by

(b)        the number of Shares with respect to which the SAR is exercised.

At the sole discretion of the Committee, the payment to the Participant upon SAR exercise may be in cash, in Shares of equivalent value or in some combination thereof.

7.4        Termination. Each SAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with or service on the Board of the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all SARs granted pursuant to the Plan or among Participants and may reflect distinctions based on the reasons for termination.

7.5        Transferability of SARs. Except as otherwise determined by the Committee, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant or his or her legal representative, and no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

Article 8.	Restricted Stock and Restricted Stock Units

8.1        Grant of Restricted Stock and Restricted Stock Units. Subject to the terms and conditions of the Plan, Restricted Stock and/or Restricted Stock Units may be granted to an Eligible Person at any time and from time to time, as shall be determined by the Committee.

The Committee shall have complete discretion in determining the number of shares of Restricted Stock and/or Restricted Stock Units granted to each Eligible Person (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such Awards.

In addition, the Committee may, prior to or at the time of grant, designate an Award of Restricted Stock or Restricted Stock Units as Qualified Restricted Stock or Qualified Restricted Stock Units, as the case may be, in which event it will condition the grant or vesting, as applicable, of such Qualified Restricted Stock or Qualified Restricted Stock Units, as the case may be, upon the attainment of the Performance Goals selected by the Committee.

8.2        Restricted Stock/Restricted Stock Unit Award Agreement. Each grant of Restricted Stock and/or Restricted Stock Units shall be evidenced by a Restricted Stock and/or Restricted Stock Unit Award Agreement that shall specify the number of shares of Restricted Stock and/or Restricted Stock Units granted, the initial value (if applicable), the Period or Periods of Restriction, and such other provisions as the Committee shall determine.

8.3        Transferability. Restricted Stock and Restricted Stock Units granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee. During the applicable Period of Restriction, all rights with respect to the Restricted Stock and Restricted Stock Units granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant or his or her legal representative.

8.4        Certificates and Account Entries. Restricted Stock shall be registered in the name of a Participant and held in the Company’s custody until such time as all restrictions applicable to such Shares have been satisfied.

8.5        Removal of Restrictions. Restricted Stock shall become freely transferable by the Participant after the last day of the Period of Restriction applicable thereto. Once Restricted Stock is released from the restrictions, the number of Shares with respect to which the restrictions have lapsed will be recorded in the Participant’s direct registration account and a direct registration statement will be issued to the Participant, unless the Participant specifically requests a stock certificate. Payment of Restricted Stock Units shall be made after the last day of the Period of Restriction applicable thereto. The Committee, in its sole discretion, may pay Restricted Stock Units in cash or in Shares (or in a combination thereof), which have an aggregate Fair Market Value equal to the value of the Restricted Stock Units.

8.6        Voting Rights. During the Period of Restriction, Participants may exercise full voting rights with respect to the Restricted Stock.

8.7        Dividends and Other Distributions. Subject to the Committee’s right to determine otherwise, during the Period of Restriction, Participants shall receive all regular cash dividends paid with respect to the Restricted Stock while it is so held, and all other distributions paid with respect to such Restricted Stock shall be credited to Participants subject to the same restrictions on transferability and forfeitability as the Restricted Stock with respect to which they were paid and shall vest or be paid, as the case may be, to the Participant promptly after the full vesting of the Restricted Stock with respect to which such distributions were made.

Rights, if any, to Dividend Equivalents on Restricted Stock Units shall be determined by the Committee.

8.8        Termination. Each Restricted Stock/Restricted Stock Unit Award Agreement shall set forth the extent to which the Participant shall have the right to receive Restricted Stock and/or a Restricted Stock Unit payment following termination of the Participant’s employment with or service on the Board of the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all grants of Restricted Stock/Restricted Stock Units or among Participants and may reflect distinctions based on the reasons for termination.

Article 9.	Performance Units and Performance Shares

9.1        Grant of Performance Units and Performance Shares. Subject to the terms and conditions of the Plan, Performance Units and/or Performance Shares may be granted to an Eligible Person at any time and from time to time, as shall be determined by the Committee.

The Committee shall have complete discretion in determining the number of Performance Units and/or Performance Shares granted to each Eligible Person (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such Awards.

9.2        Performance Unit/Performance Share Award Agreement. Each grant of Performance Units and/or Performance Shares shall be evidenced by a Performance Unit and/or Performance Share Award Agreement that shall specify the number of Performance Units and/or Performance Shares granted, the initial value (if applicable), the Performance Period, the Performance Goals and such other provisions as the Committee shall determine. Rights, if any, to Dividend Equivalents shall be determined by the Committee.

9.3        Value of Performance Units/Performance Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. In no event shall the value of a Performance Unit intended to qualify as performance-based compensation under Code Section 162(m) exceed the value of a Share. The value of a Performance Share shall be equal to the Fair Market Value of a Share. The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Performance Shares that will be paid out to the Participants.

9.4       Earning of Performance Units/Performance Shares. After the applicable Performance Period has ended, the Participant shall be entitled to receive a payout with respect to the Performance Units/Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals have been achieved.

9.5       Form and Timing of Payment of Performance Units/Performance Shares. Payment of earned Performance Units/Performance Shares shall be made following the close of the applicable Performance Period. The Committee, in its sole discretion, may pay earned Performance Units/Shares in cash or in Shares (or in a combination thereof), which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee.

9.6        Termination. Each Performance Unit/Performance Share Award Agreement shall set forth the extent to which the Participant shall have the right to receive a Performance Unit/Performance Share payment following termination of the Participant’s employment with or service on the Board of the Company and its Subsidiaries during a Performance Period. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all grants of Performance Units/Performance Shares or among Participants and may reflect distinctions based on reasons for termination.

9.7        Transferability. Except as otherwise determined by the Committee, a Participant’s rights with respect to Performance Units/Performance Shares granted under the Plan shall be available during the Participant’s lifetime only to such Participant or the Participant’s legal representative and Performance Units/Performance Shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

Article 10.	Other Awards

The Committee shall have the right to grant other Awards which may include, without limitation, the grant of Shares based on attainment of Performance Goals established by the Committee, the payment of Shares in lieu of cash or cash based on attainment of Performance Goals established by the Committee, and the payment of Shares in lieu of cash under other Company incentive or bonus programs. Payment under or settlement of any such Awards shall be made in such manner and at such times as the Committee may determine.

Article 11.	Deferrals

The Committee may permit a Participant to defer the Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under the Plan. If any such deferral election is permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

Article 12.	Rights of Participants

12.1      Termination. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or other relationship with the Company or any Subsidiary at any time, for any reason or no reason in the Company’s or the Subsidiary’s sole discretion, nor confer upon any Participant any right to continue in the employ of, or otherwise in any relationship with, the Company or any Subsidiary.

12.2      Participation. No Eligible Person shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive a future Award.

12.3      Limitation of Implied Rights. Neither a Participant nor any other Person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets or other property which the Company or any Subsidiary, in their sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Shares or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary. Nothing contained in the Plan shall constitute a guarantee that the assets of such companies shall be sufficient to pay any benefits to any Person.

Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any right as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

Article 13.	Change in Control

The terms of this Article 13 shall immediately become operative, without further action or consent by any Person, upon a Change in Control, and once operative shall supersede and take control over any other provisions of this Plan.

Upon a Change in Control

(a)	Any and all Options and SARs granted hereunder shall become immediately vested and exercisable;

(b)
Any restriction periods and restrictions imposed on Restricted Stock, Restricted Stock Units, Qualified Restricted Stock or Qualified Restricted Stock Units shall be deemed to have expired; any Performance Goals shall be deemed to have been met at the target level; such Restricted Stock and Qualified Restricted Stock shall become immediately vested in full, and such Restricted Stock Units and Qualified Restricted Stock Units shall be paid out in cash on the date of the Change in Control or as soon as practicable (but not more than 60 days) following the date of the Change in Control;

(c)
The target payout opportunity attainable under all outstanding Awards of Performance Units and Performance Shares and any Awards granted pursuant to Article 10 shall be deemed to have been fully earned for the entire Performance Period(s) as of the effective date of the Change in Control. All such Awards shall become immediately vested. All Performance Shares and other Awards granted pursuant to Article 10 denominated in Shares shall be paid out in Shares, and all Performance Units and other Awards granted pursuant to Article 10 shall be paid out in cash, in each case, on the date of the Change in Control or as soon as practicable (but not more than 60 days) following the date of the Change in Control; and

(d)
All credited but not yet paid cash dividends and Dividend Equivalents attributable to the portion of any Award that vests, is earned and/or is paid, as the case may be, pursuant to this Article 13 shall be paid in cash on the date of the Change in Control or as soon as practicable (but not more than 60 days) following the date of the Change in Control.

Notwithstanding anything contained herein or in any Award Agreement to the contrary, no payment or distribution under the Plan or pursuant to an Award that (1) is determined by the Company to be deferred compensation subject to Code Section 409A and (2) would be distributed because of a Change in Control shall be so distributed because of the Change in Control pursuant to this Article 13 unless the distribution qualifies under Code Section 409A(a)(2)(A)(v) as a distribution upon a change in ownership or effective control or a change in the ownership of a substantial portion of assets or otherwise qualifies as a permissible distribution under Code Section 409A. To the extent an amount would have been distributed pursuant to an Award because of a Change in Control pursuant to this Article 13, but the distribution is prohibited by the prior sentence, the following shall occur: (i) the Award shall nevertheless vest or be deemed earned, as the case may be, pursuant to Sections (a), (b), (c) and/or (d) of this Article 13 as of the date of the Change in Control (except to the extent it would violate Code Section 409A), but distribution of such vested or earned amounts shall not occur until the event or date distribution would have occurred absent the Change in Control and (ii) no further dividends or Dividend Equivalents shall be credited with respect to the Award after the date of the Change in Control.

In the event of a Change in Control, the Board or the board of directors of any surviving entity or acquiring entity may provide or require that the surviving or acquiring entity shall: (1) assume or continue all or any part of the Options and SARs outstanding under the Plan or (2) substitute substantially equivalent Options and SARs (including an award to acquire substantially the same consideration paid to the shareholders in the transaction by which the Change in Control occurs) for those outstanding under the Plan. In the event any surviving entity or acquiring entity refuses to assume or continue such Awards or to substitute similar awards for those outstanding under the Plan, then with respect to Awards held by Participants whose continuous service has not terminated, the Board in its sole discretion and without liability to any person may: (1) provide for the payment of a cash amount in exchange for the cancellation of an Option or SAR equal to the product of (x) the excess, if any, of the Fair Market Value per Share at such time over the Option Exercise Price or Base Value, as the case may be, if any, times (y) the total number of Shares then subject to such Award; (2) continue the Awards; or (3) notify Participants holding an Option or SAR that they must exercise or redeem any portion of such Award (including, at the discretion of the Board, any unvested portion of such Award) at or prior to the closing of the transaction by which the Change in Control occurs and that the Awards shall terminate if not so exercised or redeemed at or prior to the closing of the transaction by which the Change in Control occurs. The Board shall not be obligated to treat all Awards, even those that are of the same type, in the same manner.

Article 14.	Amendment, Modification and Termination

14.1      Amendment, Modification and Termination. The Board may, at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part.

14.2      Awards Previously Granted. No termination, amendment or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan without the written consent of the Participant holding such Award, unless such termination, modification or amendment is required by applicable law and except as otherwise provided herein.

Article 15.	Withholding

15.1      Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount (including any Shares withheld as provided below) sufficient to satisfy Federal, state and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to an Award made under the Plan.

15.2      Share Withholding. With respect to tax withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising out of or as a result of Awards granted hereunder, subject to such restrictions as the Committee may prescribe, Participants may elect to satisfy the withholding requirement, in whole or in part, by tendering Shares held by the Participant or by having the Company withhold Shares having a Fair Market Value equal to the minimum statutory tax withholding requirements. All elections shall be irrevocable, made in writing and signed by the Participant.

Article 16.	Successors

All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise of all or substantially all of the business and/or assets of the Company.

Article 17.	Legal Construction

17.1      Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular and the singular shall include the plural.

17.2      Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

17.3      Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

17.4      Governing Law. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with, and governed by, the laws of the State of Idaho without regard to any conflicts of law or choice of law rule or principle that might otherwise reference construction or interpretation of the Plan or any agreements hereunder to the substantive law of another jurisdiction.

17.5      Section 409A. No amendment to the Plan made pursuant to the amendments approved by the Board on March 17, 2005, July 20, 2006 or November 20, 2008 shall be applicable to an Award that is not subject to Section 409A of the Code to the extent such amendment would cause the Award to become subject to Section 409A of the Code. To the extent applicable to an Award that provides for the payment of deferred compensation subject to Section 409A of the Code, it is intended that the Plan will comply with Section 409A of the Code and any regulations and guidance issued thereunder, and the Plan shall be interpreted accordingly. To the extent an Award is subject to Section 409A of the Code and payment of deferred compensation pursuant to the Award is to be made because of the Participant’s termination of employment or termination of service as a Director, notwithstanding anything to the contrary contained in the Plan, the Participant’s Award Agreement or any other plan or agreement that governs payment of the Award, the Participant’s employment or service as a Director shall not be deemed to have terminated unless and until the Participant has experienced a Separation from Service. Notwithstanding anything contained herein or in any Award Agreement to the contrary, if it is determined that any amounts to be provided upon a Separation from Service constitute deferred compensation for purposes of Section 409A of the Code and the Participant is a “specified employee,” as determined under the Company’s policy for determining specified employees, on the date on which the Separation from Service occurs, no such amounts shall be provided before the date that is six months following the Participant’s Separation from Service unless the Participant dies during such six-month period, in which case payment may be made as soon as practicable (but not more than 60 days) after the Participant’s death. If the Participant’s Award Agreement (or any other plan or agreement that governs payment of the Award) provides for payment to occur as soon as practicable after an event, date or time period, and payment of the Award is to be made pursuant to that provision, in no event will the payment be made more than 60 days after such event, date or time period.

Adopted by the Board January 20, 2000
Approved by the Shareholders May 11, 2000
Amended by the Board January 18, 2001
Approved by the Shareholders May 17, 2001
Amended by the Board March 17, 2005
Approved by the Shareholders May 19, 2005
Amended by the Board July 20, 2006
Amended by the Board September 20, 2007
Amended by the Board November 20, 2008
Amended by the Board November 18, 2010
Approved by the Shareholders May 21, 20151

[1]	Subject to shareholder approval at the 2015 Annual Meeting

APPENDIX C

IDACORP, Inc.
EXECUTIVE INCENTIVE PLAN
(As Amended and Restated January 16, 2014)

1.	PURPOSE and TERM

The purpose of this IDACORP, Inc. Executive Incentive Plan (the “Plan”) is to reinforce goals for profitable growth and continuation of a sound overall financial condition of IDACORP, Inc. by providing incentive compensation opportunities to selected key employees. The Plan is designed to:

·	attract, retain and motivate key employees;

·	relate compensation to performance and financial results; and

·	provide a portion of compensation in a variable rather than a fixed form.

The Plan became effective on January 1, 2007. The Plan was amended by the Board on March 18, 2010 and approved by the shareholders of IDACORP, Inc. on May 20, 2010, effective for the Plan Year beginning January 1, 2011. The Plan shall remain in effect until terminated by the Board.

It is intended that compensation payable under the Plan will qualify as “performance-based compensation,” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, if the Company desires such qualification.

2.	DEFINITIONS

Whenever used in the Plan, the following terms shall have the meanings set forth below and, when such meaning is intended, the initial letter of the word is capitalized.

Award means, for a Plan Year, as to each Participant, an opportunity granted under the Plan with respect to such Plan Year for the Participant to earn an incentive payment under the Plan.

Base Salary means, for any Participant for a Plan Year, the aggregate actual dollar amount of fixed base compensation paid to such Participant during the Plan Year (or portion thereof, as applicable) for eligible service to the Company and its Subsidiaries, as determined in the Company’s discretion. For purposes of this Plan and for clarity, Base Salary shall exclude (a) all equity awards, performance-based compensation, bonuses, special awards, and benefits, (b) any amount paid to an Employee in connection with leave for military service or short-term disability, and (c) such other items as the Committee or CEO (as to non-Officers) shall determine in their discretion do not constitute Base Salary, but shall be calculated prior to any reductions for salary deferred pursuant to any deferred compensation plan or for contributions to a plan qualifying under Section 401(k) of the Code or contributions to a cafeteria plan under Section 125 of the Code.

Board means the Board of Directors of the Company.

Cause means:

(a)	if the Participant is party to an employment or change in control agreement that includes a definition of “Cause,” the term “Cause” as defined in such agreement or

(b)
if the Participant is not a party to an employment or change in control agreement that includes a definition of “Cause,” a Participant’s (i) willful and repeated refusal or failure to perform duties; (ii) willful or intentional act that has injured (or could reasonably be expected to injure) the reputation or business of the Company or a Subsidiary in any material respects; (iii) continued

or repeated absence, unless due to serious injury or illness; (iv) conviction of (or pleading nolo contendere to) a felony; (v) commission of an act of fraud, embezzlement, theft or gross misconduct against the Company or a Subsidiary, (vi) violation of a material policy of the Company or a Subsidiary or (vii) other action or inaction that the Company deems to constitute “Cause” for purposes of the Plan.

CEO means the Chief Executive Officer of the Company.

Change in Control means the earliest of the following to occur:

a)
any Person, excluding (i) the Company or any Subsidiary, (ii) a corporation or other entity owned, directly or indirectly, by the stockholders of the Company immediately prior to the transaction in substantially the same proportions as their ownership of stock of the Company, (iii) an employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary or (iv) an underwriter temporarily holding securities pursuant to an offering of such securities (“Change in Control Person”) is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 20% or more of the combined voting power of the then outstanding voting securities eligible to vote generally in the election of directors of the Company; provided, however, that no Change in Control will be deemed to have occurred as a result of a change in ownership percentage resulting solely from an acquisition of securities by the Company;

b)
consummation of a merger, consolidation, reorganization or share exchange, or sale of all or substantially all of the assets, of the Company or Idaho Power Company (a “Qualifying Transaction”), unless, immediately following such Qualifying Transaction, all of the following have occurred: (i) all or substantially all of the beneficial owners of the Company immediately prior to such Qualifying Transaction beneficially own in substantially the same proportions, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation or other entity resulting from such Qualifying Transaction (including, without limitation, a corporation or other entity which, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) (as the case may be, the “Successor Entity”), (ii) no Change in Control Person is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 20% or more of the combined voting power of the then outstanding voting securities eligible to vote generally in the election of directors of the Successor Entity and (iii) at least a majority of the members of the board of directors of the Successor Entity are Incumbent Directors;

c)	a complete liquidation or dissolution of the Company or Idaho Power Company or

d)
within a 24-month period, individuals who were directors of the Board immediately before such period (“Incumbent Directors”) cease to constitute at least a majority of the directors of the Board; provided, however, that any director who was not a director of the Board at the beginning of such period shall be deemed to be an Incumbent Director if the election or nomination for election of such director was approved by the vote of at least two-thirds of the directors of the Board then still in office (i) who were in office at the beginning of the 24-month period or (ii) whose election or nomination for election was so approved, in each case, unless such individual was elected or nominated as a result of an actual or threatened election contest or as a result of an actual or threatened solicitation of proxies or consents by or on behalf of any Change in Control Person other than the Board.

For avoidance of doubt, transactions for the purpose of dividing Idaho Power Company’s assets into separate distribution, transmission or generation entities or such other entities as the Company or Idaho Power Company may determine shall not constitute a Change in Control unless so determined by the Board.

Code means the Internal Revenue Code of 1986, as amended.

Committee means the Compensation Committee of the Board, whose members shall be outside directors as defined in Section 162(m) of the Code.

Company means IDACORP, Inc. and any successor thereto.

Coverage Period means the period commencing on the date of a Change in Control and ending on the last day of the calendar year in which the Change in Control occurs.

Covered Employee means at any date (i) any individual who, with respect to the previous tax year of the Company, was a “covered employee” of the Company for purposes of Section 162(m) of the Code; provided, however, that the term “Covered Employee” shall not include any such individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected not to be such a “covered employee” with respect to the current tax year of the Company and (ii) any individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected to be such a “covered employee” with respect to the current tax year of the Company or with respect to the tax year of the Company in which any applicable Award will be paid.

Disability means termination of a Participant’s employment with the Company and/or its Subsidiaries, as applicable, if the Participant is eligible to receive benefits under the Long-Term Disability Program maintained by the Company or its Subsidiaries.

Employee means an individual who is on the payroll of the Company or a Subsidiary, who is not covered by any collective bargaining agreement to which the Company or any of its Subsidiaries is a party and is classified in the payroll system as a regular, full-time, part-time or temporary employee.

Exchange Act means the Securities Exchange Act of 1934, as amended.

Officer shall have the meaning set forth in Rule 16a-1(f) under the Exchange Act, and shall also include such other vice presidents and other persons as shall be determined from time to time by the Committee or the Board to constitute officers of the Company or any Subsidiary for purposes of this Plan.

Participant means an Employee selected for participation in the Plan.

Performance Goals means for any Plan Year one or more objective performance goals selected and established by the Committee in accordance with the requirements of Section 6 of the Plan.

Person shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act.

Plan Year means the calendar year.

Pre-Change in Control Board means the Board, as composed prior to a Change in Control.

Retirement means a Participant’s termination from employment with the Company and/or its Subsidiaries, as applicable, if the date of termination occurs on or after attainment of any of the following: (a) age 55 with 10 years of service or (b) 30 years of service.

Subsidiary means
(a)
any corporation more than fifty (50%) percent of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by the Company or one or more of its Subsidiaries or by the Company and one or more of its Subsidiaries or

(b)
any partnership, limited liability company, association, joint venture or similar business organization more than fifty (50%) percent of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

Target Award Amount means the amount payable if target performance levels are achieved pursuant to the Plan.

3.	ADMINISTRATION

The Plan will be administered by the Committee, which is authorized to interpret the Plan, establish rules and regulations necessary to administer the Plan and take all other actions, not inconsistent with the terms of the Plan, that it determines are necessary or appropriate for the proper administration of the Plan; provided, however, that (a) the Committee will report on its actions to the Board and (b) all Awards made to Officers of the Company or any Subsidiary and all payments pursuant to Awards to such Officers shall be subject to Board approval to the extent provided in Section 7. For avoidance of doubt, as provided in Sections 6 and 7, the Committee shall establish Performance Goals and certify achievement of Performance Goals.

For all Awards and payments under the Plan made to Officers of the Company or any Subsidiary, the Committee shall make recommendations to the Board regarding the terms, conditions and amounts of Awards and any payments it determines should be made with respect to Awards.

For all Awards and payments under the Plan made to non-Officers, the CEO shall approve such Awards and payments pursuant to the Plan, and is authorized to take all actions necessary for the administration of such Awards and payments, including, but not limited to, determining the non-Officer Persons who are eligible to participate in the Plan.

All actions, determinations, interpretations and decisions made by the CEO, Committee and/or the Board regarding the Plan or its administration will be final, conclusive and binding upon all parties concerned; provided, that as between the CEO and the Board and Committee, the actions, determinations, interpretations, and decisions of the Board and Committee shall control over the actions, determinations, interpretations, and decisions of the CEO when in conflict. Neither the CEO nor any member of the Committee or the Board shall incur any liability by reason of any action or determination made with respect to the Plan.

4.	ELIGIBILITY AND PARTICIPATION

Each year, the Committee shall select the Officers of the Company and Subsidiaries, if any, who are eligible for participation in the Plan, and the CEO shall select the non-Officer Employees, if any, who are eligible for participation in the Plan.

An Employee who holds an eligible position on the first day of a Plan Year, or who is hired, transferred or promoted into an eligible position during the first two (2) months of a Plan Year, may participate in the Plan for that Plan Year only if selected for participation during the first ninety (90) days of the Plan Year. An Employee who is hired, transferred or promoted into an eligible position after the first two (2) months of the Plan Year may participate in the Plan for the Plan Year only if selected to participate within thirty (30) days after assuming an eligible position; provided, however, that in no event shall a person who is a Covered Employee be added to the Plan for any Plan Year after the close of the eighth month of the Plan Year. An Employee who is hired, transferred or promoted into an eligible position during a Plan Year and selected to participate in the Plan for that Plan Year shall receive a prorated target Award opportunity based on such Employee’s partial year of participation, unless the Board of CEO, as applicable, specifies a different methodology. No such proration shall be made with respect to a Covered Employee if it would not otherwise meet the requirements of Section 162(m) of the Code.

The Committee may grant Awards to Covered Employees not intended to qualify as “performance-based compensation,” within the meaning of Section 162(m) of the Code, and to the extent it does so, the provisions of the Plan relating to Covered Employees shall not apply to such Award.

Participation in the Plan during a particular Plan Year shall not entitle a Participant to participation in the Plan in future years.

5.	AWARD OPPORTUNITIES

For each Plan Year, the Committee shall establish a target Award opportunity for each Officer Participant, and the CEO shall establish a target Award opportunity for each non-Officer Participant. The target Award opportunity shall be a percentage of each Participant’s Base Salary or a specified dollar amount that may be earned upon achievement of prescribed Performance Goals.

In addition to the target Award opportunity, the Committee (as to Officer Participants) and the CEO (as to non-Officer Participants) may establish Award opportunity levels for achievement above or below the target levels.

Award opportunities need not be uniform among Participants.

In no event shall the maximum Award opportunity, or the actual Award paid, to any Covered Employee for any Plan Year exceed $2,000,000.

6.	ESTABLISHMENT OF PERFORMANCE GOALS

The Committee shall establish specific Performance Goals for such Plan Year, including target levels and, if the Committee so determines, one or more threshold, above target or other enhanced or reduced achievement levels associated with each Performance Goal, and the specific Performance Goals for a Covered Employee’s Award, including any threshold, above target or other enhanced or reduced achievement levels associated with a Performance Goal, shall be established by the Committee not later than a date that is within the first ninety (90) days of each Plan Year. The Committee shall also determine an objective formula or standard for computing the amount of compensation payable to the Participant if the Performance Goals are met. If the Committee adds a Participant who is a Covered Employee to the Plan for a Plan Year after initially establishing the Award opportunities and the Performance Goals for the Plan Year, the Committee shall establish the Performance Goals (if different from the Performance Goals established for other similarly situated Participants) applicable to the new Participant within thirty (30) days after adding the Participant to the Plan. The outcome must be substantially uncertain at the time the Committee establishes the Performance Goals for an Award granted to a Covered Employee.

The Performance Goals for a Plan Year shall be based upon one or more of the following measures: (a) earnings per share, (b) earnings per share growth, (c) adjusted earnings per share, (d) adjusted earnings, (e) adjusted earnings before interest and taxes, (f) earnings before interest, taxes, depreciation and amortization, (g) operating income, (h) gross income, (i) net income, (j) operating cash flow, (k) stock price, (l) O&M expense, (m) other O&M expense, (n) capital expenditures, (o) total shareholder return, (p) return on equity, (q) return on capital, (r) operating ratios, (s) profit returns and margins, (t) financial return ratios, (u) performance against budget, (v) cost recovery, (w) health and safety, as measured by, among other things, one or more of recordable case rate, severity rate and internal safety assessments, (x) customer satisfaction, as measured by, among other things, one or more of service cost, service levels, responsiveness, and survey results with respect to, among other things, power service, billing, customer service/relations, communications, rates and fees, transmission lines and corporate issues, (y) network reliability, as measured by, among other things, one or more of outage frequency, outage duration, frequency of service interruptions, average frequency of customer interruptions and average number of interruptions per customer, (z) environmental, including, among other things, one or more of improvement in, or attainment of, emissions levels, project completion milestones and prevention of environmental violations, (aa) strategic business objectives, consisting of one or more objectives based upon meeting specified cost targets, business expansion goals, accomplishment of mergers, acquisitions, dispositions or similar extraordinary business transactions or goals relating to capital raising and capital management and (bb) any combination of the foregoing. Performance Goals may be expressed on an absolute and/or on a relative basis, on a before- or after-tax basis, on a consolidated or subsidiary or business unit basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company and/or the past or current performance of other companies and may include or exclude any or all extraordinary, non-core, non-operating or non-recurring items, or such other items as the Committee may determine.

The Committee shall assign a percentage weight to each Performance Goal established by the Committee for each Plan Year, which shall aggregate to 100 percent. The Committee may assign different weights to Performance Goals for each Participant or for classes of Participants.

Under normal business conditions, the Committee shall not revise the Performance Goals or weightings after it has established them for a Plan Year. However, in the event of unusual conditions, the Committee may revise the Performance Goals to maintain as closely as possible the previously expected level of overall performance as is practicable. No adjustments to Award opportunities or Performance Goals shall be made with respect to a Covered Employee for a Plan Year if such adjustment would cause an Award that is intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder to fail to so qualify.

7.	DETERMINATION OF AWARDS AND PAYMENT

As soon as practicable after the end of each Plan Year, but in any event prior to payment, the Committee shall, except as otherwise provided in Section 9, certify in writing the performance achievement relative to the Performance Goals.

With respect to Participants who are Officers of the Company or a Subsidiary, the Committee shall approve and recommend Award payments for approval by the Board and the Board shall approve the Award payments; provided, however, for the avoidance of doubt, in no event shall the Committee or the Board approve an Award payment above the amount of compensation otherwise payable to a Covered Employee if the Performance Goals are met for the Plan Year. The Committee and the Board may, in their sole and absolute discretion, approve a reduction, including a reduction to zero, of an Award payment for any or all Officer Participants. An Award to an Officer shall be deemed earned only at such time as the Board has approved payment of the Award to the Participant.

With respect to Participants who are not Officers of the Company or a Subsidiary, the CEO shall approve Award payments to such non-Officers. The CEO may, in his or her sole and absolute discretion, approve a reduction, including a reduction to zero, of an Award payment for any or all non-Officer Participants. An Award shall be deemed earned only at such time as the CEO has approved payment of the Award to the Participant.

Unless the Committee shall determine otherwise at the time it establishes the Performance Goals for the Plan Year, no Awards shall be paid under the Plan if awards are not paid to employees under the IDACORP, Inc. Employee Incentive Plan for the same Plan Year or if net income is less than the cash dividend paid on IDACORP common stock for the same Plan Year.

Except as otherwise provided in Section 9 or Section 12, Awards shall be paid as promptly as practicable after the Board has approved the Award payments for Officers of the Company and any Subsidiary and the CEO has approved the Award payments for non-Officers; provided, however, that the payment date shall in all events be between January 1 and March 15 of the calendar year immediately following the Plan Year to which the Award relates. All Award payments shall be made in cash in a lump sum.

The Company or Subsidiary, as the case may be, shall deduct from all payments made under the Plan an amount necessary to satisfy federal, state and/or local tax withholding requirements.

In lieu of receiving a cash payment for an Award, Participants may elect to defer up to 50 percent of the amount of their Awards pursuant to the terms of the Idaho Power Company Executive Deferred Compensation Plan.

8.	EFFECT OF TERMINATION OF EMPLOYMENT

(a)
If a Participant’s employment is terminated for any reason other than Retirement, death or Disability, except as provided in Section 9 herein and unless otherwise determined by the Committee, (i) with respect to the Participant’s Award relating to the Plan Year in which the employment termination occurs, such Award will be cancelled and the Participant will not be eligible to receive a payment under the Plan with respect to that Plan Year and (ii) with respect to the Participant’s Award relating to the prior Plan Year (if such Award was either not yet approved or approved but not yet paid as of the date of employment termination), such Award will remain in effect, the amount payable to the Participant (if any) shall be determined in accordance with Section 7 hereof based on actual performance through the end of the prior Plan Year and any amount payable to the Participant shall be paid pursuant to Section 7 hereof at the same time such amount would have been paid had the Participant remained employed through the payment date.

(b)
Except as otherwise provided in Section 9 herein, if a Participant’s employment is terminated due to Retirement, death or Disability, (i) with respect to the Participant’s Award relating to the Plan Year in which the employment termination occurs, (A) such Award shall remain in effect, (B) the amount payable to the Participant (if any) shall be determined by multiplying (I) the amount that would have been paid if the Participant had remained employed through the payment date, determined in accordance with Section 7 hereof based on actual performance through the end of the Plan Year, by (II) a fraction, the numerator of which equals the number of days the employee worked in the Plan Year in which the termination of employment occurs and the denominator of which is 365 and (C) any amount payable to the Participant shall be paid pursuant to Section 7 hereof at the same time such amount(s) would have been paid had the Participant remained employed through the payment date and (ii) with respect to the Participant’s Award relating to the prior Plan Year (if such Award was either not yet approved or approved but not yet paid as of the date of employment termination), (A) such Award shall remain in effect, (B) the amount payable to the Participant (if any) shall be determined in accordance with Section 7 hereof based on actual performance through the end of the Plan Year to which the Award relates and (C) any amount payable to the Participant shall be paid pursuant to Section 7 hereof at the same time such amount would have been paid had the Participant remained employed through the payment date.

(c)	No Award shall be paid to a Participant whose employment is terminated for Cause.

(d)
For purposes of the Plan, (i) transfer of employment of a Participant between the Company and any one of its Subsidiaries (or between Subsidiaries) and transfer of employment to a Successor Entity or other successor of the Company or a Subsidiary shall not be deemed a termination of employment unless so determined by the Committee and (ii) if a Participant is employed by the Company and a Subsidiary or more than one Subsidiary, a Participant shall not be deemed to have terminated employment unless the Participant’s employment with each such entity terminates.

9.	CHANGE IN CONTROL

(a)
If a Change in Control involving a Successor Entity occurs, the Pre-Change in Control Board may require that the Successor Entity (i) assume or otherwise continue all or any part of the Awards that are outstanding at the time of the Change in Control or (ii) substitute outstanding Awards with awards that are no less favorable to Participants (as determined in the sole discretion of the Pre-Change in Control Board).

(b)
If a Successor Entity refuses to assume or continue such Awards or to provide substitute awards that are deemed acceptable by the Pre-Change in Control Board or if a Change in Control not involving a Successor Entity occurs and the Pre-Change in Control Board determines that the Change in Control would adversely affect outstanding Awards, the Pre-Change in Control Board, in its sole discretion, may (i) with respect to outstanding Awards that relate to the Plan Year in which the Change in Control occurs, deem all or a portion of the outstanding Awards vested (at target or another level determined by the Pre-Change in Control Board), (ii) with respect to outstanding Awards that relate to the prior Plan Year and that were either not yet approved or approved but not yet paid as of the date of the Change in Control, provide for the accelerated vesting of the outstanding Awards (at target or another level determined by the Pre-Change in Control Board) or (iii) take such other action with respect to outstanding Awards, which action need not be consistent among Participants, as it deems appropriate (including taking no action).

(c)
The Pre-Change in Control Board may make or cause to be made such changes to Performance Goals and other terms of Awards as it may deem appropriate to reflect or adjust for changes resulting from a Change in Control.

(d)
If a Participant’s employment is terminated for any reason other than Cause during the Coverage Period, (i) with respect to outstanding Awards that relate to the Plan Year in which the Change in Control occurs, the Participant shall be vested in either (A) a prorated Award determined by multiplying the Participant’s Target Award Amount (or another amount determined by the Pre-Change in Control Board) by a fraction, the numerator of which equals the number of days the Participant worked in the Plan Year in which the termination of employment occurs and the denominator of which is 365 or (B) if so determined by the Pre-Change in Control Board, a full Award in an amount determined by the Pre-Change in Control Board and (ii) with respect to outstanding Awards that relate to the prior Plan Year and that were either not yet approved or approved but not yet paid as of the date of the Change in Control, the Pre-Change in Control Board, in its sole discretion, may provide for the accelerated vesting of outstanding Awards (at target or another level determined by the Pre-Change in Control Board).

(e)
Any Award vested pursuant to this Section 9 shall be paid on the date selected by the Pre-Change in Control Board, provided that such date shall in no event be later than the earlier of (i) the date such payment would have been made in the ordinary course and (ii) 2½ months following the event triggering the payment (i.e., the Change in Control or termination of employment).

(f)
Notwithstanding anything to the contrary contained in the Plan, no payment or distribution under the Plan or pursuant to an Award that (i) is determined by the Company to be deferred compensation subject to Section 409A of the Code and (ii) would be distributed because of a Change in Control shall be so distributed because of the Change in Control pursuant to this Section 9 unless the distribution qualifies under Section 409A(a)(2)(A)(v) of the Code as a distribution upon a change in ownership or effective control or a change in the ownership of a substantial portion of assets or otherwise qualifies as a permissible distribution under Section 409A of the Code. To the extent an amount would have been distributed because of a Change in Control pursuant to this Section 9, but the distribution is prohibited by the prior sentence, the Award shall nevertheless vest pursuant to subsection (b) of this Section 9 as of the date of the Change in Control (except to the extent it would violate Section 409A of the Code), but distribution of such vested amounts shall not occur until the event or date distribution would have occurred absent the Change in Control.

10.	PLAN IS NOT A CONTRACT

No provision of the Plan nor any document describing the Plan or establishing rules or regulations regarding the Plan’s administration shall be deemed to confer on any Participant the right to continue in the Company’s or Subsidiary’s employ nor shall any such provision or document affect the right of the Company or any Subsidiary to terminate any Participant’s employment.

11.	AMENDMENT AND TERMINATION OF THE PLAN AND AWARDS

The Board reserves the right to amend, suspend or terminate the Plan and any Award under the Plan at any time in whole or in part, for any reason, and without the consent of any Participant or other person; provided, however, that, except as provided in Section 9, the Plan and any Award under the Plan may not be amended, suspended or terminated during the Coverage Period without the written consent of each Participant whose Award would be affected by the amendment.

12.	SECTION 409A

To the extent applicable to an Award that provides for the payment of deferred compensation subject to Section 409A of the Code, it is intended that the Plan will comply with Section 409A of the Code and any regulations and guidance issued thereunder, and the Plan shall be interpreted accordingly. To the extent an Award is subject to Section 409A of the Code and payment of deferred compensation pursuant to the Award is to be made because of the Participant’s termination of employment, notwithstanding anything to the contrary contained in the Plan, no payment shall be made due to Participant’s termination of employment unless and until Participant has experienced a separation from service, as that term is used in Section 409A(a)(2)(A)(i) of the Code (a “Separation from Service”) with the Company. Notwithstanding anything contained herein to the contrary, if it is determined that any payments to be made upon a Separation from Service constitute deferred compensation for purposes of Section 409A of the Code and the Participant is a “specified employee,” as determined under the Company’s policy for determining specified employees, on the date on which the Separation from Service occurs, no such payments shall be made before the date that is six months following the Participant’s Separation from Service unless the Participant dies during such six-month period, in which case payment may be made as soon as practicable (but not more than 60 days) after the Participant’s death.

13.	PLAN BINDING ON SUCCESSOR ENTITIES

All obligations of the Company or any Subsidiary under the Plan shall be binding on any successor to the Company or any Subsidiary, respectively, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, reorganization or other transaction involving all or substantially all of the business and/or assets of the Company or any Subsidiary. References to the Company or Subsidiary in the Plan shall be deemed to refer to the successors thereto, as applicable.

14.	MISCELLANEOUS

(a)
Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular and the singular shall include the plural.

(b)
Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(c)
Governing Law. To the extent not preempted by Federal law, the Plan shall be construed in accordance with, and governed by, the laws of the State of Idaho without regard to any conflicts of law or choice of law rule or principle that might otherwise reference construction or interpretation of the Plan to the substantive law of another jurisdiction.

(d)	Headings. The headings of sections are included solely for convenience of reference. If there is any conflict between such headings and the text of the Plan, the text shall control.

Annual Meeting of Shareholders of IDACORP, Inc.

Time:	May 21, 2015 / 10:00 a.m. Local Time
Place:	Idaho Power Company Corporate Headquarters, 1221 West Idaho Street, Boise, Idaho 83702

Please make your marks like this: [X]   Use dark black pencil or pen only.

The Board of Directors recommends a vote "FOR" each of the director nominees in Proposal 1 and "FOR" Proposals 2, 3, 4, and 5, all of which are proposals of IDACORP, Inc.

	FOR	WITHHOLD
1. Elect ten directors nominated by the board of directors for one-year terms

(1) Darrel T. Anderson
(2) Thomas Carlile
(3) Richard J. Dahl
(4) Ronald W. Jibson
(5) Judith A. Johansen
(6) Dennis L. Johnson
(7) J. LaMont Keen
(8) Christine King
(9) Richard J. Navarro
(10) Robert A. Tinstman
	[ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ]	[ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ]

	FOR	AGAINST	ABSTAIN

2. Advisory resolution to approve executive compensation
3. Re-approval of the IDACORP 2000 Long-Term Incentive and Compensation Plan for
    purposes of Internal Revenue Code Section 162(m)
4. Re-approval of the IDACORP Executive Incentive Plan for purposes of Internal
    Revenue Code Section 162(m)
5. Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2015
	[ ] [ ] [ ] [ ]	[ ] [ ] [ ] [ ]	[ ] [ ] [ ] [ ]

NOTE: Such other business as may properly come before the meeting and any adjournment or postponements thereof.

Authorized Signatures - This section must be completed for your instructions to be executed.

Please Sign Here	Please Date Above

Please Sign Here	Please Date Above

Client ID     Event ID Ballot     Control Nbr

+ Please separate carefully at the perforation and return just this portion in the envelope provided +

Annual Meeting of Shareholders of IDACORP, Inc.

Time:	May 21, 2015 / 10:00 a.m. Local Time
Place:	Idaho Power Company Corporate Headquarters, 1221 West Idaho Street, Boise, Idaho 83702

All votes by Internet or Telephone must be received by 5:00 pm, Eastern Daylight Saving Time, May 20, 2015.

 INTERNET    Go To:  www.proxypush.com/ida

1. Go to the URL shown above.
2. Have your Voting Instruction Form ready and follow the instructions posted on the website.

 TELEPHONE  Call 1-866-702-2221

1. Use any touch-tone telephone.
2. Have your Voting Instruction Form ready and follow the simple recorded instructions.

MAIL

1. Mark, sign and date your Voting Instruction Form.
2. Detach and return your Voting Instruction Form in the postage-paid envelope provided.

Shares AccountNumber	CONTROL NUMBER	Scan code for mobile voting

PROXY TABULATOR FOR P.O. BOX 8016 CARY, NC 27512-9903

Address1 Address2 Address3 Address4 Address5 Address6 Address7

Copyright ' 2015 Mediant Communications Inc. All Rights Reserved

Dear Shareholders of IDACORP, Inc.:	April 3, 2015

It is our pleasure to invite you to attend the upcoming 2015 Annual Meeting of Shareholders of IDACORP, Inc., to be held on May 21, 2015, at 10:00 a.m. local time, at the Idaho Power Company corporate headquarters building, 1221 West Idaho Street, Boise, Idaho. Your board of directors and management look forward to personally greeting those shareholders able to attend.

Information about the business of the meeting and nominees for election as members of the board of directors is set forth in the Notice of Meeting and the Proxy Statement. This year IDACORP, Inc. is asking you to elect ten directors nominated by the board of directors for one-year terms; to vote on an advisory resolution to approve executive compensation; to re-approve the IDACORP 2000 Long-Term Incentive and Compensation Plan for purposes of Internal Revenue Code Section 162(m); to re-approve the IDACORP Executive Incentive Plan for purposes of Internal Revenue Code Section 162(m); and to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2015.

YOUR VOTE IS IMPORTANT. YOU CAN BE SURE YOUR SHARES ARE REPRESENTED AT THE MEETING BY PROMPTLY RETURNING YOUR COMPLETED PROXY IN THE ENCLOSED ENVELOPE OR BY FOLLOWING THE INSTRUCTIONS ON THE REVERSE SIDE TO VOTE THROUGH THE INTERNET OR BY TELEPHONE. You may revoke your proxy prior to or at the meeting and may vote in person if you wish.

Robert A. Tinstman Chairman of the Board	Darrel T. Anderson President and Chief Executive Officer

IDACORP, Inc.

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS ON MAY 21, 2015
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Properly executed proxies will be voted as marked and, if not marked, proxies properly executed and received will be voted "FOR" proposal (1), to elect ten directors nominated by the board of directors for one-year terms; "FOR" proposal (2), an advisory resolution to approve executive compensation; "FOR" proposal (3), to re-approve the IDACORP 2000 Long-Term Incentive and Compensation Plan for purposes of Internal Revenue Code Section 162(m); "FOR" proposal (4), to re-approve the IDACORP Executive Incentive Plan for purposes of Internal Revenue Code Section 162(m); and "FOR" proposal (5), to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2015.

The undersigned hereby appoints Steven R. Keen and Patrick A. Harrington, and each of them, proxies with full power of substitution to vote for the undersigned at the Annual Meeting of Shareholders of IDACORP, Inc. and at any adjournment(s) thereof, on the matters set forth in the Proxy Statement and such other matters as may properly come before the meeting; and hereby directs that this proxy be voted in accordance with the instructions herein  and in the proxies' discretion on any other matters that may properly come before the meeting and at any adjournment or postponements thereof.

Please date, sign and promptly mail in the self-addressed return envelope, which requires no postage if mailed in the United States. Please so indicate following your signature if you are signing in a representative capacity. If shares are held jointly, both owners should sign.

You may also vote through the internet or by telephone by following the instructions on the reverse side.